As filed with the U.S. Securities and Exchange Commission on July 20, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HNO International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1000	20-2781289
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________

41558 Eastman Drive, Suite B
Murrieta, California 92562

(951) 305-8872

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880,

Reno, Nevada, 89501

(775) 322-0626

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With copies to:

Scott Doney, Esq.

The Doney Law Firm

3651 Lindell Rd. Ste. D121

Las Vegas, NV 89103

(702) 982-5686

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED July 20, 2026

HNO International, Inc.

Up to 32,570,000 Shares of Common Stock

This prospectus relates to the potential resale from time to time by Lambda Ventures LLC (“Lamba”) of up to 25,500,000 shares of our common stock, par value $0.001 per share, consisting of: (1) up to 25,000,000 shares (the “Purchase Shares”) that may be issued to Lambda Ventures from time to time pursuant to the Equity Purchase Agreement, dated as of April 27, 2026 (the “Purchase Agreement”), by and between the Company and Lambda Ventures; and (2) up to 500,000 shares (the “Initial Commitment Shares”) that may be issued to Lambda Ventures as payment of the facility fee under the Purchase Agreement.

Under the Purchase Agreement, we have the right, but not the obligation, to sell to Lambda Ventures up to $30,000,000 of our common stock over a period of up to 24 months commencing after the effectiveness of this registration statement and satisfaction of other conditions.

The Purchase Price per share for each Put is the lesser of (i) 80% of the lowest traded price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Put Date or (ii) 80% of the lowest traded price of the Common Stock on the Principal Market during the Valuation Period, subject to adjustments. The Valuation Period begins on the Put Date and continues through the date that is five (5) Trading Days immediately following the Clearing Date associated with the applicable Put Notice.

We are registering the resale of the Purchase Shares and the Initial Commitment Shares in accordance with our obligations under the Purchase Agreement. The Selling Stockholder, Lambda Ventures, is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We are also registering the resale by the Selling Stockholders (Jefferson Street Capital, LLC (“Jefferson” or “Jefferson Street”), Monroe Capital, LP (“Monroe” or “Monroe Capital”), and Lambda Ventures) of (i) up to 5,530,000 shares of our common stock issuable upon conversion of four unsecured convertible promissory notes with an aggregate principal amount of $327,500 issued in April and May of 2026 (each the “Jefferson Note,” the Monroe Note and the “Lambda Notes”) pursuant to four separate Securities Purchase Agreements (the “Note Shares”), and (ii) 1,540,000 shares of our common stock issuable upon exercise of common stock purchase warrants issued in connection with the same Securities Purchase Agreements (the “Warrant Shares”). The four notes consist of two $96,250 principal notes issued in April 2026 and two $67,500 principal notes issued on May 5, 2026. Each note bears 8% interest (guaranteed and earned in full upon issuance) and matures twelve months from its issue date. The notes are convertible into shares of common stock at the lesser of $0.25 per share or 60% of the lowest traded price during the twenty trading days preceding conversion (subject to standard anti-dilution adjustments). The warrants are exercisable for 385,000 shares each at an initial exercise price of $0.25 per share. All Note Shares and Warrant Shares were issued with registration rights.

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The Selling Stockholders may sell the Purchase Shares, the Initial Commitment Shares, the Note Shares, and the Warrant Shares at prevailing market prices or negotiated prices. We will bear registration costs.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the Selling Stockholders. However, we may receive up to $30 million in gross proceeds from sales of Purchase Shares to Lambda Ventures. The actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold. We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and other general corporate purposes. However, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. See “Use of Proceeds.”

Our Chairman and CEO, Donald Owens, owns all of the shares of our Series A Preferred Stock that gives him the rights to 55 votes per share of our Company as well as is ownership of a substantial percentage of our common stock. As a result, Mr. Owens has the ability to control the outcome of matters requiring stockholder approval, including the election of directors and significant corporate transactions, subject to our organizational documents and Nevada. This concentration of voting power may also discourage third parties from initiating potential merger, takeover, or change-of-control transactions that might otherwise be beneficial to our stockholders and could adversely affect the market price of our common stock

Our common stock is quoted on the OTCQB under the symbol “HNOI.” On July 17, 2026, the last reported sale price was $0.08 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus, and under similar headings in any amendment or supplement to this prospectus or in any other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated July 20, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus beginning on page 10, in our Annual Report on Form 10-K filed on February 6, 2026, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the financial statements and all other information incorporated by reference in this prospectus. When used in this prospectus, except where the context otherwise requires, the terms the “Company,” “we,” “us,” “our,” “HNO International,” or similar terms refer to HNO International, Inc., a Nevada corporation.

Company Overview

HNO International, Inc. is an advanced hydrogen technology company specializing in decentralized, zero-emission hydrogen energy solutions. The Company designs, manufactures, and operates intelligent modular systems that produce, store, and dispense hydrogen fuel on-site, eliminating the need for traditional centralized hydrogen supply chains. With more than 15 years of research and development focused on hydrogen electrolysis, HNO International has developed a vertically integrated platform that captures value across the entire hydrogen energy stack — from on-site production to high-pressure storage and fleet-scale refueling infrastructure.

The Company’s core product suite includes the HyGrid™ Intelligent Hydrogen Microgrid, the SHEP™ Scalable Hydrogen Energy Platform, and the CHRS™ Compact Hydrogen Refueling System. These proprietary technologies enable rapid deployment of self-contained hydrogen fueling stations that can be installed at industrial sites, trucking depots, ports, or remote locations. By generating hydrogen through electrolysis directly at the point of use, the systems provide operators with a reliable, cost-effective, and zero-tailpipe-emission fuel source for heavy-duty fuel cell electric vehicles, hydrogen-powered drones, and other clean-mobility applications. This decentralized model reduces transportation costs, improves supply reliability, and supports the global transition to sustainable energy infrastructure.

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HNO International is currently focused on the heavy-duty trucking and unmanned aerial vehicle (UAV) sectors, two of the fastest-growing addressable markets for hydrogen. The Company’s business model combines technology development with full-service project execution, including site construction, system installation, ongoing operations, and long-term hydrogen supply contracts. This integrated approach allows HNO International to generate recurring revenue through equipment sales, hydrogen sales, and infrastructure-as-a-service arrangements while positioning the Company as a key enabler of the emerging hydrogen economy.

Recent Developments

On March 10, 2026, the Company announced a multi-million-dollar hydrogen offtake agreement with a well-established trucking company based in Katy, Texas. Under the agreement, HNO International will supply hydrogen fuel on a long-term basis to support the customer’s fleet of heavy-duty fuel cell electric vehicles. To fulfill this contract, the Company plans to design, construct, and operate on-site hydrogen production and refueling infrastructure using its proprietary HyGrid™ and CHRS™ systems. This will include installation of electrolysis equipment for on-site hydrogen generation, high-pressure storage, and fleet-scale dispensing capabilities at the customer’s facility. The commercial offtake represents a significant validation of the Company’s vertically integrated model and is expected to generate recurring revenue from hydrogen sales and infrastructure services.

In addition, the Company entered into a Memorandum of Understanding with Cellen, a U.S.-based manufacturer of long-endurance hydrogen-powered drones. The MOU provides for the supply of hydrogen fuel for initial pilot programs and potential future commercial operations, further expanding the Company’s addressable market into the unmanned aerial vehicle sector.

Execution of these agreements will require substantial capital expenditures for equipment procurement, site preparation, system installation, and working capital to support scaled hydrogen production and operations. The Company intends to utilize proceeds from the $30 million equity line with Lambda Ventures LLC, together with other financing sources, to fund these deployments and support its broader commercialization efforts.

Risk Factors Summary

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and in the “Risk Factors” section beginning on page 10 of this prospectus before making an investment decision. The risks and uncertainties described in this summary and in the full “Risk Factors” section are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially adversely affect our business, financial condition, results of operations or cash flows. If any of these risks actually occurs, the trading price of our common stock could decline, and you could lose all or part of your investment.

Principal risks include, but are not limited to, the following:

  Limited Operating History and Early-Stage Business. Limited Operating History and Early-Stage Business. We have a limited operating history in the commercial hydrogen sector, which makes evaluating our business, operating results, and future prospects difficult. We have generated only nominal revenues to date.

  Going Concern Uncertainty and Need for Additional Capital. We have incurred significant losses and our independent auditor has expressed substantial doubt about our ability to continue as a going concern. We will require substantial additional financing to execute our business plan, and there is no assurance that such financing will be available on acceptable terms, or at all.

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  Market Acceptance and Commercialization Risks. Our hydrogen production, storage, and refueling technologies are in the early commercialization stage. There can be no assurance that our products or offtake agreements will generate meaningful revenue or that we will achieve broad market acceptance.

  Highly Competitive Industry with Established Competitors. The hydrogen energy and infrastructure sector is competitive. Many of our potential competitors have significantly greater financial, technical, marketing, and other resources, which may make it difficult for us to compete effectively.

  Dependence on Key Personnel. We rely heavily on our small management team, particularly our Chief Executive Officer, Donald Owens. The loss of any key personnel could disrupt operations and impair our ability to execute our business plan.

  Intellectual Property and Technology Risks. Our success depends on our ability to protect our proprietary hydrogen technologies. We may face intellectual property infringement claims or fail to adequately protect our patents and trade secrets.

  Regulatory and Environmental Compliance Risks. Our operations are subject to extensive federal, state, and local environmental, safety, and energy regulations. Changes in laws or failure to comply could result in significant costs or operational restrictions.

  Liquidity and Market Risks for Our Common Stock. Our common stock is quoted on the OTCQB and is subject to penny stock rules, which may limit liquidity, increase volatility, and make it difficult for stockholders to sell shares. The market price of our stock has been and may continue to be highly volatile.

  Dilution from Future Financings and Outstanding Securities. Future equity or convertible debt financings, exercises of warrants or options, or conversions of notes will dilute existing stockholders and may depress our stock price.

  No Dividends and Anti-Takeover Provisions. We do not anticipate paying dividends in the foreseeable future. Our governing documents and the existence of a super-voting preferred share held by our CEO may discourage takeover attempts or changes in management.

The Lambda Ventures Equity Line

On April 27, 2026, we entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Lambda Ventures LLC (a “Selling Stockholder”). Pursuant to the Purchase Agreement, we have the right, but not the obligation, to sell to Lambda Ventures LLC up to $30,000,000 of our common stock, par value $0.001 per share (“Common Stock”), from time to time during the Commitment Period (up to 24 months, subject to earlier termination), by delivering Put Notices. Each Put is subject to minimum and maximum amounts, pricing formulas, volume limitations, a Cooldown Period, and other conditions set forth in the Purchase Agreement.

In connection with the Purchase Agreement, we issued 500,000 Initial Commitment Shares to Lambda Ventures LLC as payment of the facility fee. These shares were earned in full on the Execution Date and are not contingent on any future draws or events.

This prospectus relates to the resale by Lambda Ventures LLC of up to 25,500,000 shares of our Common Stock, consisting of (i) the 500,000 Initial Commitment Shares and (ii) up to 25,000,000 Purchase Shares (also referred to as “Put Shares”) that we may elect to issue and sell to Lambda Ventures LLC pursuant to one or more Puts under the Purchase Agreement. The Purchase Price for any Put Shares is the lesser of (i) 80% of the lowest traded price on the Trading Day immediately preceding the Put Date or (ii) 80% of the lowest traded price during the applicable Valuation Period, subject to the terms, conditions, and limitations in the Purchase Agreement (including beneficial ownership limits). Lambda Ventures LLC may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, in connection with the resale of these shares.

We will not receive any proceeds from the resale of shares by Lambda Ventures LLC. We may, however, receive up to $30,000,000 in gross proceeds from the sale of Put Shares to Lambda Ventures LLC under the Purchase Agreement(less Clearing Costs and subject to the actual number of shares sold and market prices at the time of each Put). We intend to use any net proceeds for working capital and general corporate purposes. See “Use of Proceeds.”

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For a more detailed description of the Purchase Agreement, including pricing mechanics, conditions to Puts, Commitment Shares, and the related Registration Rights Agreement, see “Plan of Distribution” and the exhibits to the registration statement of which this prospectus is a part.

The Convertible Notes and Securities Purchase Agreements

We entered into four separate Securities Purchase Agreements with accredited investors. Two agreements were executed in April 2026 with Jefferson Street Capital, LLC (a New Jersey limited liability company) and Lambda Ventures, LLC (a Nevada limited liability company). The other two agreements were executed on May 5, 2026 with Monroe Street Capital Partners, LP (a Delaware limited partnership) and Lambda Ventures, LLC (a Nevada limited liability company). These agreements, executed in reliance on the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, provided for the issuance of unsecured convertible promissory notes together with common stock purchase warrants as additional consideration for working capital purposes.

The two April 2026 notes each have a principal amount of $96,250. The two May 5, 2026 notes each have a principal amount of $67,500. Each note bears 8% interest (guaranteed and earned in full upon issuance) and matures twelve months from its issue date. The notes are convertible into shares of the Company’s common stock at the lesser of $0.25 per share or 60% of the lowest traded price of the common stock during the twenty trading days preceding any conversion date (subject to standard anti-dilution adjustments). In connection with each note, the Company issued a warrant to purchase 385,000 shares of common stock at an initial exercise price of $0.25 per share. The agreements include customary covenants, most-favored-nation protections, piggy-back registration rights, and irrevocable transfer agent instructions.

Going Concern

Our financial statements included in this prospectus have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the year ended October 31, 2025, we incurred a net loss of $6,615,496 and used cash in operating activities of $960,488. As of April 30, 2026, we had an accumulated deficit of $52,633,084 and our working capital deficit was $2,613,968. Our existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and the classification of liabilities that might result from this uncertainty.

Corporate Information

We were originally incorporated in the State of Nevada on May 2, 2005. Since inception, the Company has operated under several names. The Company underwent a custodianship process, after which current management assumed control and the Company refocused its business on advanced hydrogen technology development and commercialization. Our principal executive office is located at 41558 Eastman Drive, Suite B, Murrieta, California 92562. Our telephone number is (951) 305-8872. Our Internet site is located at www.hnointernational.com. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

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Shares of common stock offered by the Selling Stockholders

Up to 32,570,000 shares of our common stock, par value $0.001 per share, consisting of:

  up to 25,000,000 shares (the “Purchase Shares”) that may be issued to Lambda Ventures from time to time pursuant to the Equity Purchase Agreement dated April 27, 2026;
  up to 500,000 shares (the “Initial Commitment Shares”) that may be issued to Lambda Ventures as payment of the facility fee under the Equity Purchase Agreement;

  up to 5,530,000 shares (the “Note Shares”) issuable upon conversion of four unsecured convertible promissory notes with an aggregate principal amount of $327,500 issued pursuant to Securities Purchase Agreements (the original two notes totaling $192,500 issued in April 2026 and the two new notes dated May 5, 2026, each for $67,500); and

  up to 1,540,000 shares (the “Warrant Shares”) issuable upon exercise of common stock purchase warrants issued in connection with the same Securities Purchase Agreements.

Shares of common stock outstanding immediately prior to this offering(1)	102,355,323 shares as of July 20, 2026.
Terms of the offering	The Selling Stockholders will determine when and how they will dispose of any shares of our common stock that are registered under this prospectus for resale. See “Plan of Distribution.”
Use of proceeds

We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholders. However, we may receive up to an aggregate of $30 million in gross proceeds from the sale of our common stock to Lambda Ventures LLC pursuant to the Purchase Agreement. The actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold. We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and other general corporate purposes. However, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. See “Use of Proceeds.”

Risk factors

Investing in our securities involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 of this prospectus, and in the documents incorporated herein by reference.

Market symbol	Our shares of common stock are quoted on the OTCQB under the symbol “HNOI.”

(1)	The number of shares of common stock outstanding immediately prior to this offering is based on 102,355,323 shares outstanding as of July 20, 2026, and excludes:

▪	5,000,000 shares of Series A Preferred Stock (which has super-voting rights);
▪	up to 5,530,000 shares of common stock issuable upon conversion of the four unsecured convertible promissory notes described above; and
▪	up to 1,540,000 shares of common stock issuable upon exercise of the warrants described above.

See “Description of Capital Stock,” “Dilution,” and the notes to our financial statements for additional details regarding our outstanding securities, potential dilution, and capital structure.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

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Risks Related to Our Financial Condition

We have substantial doubt about our ability to continue as a going concern.

We have incurred significant operating losses since inception and have an accumulated deficit. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern for at least the next twelve months. We have limited revenue, negative cash flow from operations, and an excess of liabilities over assets. Our continued existence is dependent upon our ability to raise additional capital, generate meaningful revenue from hydrogen sales and infrastructure projects, and achieve profitable operations. If we are unable to continue as a going concern, we may be forced to significantly curtail or cease operations, and investors could lose all or a substantial portion of their investment.

We have a limited operating history commercializing hydrogen production, storage, and refueling technologies.

We have a limited operating history in the commercial hydrogen sector and are still in the early stages of commercializing our proprietary technologies. Although we have developed the HyGrid™ Intelligent Hydrogen Microgrid, SHEP™ Scalable Hydrogen Energy Platform, and CHRS™ Compact Hydrogen Refueling System over more than 15 years of research and development, we have only recently begun to execute commercial contracts, including our multi-million-dollar hydrogen offtake agreement with a trucking company in Katy, Texas, and our Memorandum of Understanding with Cellen for hydrogen-powered drone applications. These agreements have not yet generated material revenue, and there can be no assurance that they will be successfully implemented or that we will secure additional offtake contracts on acceptable terms.

We will likely continue to incur operating expenses that significantly exceed revenues for the foreseeable future. Our historical financial results reflect net losses of approximately $6.6 million for the year ended October 31, 2025 and $3.3 million for the year ended October 31, 2024. These results may not be indicative of future performance. There can be no assurance that we will successfully implement our business plan, achieve meaningful revenue from hydrogen sales or infrastructure services, scale our manufacturing and deployment capabilities, or ever operate profitably.

Our ability to generate revenue and achieve profitability depends on numerous factors, many of which are outside our control, including successful deployment and operation of our hydrogen production and refueling systems, customer adoption of fuel-cell technology in heavy-duty trucking and drone markets, regulatory approvals, supply-chain execution, and our ability to secure and retain long-term offtake agreements. Failure to overcome these early-stage challenges could materially and adversely affect our business, financial condition, results of operations, and prospects, and could cause the price of our common stock to decline significantly.

We will require substantial additional capital to fund our operations and commercialization plans, and we may not be able to obtain it on acceptable terms, or at all.

We will need significant additional capital to execute our business plan, including the construction and deployment of on-site hydrogen production and refueling infrastructure required under our offtake agreement with the Katy, Texas trucking company, the Cellen drone pilot program, and future commercial projects. Our primary near-term source of funding is the $30 million Equity Purchase Agreement with Lambda Ventures LLC, which is discretionary and subject to numerous conditions, volume limitations, and market-price-based pricing mechanics. We also have four outstanding convertible notes with an aggregate principal of $327,500 that are convertible at a 60% discount to the lowest traded price. There is no assurance that we will be able to draw the full amount under the equity line, satisfy all conditions to future Puts, or raise additional capital through other equity, debt, government grants, or strategic partnerships on favorable terms, or at all.

Raising funds in the current economic and market environment, particularly as a smaller reporting company, presents additional challenges. Our common stock is subject to penny-stock rules, which can limit liquidity and deter potential investors. Access to capital depends on factors largely outside our control, including general market conditions, the market’s perception of our financial condition and future prospects, and investor or lender reluctance to finance early-stage hydrogen infrastructure projects that involve environmental permitting and regulatory oversight. Global or regional economic uncertainty, changes in federal or state energy and environmental regulations, or negative perceptions of the hydrogen sector could make financing more difficult or expensive.

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If we are unable to obtain sufficient capital when needed, we may be forced to delay, scale back, or terminate our product development efforts, infrastructure deployments, or other operations. Any such delay or curtailment could materially and adversely affect our business, financial condition, results of operations, and prospects, and could cause the price of our common stock to decline significantly.

Any indebtedness reduces cash available for operations and may expose us to the risk of default under debt obligations that we may incur in the future.

We currently have outstanding indebtedness consisting of four unsecured convertible promissory notes with an aggregate principal amount of $327,500 and multiple promissory notes payable to HNO Green Fuels, Inc. (a related party) with an aggregate principal amount of $1,375,000. In addition, we have related party advances totaling $1,288,385. Given our very limited cash resources ($145,670 as of April 30, 2026), history of significant operating losses, substantial accumulated deficit of $52,633,084, and ongoing working capital deficiency, payments of principal, interest, and any prepayment premiums on this indebtedness, or on any additional indebtedness we may incur in the future, may leave us with insufficient cash resources to fund our operations, execute our business plan, deploy hydrogen production and refueling infrastructure, or meet our working capital needs.

▪	Our cash flow may be insufficient to meet required principal and interest payments when due;
▪	We may be unable to borrow additional funds as needed or on favorable terms, or at all;
▪	We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our existing notes;
▪	We may be required to repay the notes at a premium (up to 140% of the outstanding principal upon certain prepayments or defaults);
▪	Default under either note could trigger acceleration of repayment at 150% of the outstanding principal amount plus accrued interest and could result in cross-default on other obligations; and
▪	Conversion of the notes at a substantial discount to market price (60% of the lowest traded price) could result in significant dilution to existing stockholders.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Operating as a public company is expensive and diverts limited resources from our hydrogen commercialization efforts.

We incur significant costs associated with operating as a public company, including legal, accounting, audit, investor relations, transfer agent, EDGAR filing, XBRL tagging, and other compliance expenses. These costs are materially higher than those of a private company and are expected to increase as we continue to grow and comply with SEC reporting and disclosure obligations. Given our very limited cash resources, history of operating losses, and ongoing working capital deficiency, these public-company expenses reduce the funds available to develop and deploy our hydrogen production and refueling infrastructure, fulfill customer offtake agreements, and advance our commercialization plans.

We may also need to hire additional personnel or engage outside professionals to ensure timely and accurate SEC filings and compliance with applicable securities laws. Failure to comply with reporting requirements or other provisions of the federal securities laws could result in regulatory sanctions, delisting risks on the OTCQB, or other penalties that would further harm our business. Any of these outcomes could materially and adversely affect our results of operations, cash flow, liquidity, financial condition, and stock price.

Risks Related to Our Business and Operations

We have generated only minimal revenue to date, all of which comes from non-core activities, while our primary vertically integrated hydrogen business has not yet commenced commercial operations.

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To date, we have generated only minimal revenue. For the fiscal year ended October 31, 2025, we reported total revenue of approximately $65,561, and we generated $33,821 revenue for the most recent quarter ended April 30, 2026. This limited revenue has been derived primarily from small ancillary services and consulting-type activities rather than from our core business of on-site green hydrogen production and refueling infrastructure.

Our business model is built on developing and operating Hydrogen Farm facilities and fulfilling long-term offtake agreements (including the multi-million-dollar agreement with the trucking company in Katy, Texas) to generate recurring revenue from hydrogen sales. We have not yet begun commercial production or delivery of hydrogen at scale, and our flagship Katy, Texas project remains non-operational. There can be no assurance that we will successfully transition from this minimal-revenue stage to meaningful commercial operations or that we will ever generate significant revenue from our intended business model.

If we are unable to successfully develop and operate our planned hydrogen production and refueling facilities, we will continue to incur substantial operating losses, our liquidity will remain severely constrained, and we may be unable to continue as a going concern. This risk is heightened by our limited operating history, small team, and ongoing capital requirements.

Reliance on a limited number of customers and contractual arrangements could materially harm our business.

We currently have only one material commercial offtake agreement (the multi-million-dollar hydrogen supply agreement with the trucking company in Katy, Texas) and one non-binding Memorandum of Understanding with Cellen for hydrogen-powered drones. A substantial portion of our expected near-term revenue depends on these two relationships. If the Katy offtake agreement is terminated, delayed, scaled back, or not renewed, or if the Cellen MOU never converts into a binding contract and additional offtake agreements are not secured, our revenue and cash flow would be significantly reduced or delayed. Because our business model is built on long-term, high-volume hydrogen sales, the loss of any major customer or failure to expand our customer base could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our products and services face intense competition.

The markets for green hydrogen production, storage, and refueling infrastructure, including PEM electrolyzers, fuel cells, and on-site hydrogen solutions, are intensely competitive and rapidly evolving. We compete with large multinational energy companies, established electrolyzer and fuel-cell manufacturers, traditional hydrogen suppliers (including those using steam methane reforming), battery-electric technology providers for heavy-duty trucking, and newer entrants developing alternative clean-fuel solutions. Many of our current and potential competitors have substantially greater financial, technical, manufacturing, marketing, and distribution resources, larger customer bases, greater name recognition, and more established relationships with trucking fleets, drone operators, and government entities than we do.

These competitors may be able to develop and commercialize competing technologies more quickly, achieve greater scale and cost efficiencies, adapt faster to regulatory changes or market demands, or offer lower-priced hydrogen or infrastructure solutions. Rapid technological advances in electrolyzer efficiency, battery-electric alternatives for heavy-duty trucking, or other zero-emission fuels could render our decentralized HyGrid™, SHEP™, and CHRS™ systems less competitive or obsolete. Although we believe our vertically integrated, on-site production and refueling model currently offers productivity advantages for certain customers, changes in customer preferences, marketplace dynamics, or government policies (including alternative energy tax credits) could favor competing technologies.

If we are unable to differentiate our solutions, maintain a sustainable technological or cost advantage, or successfully develop future products that compete effectively on price, reliability, and longevity, we may not be able to win new offtake agreements, fulfill existing commitments (including the multi-million-dollar agreement with the trucking company in Katy, Texas), or sustain revenue growth. Any of these developments could have a material adverse effect on our business, results of operations, financial condition, and prospects.

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We may not be able to meet our performance targets and milestones.

From time to time, we may communicate to the public certain targets and milestones regarding commercial deployments, hydrogen production volumes, revenue from offtake agreements, infrastructure build-out timelines, or other operating and financial objectives. These statements are intended only as general metrics for evaluating our progress and should not be understood as predictions or guidance about our expected performance. Our ability to achieve any stated target or milestone is subject to numerous risks and uncertainties, many of which are outside our control. These include successful execution of hydrogen infrastructure projects (including the multi-million-dollar offtake agreement with the trucking company in Katy, Texas), timely receipt and deployment of specialized equipment, obtaining necessary permits and regulatory approvals, customer acceptance and continued demand for our systems, securing and fulfilling additional offtake contracts, maintaining stable supply chains, and our ability to raise sufficient capital to fund these initiatives.

Failure to meet publicly announced targets or milestones could damage investor confidence, result in negative publicity, and cause our stock price to decline significantly. There can be no assurance that we will successfully achieve any of the targets or milestones we may announce in the future.

We may be unable to successfully execute and operate our hydrogen production and refueling infrastructure projects.

As part of our vertical integration strategy, we plan to develop and operate on-site green hydrogen production facilities and refueling stations to fulfill customer offtake agreements, including our multi-million-dollar hydrogen supply agreement with the trucking company in Katy, Texas, and our MOU with Cellen for hydrogen-powered drones.

These projects are complex, capital-intensive, and subject to significant risks outside our control, including delays in equipment procurement and delivery, construction cost overruns, permitting and regulatory hurdles, technical challenges with electrolysis and high-pressure storage systems, and supply-chain disruptions. For example, our first Hydrogen Farm in Katy, Texas was originally scheduled to become fully operational in April 2025; however, as of the quarter ended April 30, 2026, the landlord had not yet completed the required construction and build-out of the facility. As a result, we have not taken possession of the site, the lease has not commenced, and the facility is not yet producing hydrogen.

These projects may therefore cost more and take significantly longer to complete and become operational than we expect. Failure to successfully complete and operate these facilities on budget and on schedule could delay revenue generation, damage customer relationships, impair our ability to meet contractual obligations under offtake agreements, and materially and adversely affect our business, financial condition, results of operations, and prospects. Given our limited operating history, small team, and ongoing capital constraints, these risks are heightened.

Dependence on key suppliers and domestic content requirements could adversely affect our business.

We rely on third-party suppliers for critical components used in our green hydrogen products and infrastructure projects, including electrolyzers, high-pressure storage systems, compressors, membranes, and refueling equipment. Many of these components are sole-sourced or involve proprietary technology or manufacturing processes, which limits our ability to obtain comparable substitutes on a timely or cost-effective basis. Although we are developing an in-house manufacturing line for our 1.25 MW electrolyzers and advancing the CHRS™ Compact Hydrogen Refueling System and SHEP™ Scalable Hydrogen Energy Platform, we remain dependent on external suppliers for key inputs during this scale-up phase.

If any of our suppliers fail to deliver components on time, meet our quality, quantity, or cost requirements, or cease supplying us altogether, we could experience manufacturing delays, increased production costs, or the inability to complete and deploy our Hydrogen Farm projects and fulfill customer offtake agreements (including the multi-million-dollar agreement with the trucking company in Katy, Texas). In addition, we are increasingly subject to domestic content sourcing requirements and Buy America preferences under certain U.S. federal infrastructure funding programs and grants that may support hydrogen projects. Our inability to satisfy these requirements could disqualify us from federal funding opportunities or certain customer contracts and materially limit our ability to compete for projects that rely on such funding.

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Any resulting delays or cost increases could prevent us from delivering products and services within required timeframes, trigger penalties or contract cancellations, damage customer relationships, and have a material adverse effect on our business, results of operations, financial condition, and prospects. Given our limited operating history and capital constraints, these supply-chain risks are heightened.

Our future growth may be limited.

Our ability to achieve our expansion objectives and to manage growth effectively depends on numerous factors, many of which are outside our control. These include our ability to successfully deploy and operate our HyGrid™, SHEP™, and CHRS™ hydrogen systems at customer sites, secure and fulfill additional long-term offtake agreements, attract and retain qualified technical, engineering, and project-management personnel, protect and enforce our intellectual property, and obtain sufficient capital to fund equipment purchases, site construction, and working capital requirements.

Because our business is capital-intensive and involves complex infrastructure deployments, rapid growth could strain our limited personnel, operational systems, supply chain, and financial resources. There can be no assurance that our current personnel, systems, procedures, and controls will be adequate to support our planned expansion or that we will be able to scale operations successfully. If we are unable to manage growth effectively, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

Our results of operations are highly susceptible to unfavorable economic conditions.

We are exposed to risks associated with weak or uncertain regional or global economic conditions, disruptions in the financial markets, wars and conflicts, inflation, rising interest rates, or supply-chain volatility. These factors can materially affect demand for hydrogen fuel and refueling infrastructure in our primary target markets (heavy-duty trucking and hydrogen-powered drones). Customers may delay or cancel fleet electrification plans, reduce capital spending on new fueling stations, or postpone offtake agreements if financing becomes more expensive or unavailable.

Because our business model is capital-intensive and depends on long-term infrastructure deployments and recurring hydrogen sales, an economic downturn could delay project timelines, increase our cost of capital, or force us to scale back planned deployments. Unexpected revenue shortfalls could also create misalignments between our fixed operating costs and actual cash inflows, further pressuring our liquidity and operating margins. If general economic conditions or market disruptions adversely affect customer spending or our ability to secure project financing, our revenue, cash flow, and overall financial performance could be materially and adversely affected.

We may not be successful in our potential business combinations.

We may, in the future, pursue acquisitions of complementary businesses, technologies, or strategic alliances and joint ventures to accelerate our hydrogen infrastructure growth or expand our geographic presence. We have limited experience in acquiring companies or integrating acquired operations. Any such transaction could involve significant risks, including the inability to successfully integrate acquired technologies or personnel, assumption of unknown or contingent liabilities, diversion of management attention, substantial transaction costs, and potential dilution to our stockholders if equity is used as consideration.

Future acquisitions or alliances could also result in large and immediate write-offs, increased debt, or other adverse effects on our operating results. If we are unable to identify, complete, or successfully integrate potential acquisitions or strategic partnerships, our growth plans, competitive position, and overall business prospects could be materially and adversely affected.

We are subject to extensive and evolving federal, state, and local laws and regulations that could materially adversely affect our business, financial condition, and prospects.

Our green hydrogen production, storage, refueling infrastructure, and related offtake activities are subject to a complex and rapidly evolving framework of federal, state, and local laws and regulations governing environmental protection, safety, permitting, tax incentives, and fuel standards. These include, among others:

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  Federal regulations: The Inflation Reduction Act’s Section 45V Clean Hydrogen Production Tax Credit (up to $3 per kilogram), which is critical to project economics. Qualifying for the full credit requires strict compliance with lifecycle greenhouse gas emissions standards (measured well-to-gate using the 45VH2-GREET model) and the “three pillars” for electrolytic hydrogen, incrementality, deliverability, and temporal matching (with hourly matching required beginning in 2030, subject to transition relief). Projects must also begin construction by January 1, 2028, and satisfy prevailing wage and apprenticeship requirements to receive the enhanced credit multiplier. Non-compliance or changes in guidance could materially reduce or eliminate the tax credit value, rendering projects uneconomic.

  Safety and infrastructure regulations: Pipeline and Hazardous Materials Safety Administration (PHMSA) rules, National Fire Protection Association (NFPA) 2 Hydrogen Technologies Code (incorporated by reference), Occupational Safety and Health Administration (OSHA) standards, and Environmental Protection Agency (EPA) requirements for water use, wastewater discharge, and air emissions from electrolysis. High-pressure hydrogen storage and dispensing systems require rigorous permitting, inspections, and ongoing compliance.

  State and local regulations: In California (our contracted Lancaster site), the California Air Resources Board’s Low Carbon Fuel Standard (LCFS) imposes strict carbon intensity (CI) thresholds and renewable content requirements for hydrogen to generate LCFS credits. In Texas (our flagship Katy Hydrogen Farm), we are subject to Texas Commission on Environmental Quality (TCEQ), Railroad Commission (RRC), and local fire marshal/building code requirements. Cities and counties exercise broad discretion over zoning, fire safety, and land-use approvals for hydrogen facilities.

We have no material regulatory violations to date and are working to maintain compliance. However, obtaining and maintaining the necessary permits, certifications, and tax credit eligibility is complex, time-consuming, and costly. Delays or denials in permitting (as experienced with the Katy facility build-out), changes in laws or interpretations (including potential modifications to 45V or LCFS rules), failure to meet the three pillars or prevailing wage requirements, or new safety/environmental standards could significantly increase costs, delay or prevent project deployment, reduce or eliminate expected revenues and tax credits, impair our ability to fulfill offtake agreements (including the multi-million-dollar Katy trucking agreement), and materially adversely affect our business, results of operations, financial condition, and prospects. Given our limited operating history and resources, these regulatory risks are particularly acute.

We have identified material weaknesses in our internal control over financial reporting, which could adversely affect our ability to report financial results accurately and timely.

On September 12, 2025, our Board of Directors, after consultation with management, determined that our previously issued financial statements for the fiscal year ended October 31, 2024 and the interim periods ended January 31, 2025 and April 30, 2025 should no longer be relied upon. These errors related to the valuation of service stock issuances and the related stock-based compensation expense. The corrections resulted in material increases to reported expenses ($1,108,368 for the fiscal year ended October 31, 2024 and approximately $4,827,055 cumulatively through the quarter ended January 31, 2025) with corresponding adjustments to additional paid-in capital and accumulated deficit. We have filed amendments to the affected reports to correct these errors and update related disclosures.

As a small public company with limited financial and administrative resources, we face significant challenges in establishing, maintaining, and continuously improving effective internal control over financial reporting. Effective internal controls are necessary for us to produce reliable financial statements, prevent and detect fraud, and comply with SEC reporting requirements. We have identified material weaknesses in our internal control over financial reporting, and additional deficiencies may be identified in the future. If we are unable to remediate these material weaknesses and maintain adequate internal controls, we may not be able to produce reliable financial reports on a timely basis. This could result in delayed or inaccurate SEC filings, regulatory investigations or sanctions, loss of investor confidence, damage to our reputation, and a material decline in our stock price. In addition, ineffective internal controls could impair our ability to raise additional capital on acceptable terms (or at all) and could have a material adverse effect on our business, financial condition, results of operations, and liquidity.

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Risks related to Our Management and Control Persons

We depend on our senior management and other key personnel, and the loss of any of them could impair our ability to execute our strategy.

Our future performance depends substantially on the continued service and coordination of our senior management team, particularly our Chief Executive Officer, Donald Owens, and a small number of other technical, engineering, and project-management employees. Mr. Owens also controls the company through his ownership of all outstanding Series A Preferred Stock, which carries significant voting power. We do not maintain key-person life insurance on any of our executives. The loss of any member of senior management or other key employees could delay or prevent the successful development and commercialization of our products and infrastructure projects, impair our ability to secure and fulfill offtake agreements, and make it more difficult to attract and retain additional qualified personnel. Competition for qualified talent in the hydrogen and clean-energy industry is intense. If we are unable to attract, retain, and motivate necessary personnel, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

Concentration of voting control by our Chairman and Chief Executive Officer limits the influence of other stockholders.

Our Chairman and Chief Executive Officer, Donald Owens, owns all of the issued and outstanding shares of our Series A Preferred Stock, each of which entitles the holder to 55 votes per share. In addition, Mr. Owens beneficially owns a substantial percentage of our common stock. As a result, Mr. Owens controls a majority of the voting power of our Company and can determine the outcome of virtually all matters submitted to a stockholder vote, including the election of directors, approval of mergers, acquisitions or other significant transactions, the issuance of additional shares, executive compensation, and the direction of our business and affairs.

This concentration of voting power may have the effect of delaying, deferring, or preventing a change in control of the Company that might otherwise be beneficial to our common stockholders. The interests of Mr. Owens may not always coincide with the interests of our other stockholders, and he may take actions that are not in the best interests of minority stockholders. This structure could also adversely affect the market price of our common stock by discouraging potential acquisition proposals or by making it more difficult for minority stockholders to influence corporate decisions.

Transactions with related parties may create conflicts of interest.

We have entered into, and expect to continue to enter into, transactions with related parties, including promissory notes payable to HNO Green Fuels, Inc. (an entity affiliated with our management) and advances from our Chief Executive Officer, Donald Owens. Because Mr. Owens controls a majority of the voting power of the Company, he can approve these and future related-party transactions without the approval of other stockholders. These transactions may present actual or perceived conflicts of interest between the interests of Mr. Owens or other related parties and the interests of our minority stockholders. There can be no assurance that any such transactions are, or will be, on terms as favorable to the Company as those that could have been obtained from unaffiliated third parties. Any future related-party transactions could result in decisions that are not in the best interests of all stockholders and could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Public company compliance requirements may make it more difficult and expensive for us to attract and retain qualified officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have significantly increased the scope, complexity, and cost of corporate governance, financial reporting, and compliance obligations for public companies. These requirements have raised our legal, accounting, and administrative expenses and have made certain activities more time-consuming. As a small public company with limited financial and administrative resources, these ongoing compliance burdens are particularly challenging.

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In addition, these rules may make it more difficult and expensive for us to obtain adequate director and officer liability insurance. We may be required to accept reduced policy limits and coverage or incur substantially higher premiums to maintain the same or similar coverage. As a result, it may become more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. This could adversely affect our business, financial condition, results of operations, and prospects.

Risks related to Intellectual Property

Our intellectual property rights are limited and uncertain, which could allow competitors to replicate our technology and erode our competitive advantage.

We have developed proprietary technologies over more than 15 years of R&D, including the HyGrid™ Intelligent Hydrogen Microgrid, SHEP™ Scalable Hydrogen Energy Platform, and CHRS™ Compact Hydrogen Refueling System. However, our current patent portfolio is limited. In March 2025, we mutually terminated a Patent Purchase Agreement with our Chairman and Chief Executive Officer, Donald Owens (a former patent attorney), under which we had acquired certain patents in exchange for Series A Preferred Stock. Those patents were returned to Mr. Owens personally, and the related preferred shares were canceled. We also terminated a SAFE agreement tied to the CHRS prototype and wrote off the associated intangible asset. As a result, we do not currently own a material portfolio of issued patents.

We rely primarily on trade secrets, know-how, confidentiality agreements, and common-law trademark rights to protect our innovations. There can be no assurance that these measures will be sufficient to prevent unauthorized use or disclosure of our technology. Competitors or third parties may independently develop similar or superior technologies, reverse-engineer our systems, or circumvent our protections.

We may face intellectual property infringement claims that could be costly and disruptive to our business.

Third parties, including competitors, may claim that our products, systems, or processes infringe their patents, trade secrets, or other intellectual property rights. Because the hydrogen and clean-energy technology space is rapidly evolving and heavily patented, the risk of such claims is heightened. Any litigation or administrative proceedings to defend against these claims could be expensive, time-consuming, and divert management attention. An unfavorable outcome could require us to pay substantial damages, cease using or selling our technology, obtain costly licenses (which may not be available on acceptable terms), or redesign our products. Any of these results could materially and adversely affect our business, financial condition, results of operations, and prospects.

Failure to adequately protect or enforce our intellectual property could harm our competitive position and future growth.

Because we have limited patent protection, our ability to maintain a competitive advantage depends heavily on keeping our trade secrets and know-how confidential. Confidentiality agreements with employees, consultants, and third parties may not prevent unauthorized disclosure or use of our proprietary information. If our trade secrets become known to competitors, or if we are unable to enforce our contractual rights, we could lose the benefits of our technological innovations. This would make it easier for competitors to offer similar on-site hydrogen solutions, potentially reducing demand for our HyGrid™, SHEP™, and CHRS™ systems and impairing our ability to fulfill offtake agreements or attract new customers.

In addition, the costs of obtaining, maintaining, and enforcing intellectual property rights (including potential litigation) are significant for a small company with limited resources. Any failure to protect or enforce our rights could materially and adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Our Securities

Future capital raises necessary to fund our operations will dilute existing stockholders, possibly substantially.

Our limited cash resources and ongoing operating losses require us to raise substantial additional capital to continue operations and execute our business plan. As of April 30, 2026, we had cash of only $145,670 and an accumulated deficit of $52,633,084. We will need to raise significant capital through sales of equity securities, which will dilute existing stockholders' ownership interests and may dilute the value of their investment.

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We expect to need substantially more capital to fund our operations and growth initiatives, including the development and deployment of our hydrogen production facilities. Such capital raises may occur at prices at or below the then-current market price of our common stock, resulting in substantial dilution to existing stockholders.

The amount of dilution will depend on several factors, including the amount of capital we need to raise, the timing of such capital raises, the market price of our common stock at the time of any financing, and the terms we are able to negotiate with investors. Given our financial condition and capital requirements, investors should expect significant dilution to their ownership percentage. There is no assurance that we will be able to raise capital on terms acceptable to us, or at all, and failure to obtain such capital would have a material adverse effect on our business and could force us to curtail or cease operations

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq, we expect our common stock to remain eligible for quotation on the OTCQB tier of OTC Markets, or on another over-the-counter quotation system. In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTCQB tier of OTC Markets. The OTCQB is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

▪	The potential effects of future health pandemics and related variants;
▪	The impact of conflict between the Russian Federation and Ukraine on our operations;
▪	Geo-political events, such as the crisis in Ukraine, government responses to such events and the related impact on the economy both nationally and internationally;
▪	Changes in our industry;
▪	Competitive pricing pressures;
▪	Our ability to obtain working capital financing;
▪	Additions or departures of key personnel;
▪	Sales of our common stock;
▪	Our ability to execute our business plan;
▪	Operating results that fall below expectations;
▪	Loss of any strategic relationship;
▪	Regulatory developments; and
▪	Economic and other external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Your percentage of ownership may become diluted if we issue new Common Stock or other securities, including shares that are eligible for exchange.

Our board of directors is authorized, without your approval, to cause us to issue additional Common Stock to raise capital through the issuance of Common Stock (including equity or debt securities convertible into Common Stock), and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our shareholders.

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We have the right to issue additional common stock and preferred stock without the consent of our stockholders, which would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

Our articles of incorporation authorize the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the board of directors. Our articles of incorporation have authorized the issuance of up 985,000,000 shares of common stock and up to 15,000,000 shares of preferred stock in the discretion of our Board.

Any authorized but unissued preferred stock may be issued upon board of directors’ approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of companies, such as ours, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

▪	Changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;
▪	Fluctuations in stock market prices and volumes, particularly among securities of companies such as ours;
▪	Changes in market valuations of similar companies;
▪	Announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
▪	Variations in our quarterly operating results;
▪	Fluctuations in related labor cost; and
▪	Additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

We have never paid dividends on our Common Stock.

We have never paid cash dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Risk Factors Related to the Offering

Our management has broad discretion as to the use of the net proceeds from this offering.

We intend to use any net proceeds we receive from the sale of shares to Lambda Ventures under the Equity Purchase Agreement for working capital and other general corporate purposes. However, our management has broad discretion over the allocation of these proceeds, and you may not agree with the ways in which we choose to spend or invest them. The failure of our management to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline. See “Use of Proceeds.”

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Sales of shares pursuant to the Equity Purchase Agreement may cause substantial dilution to our existing stockholders.

Under the Equity Purchase Agreement dated April 27, 2026, we have the right, but not the obligation, to sell up to $30,000,000 of our common stock to Lambda Ventures over a 24-month period through periodic “Puts.” The number of shares issued in each Put will be determined by a formula based on our stock’s trading price, at an effective discount of up to 20% to the market price. Because the purchase price is variable and tied to the lowest trading prices during the applicable Valuation Period, issuing a large number of shares at lower prices could result in substantial dilution to existing stockholders, reducing their proportionate ownership and voting power. Given our current market capitalization and trading volume on the OTCQB, full utilization of the $30 million commitment could result in significant dilution.

The issuance of the Initial Commitment Shares and any additional Commitment Shares may result in immediate dilution.

Upon execution of the Equity Purchase Agreement, we issued 500,000 Initial Commitment Shares to the Investor, which were earned in full and are not contingent on future performance. Additional Commitment Shares may become issuable upon reaching certain funding milestones. These shares, together with Put Shares issued at a discount, will be immediately dilutive to existing stockholders and may be resold into the market, potentially exerting downward pressure on our stock price.

Resales of shares by the Selling Stockholders could depress the market price of our common stock.

The Selling Stockholders (Lambda Ventures and Jefferson Street Capital LLC) may resell the Purchase Shares, Initial Commitment Shares, Note Shares and Warrant Shares at any time after the registration statement becomes effective. If they sell a substantial number of shares in the open market, particularly in a thinly traded market such as the OTCQB, this could cause a significant decline in our stock price. The discounted pricing mechanisms in both the Equity Purchase Agreement and the convertible notes may incentivize rapid resales, which could exacerbate volatility and make it more difficult for us to raise additional capital on favorable terms.

The conversion of our outstanding convertible promissory notes and the exercise of related warrants will cause substantial dilution.

We are registering up to 5,530,000 Note Shares issuable upon conversion of four unsecured convertible promissory notes with an aggregate principal amount of $327,500 and up to 1,540,000 Warrant Shares issuable upon exercise of the related warrants. The notes are convertible at 60% of the lowest traded price during the twenty trading days preceding conversion. This variable conversion price, combined with the $0.25 warrant exercise price, could result in significant dilution to existing stockholders if the notes are converted or the warrants are exercised when our stock price is low. In addition, upon an event of default the notes accelerate at 150% of the outstanding amount, which could further increase the number of shares issuable.

The terms of the convertible notes and warrants contain features that may discourage or prevent future financings or strategic transactions.

The convertible notes contain covenants, most-favored-nation provisions, and restrictions on variable-rate transactions and certain other activities. The warrants contain anti-dilution adjustments. These provisions could deter potential investors, make future financings more difficult or expensive, or interfere with strategic transactions such as mergers or acquisitions.

We face risks from the registration and resale of all securities covered by this prospectus.

All of the securities being registered (Purchase Shares, Initial Commitment Shares, Note Shares and Warrant Shares) are being registered for resale by the Selling Stockholders. Large-scale resales by these investors, especially in a low-volume OTCQB market, could materially depress our stock price, increase volatility, create a substantial “overhang,” and harm our ability to raise future capital. In addition, the presence of a large number of registered shares available for resale may negatively affect investor perception of our common stock.

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Our stock price must remain above certain levels to utilize the Equity Purchase Agreement effectively.

Each Put is subject to volume limitations (generally the lesser of $500,000 or 200% of the average daily trading volume during the prior seven trading days, excluding the highest and lowest volume days) and other conditions. If our stock price declines significantly or our trading volume remains low, we may be unable to deliver effective Put Notices or access the full $30 million commitment. This could limit our ability to obtain needed liquidity and force us to seek alternative financing on less favorable terms.

Volatility in our stock price could limit our ability to draw on the Equity Purchase Agreement.

The purchase price for Put Shares is based on the lowest traded price during the Valuation Period (the Put Date plus five trading days following the Clearing Date). High volatility or sustained price declines could result in a lower effective purchase price, increasing the number of shares we must issue and thereby amplifying dilution to existing stockholders.

If the registration statement covering the resale of shares is not declared effective or becomes ineffective, we may be unable to access funding under the Equity Purchase Agreement.

The Investor is not obligated to purchase shares unless the registration statement covering the resale of the Put Shares and Commitment Shares is effective and remains effective. Any delay in effectiveness, the need for additional registration statements, or a suspension of the registration statement could prevent us from issuing Puts and accessing capital. If the registration statement ceases to be effective during the Commitment Period, the agreement may terminate, materially limiting our liquidity.

We may become overly reliant on the Equity Purchase Agreement for liquidity, exposing us to financing risks.

While the Equity Purchase Agreement provides a potential source of up to $30 million, it is not committed or guaranteed funding. The Investor may decline to purchase shares if conditions precedent are not satisfied (including no Material Adverse Effect, DWAC eligibility, and other requirements). If we rely heavily on this facility and it becomes unavailable (due to termination events, market conditions, or other factors), we may need to seek alternative financing on less favorable terms, which could be highly dilutive or unavailable given our current financial position and going concern status.

The Equity Purchase Agreement restricts our ability to engage in other financing transactions.

During the Commitment Period, we are generally prohibited from entering into other equity lines of credit or variable rate transactions without the Investor’s prior written consent. This restriction may limit our financing flexibility and prevent us from pursuing potentially more favorable or less dilutive funding opportunities.

The Investor may engage in hedging or other transactions that could depress our stock price.

Although the Investor has represented that it is acquiring the shares for investment and not with a view to distribution, it may hedge its economic exposure or engage in other transactions involving our common stock. Such activities could increase volatility or place downward pressure on our stock price, adversely affecting existing stockholders and our ability to raise capital in the future.

Termination of the Equity Purchase Agreement could occur unexpectedly, limiting our access to capital.

The Equity Purchase Agreement may terminate prior to full utilization of the $30 million commitment upon the occurrence of certain events, including the passage of 24 months, our election to terminate (subject to limitations), ineffectiveness of the registration statement, or certain bankruptcy or delisting events. An unexpected termination could disrupt our funding plans at a critical time.

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We may need to file additional registration statements, which could delay funding and increase costs.

If the number of shares required under the Equity Purchase Agreement exceeds the amount registered (e.g., due to low stock prices increasing share issuance), we must file and obtain effectiveness for additional registration statements. This process could delay access to capital, incur legal and accounting expenses, and expose us to SEC scrutiny or market uncertainty.

Buy-In provisions could result in cash penalties if we fail to deliver shares timely.

If we fail to deliver Put Shares as DWAC Shares by the required deadline, the Investor may purchase shares in the open market to cover the position and require us to reimburse any excess costs (including commissions and other expenses). In a rising stock price environment, this could impose unanticipated cash liabilities and further strain our liquidity.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

▪	our ability to successfully develop, construct, and operate our planned green hydrogen production facilities and refueling stations, including the Hydrogen Farm in Katy, Texas and the contracted site in Lancaster, California;
▪	our ability to fulfill the multi-million-dollar hydrogen supply agreement with the trucking company in Katy, Texas and to convert the MOU with Cellen into binding commercial contracts for hydrogen-powered drones;
▪	the timing and successful commercialization of our HyGrid™ Intelligent Hydrogen Microgrid, SHEP™ Scalable Hydrogen Energy Platform, CHRS™ Compact Hydrogen Refueling System, and our 1.25 MW electrolyzer manufacturing line;
▪	our ability to secure additional long-term offtake agreements and customers for our on-site hydrogen fuel;
▪	our ability to obtain necessary permits, regulatory approvals, and tax credits (including under Section 45V of the Inflation Reduction Act and state programs such as California’s Low Carbon Fuel Standard);
▪	our ability to raise sufficient capital under the Equity Purchase Agreement with Lambda Ventures, through convertible notes, or other financing sources;
▪	our ability to manage project costs, supply-chain risks, and construction delays while scaling our vertically integrated hydrogen infrastructure;
▪	the performance, reliability, and market acceptance of our decentralized hydrogen solutions in heavy-duty trucking, drone operations, and other end-use markets;
▪	the impact of changes in laws, regulations, government policies, or tax incentives relating to hydrogen production, clean energy, and infrastructure; and
▪	our ability to address our going-concern uncertainty, achieve profitability, and manage growth with limited operating history and resources.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” or “continue,” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond our control and which could materially affect results.

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Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We do not intend to update or otherwise revise the forward-looking statements in this prospectus to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

THE EQUITY FINANCING

Description of the Purchase Agreement

On April 27, 2026, we entered into the Equity Purchase Agreement (the “Purchase Agreement”) with Lambda Ventures, LLC (“Lambda Ventures” or the “Selling Stockholder”), pursuant to which Lambda Ventures committed to purchase, at our sole discretion and subject to the conditions set forth therein, up to $30,000,000 of shares of our common stock, par value $0.001 per share (the “Total Commitment” or “Maximum Commitment Amount,” and shares of common stock sold pursuant to the Purchase Agreement, the “Purchase Shares” or “Put Shares”), subject to certain limitations and conditions set forth therein.

This prospectus covers the resale by Lambda Ventures of up to 25,500,000 shares of our common stock, consisting of (i) up to 25,000,000 Purchase Shares that we may sell to Lambda Ventures under the Purchase Agreement from time to time and (ii) 500,000 Initial Commitment Shares issued to Lambda Ventures as consideration for entering into the facility. The number of Purchase Shares registered represents a good-faith estimate covering near-term potential draws while keeping registered overhang modest; we may register additional shares via post-effective amendment or a new registration statement as we utilize more of the facility.

The following is a description of the material terms of the issuance and sale of securities pursuant to the Purchase Agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Purchase Agreement and the related Registration Rights Agreement, including the definitions of certain terms used therein. We urge you to read the Purchase Agreement and the Registration Rights Agreement because they, and not this description, define your rights as holders of our common stock. Copies of these agreements are filed as exhibits to the registration statement of which this prospectus forms a part and will be made available upon request as set forth under “Where You Can Find Additional Information.”

Commitment Shares

As consideration for Lambda Ventures’s commitment to purchase shares under the Purchase Agreement, we issued 500,000 Initial Commitment Shares to Lambda Ventures upon execution of the Agreement. These shares were fully earned on the Execution Date and are not contingent upon any future draws, the effectiveness of the registration statement, or other events. We will also issue up to an additional 9,000,000 Fulfillment Commitment Shares (3,000,000 shares upon each Trigger Event) if and when we receive aggregate gross proceeds of $2,500,000, $5,000,000, and $7,500,000 under the Purchase Agreement. In addition, the Company paid $10,000 to legal counsel of the Investor on the date of the Agreement for the Investor’s expenses relating to the preparation of the Agreement.

Purchase and Sale of Common Stock

Subject to the terms and conditions of the Purchase Agreement, we have the right, but not the obligation, from time to time at our sole discretion during the Commitment Period (up to 24 months, subject to earlier termination as set forth in the Purchase Agreement), to direct Lambda Ventures to purchase Purchase Shares by delivering a Put Notice on any Trading Day, provided certain conditions are met.

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The purchase price of the Purchase Shares (the “Purchase Price”) will be the lesser of (i) 80% of the lowest traded price of our Common Stock on the Trading Day immediately preceding the Put Date (the Initial Purchase Price) or (ii) 80% of the lowest traded price during the applicable Valuation Period, subject to the terms of the Purchase Agreement. We may specify in each Put Notice a minimum Investment Amount of $25,000 (calculated using the Initial Purchase Price) and a maximum amount up to the lesser of $500,000 or 200% of the Average Daily Trading Value. By mutual agreement, the parties may increase any individual purchase amount.

From and after initial satisfaction of conditions, we will control the timing and amount of any sales of Purchase Shares to Lambda Ventures. Actual sales of Purchase Shares to Lambda Ventures under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for our operations. We may ultimately decide to sell to Lambda Ventures all, some, or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement.

Beneficial Ownership Limitation

The Purchase Agreement prohibits us from issuing Purchase Shares if such issuance would result in Lambda Ventures and its affiliates beneficially owning more than 4.99% of our then-outstanding common stock (calculated pursuant to Section 16 of the Exchange Act and the regulations thereunder).

Proceeds

Because the Purchase Price per share will fluctuate based on the market price of our common stock during the Valuation Period for each purchase, it is not possible for us to predict the number of Purchase Shares we will sell to Lambda Ventures, the actual Purchase Price per share, or the gross proceeds we will receive, if any.

The proceeds from sales of Purchase Shares, if any, will depend on the frequency and prices at which we sell shares to Lambda Ventures. We will not receive any proceeds from the resale of shares by Lambda Ventures or any other Selling Stockholder. To the extent we sell Purchase Shares under the Purchase Agreement, we plan to use any net proceeds for working capital and general corporate purposes.

Conditions Precedent to Commencement and For Delivery of Put Notices

Our right to deliver Put Notices to Lambda Ventures, and Lambda Ventures’s obligation to purchase shares, are subject to the initial satisfaction (and ongoing satisfaction) of customary conditions (among others), including:

  Accuracy of representations and warranties;
  Effectiveness of the registration statement (including this prospectus) and absence of any stop order;
  No trading suspension or delisting from the Principal Market;
  No material adverse effect or prohibitive legal proceedings;
  Compliance with the beneficial ownership limitation;
  DWAC eligibility and no DTC chill;
  Timely SEC filings; and
  Other conditions set forth in the Purchase Agreement (including a minimum price floor of $0.0005 per share).

Covenants

The Purchase Agreement contains customary representations, warranties, covenants (including reservation of shares, listing maintenance, and restrictions on other variable rate transactions or equity lines without consent), and indemnification obligations of the parties.

Restrictions

The Purchase Agreement requires Lambda Ventures to comply with applicable securities laws, FINRA rules, and Principal Market regulations in connection with its activities related to our common stock, but does not impose specific prohibitions on short sales or hedging beyond such compliance requirements.

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Termination

The Purchase Agreement will terminate upon the earliest of (i) the end of the 24-month Commitment Period, (ii) Lambda Ventures’s purchase of the full Total Commitment, or (iii) certain termination events (including if the registration statement ceases to be effective, bankruptcy events, or other specified conditions). We may terminate the Purchase Agreement at any time upon written notice (subject to restrictions during any Valuation Period or while Lambda Ventures holds Put Shares), at no cost or penalty, provided certain conditions are met.

Existing Stockholders; Dilution

All shares registered in this offering that may be issued or sold to Lambda Ventures under the Purchase Agreement are expected to be freely tradable (subject to any applicable securities laws). Issuances to Lambda Ventures will not affect the rights or privileges of existing stockholders except through dilution of economic and voting interests. There are substantial risks to our stockholders from the sale and issuance of common stock to Lambda Ventures under the Purchase Agreement. See “Risk Factors” and “Dilution.”

Effect of Performance of the Purchase Agreement on Our Stockholders

Shares registered in this offering may be sold over a period starting on the date this registration statement is declared effective and continuing for up to 24 months (or until the facility is fully utilized or terminated). Sales by Lambda Ventures could cause the market price of our common stock to decline and be highly volatile. The existence of the facility may create perceived overhang, further impacting the stock price. If we sell a substantial number of shares to Lambda Ventures, or if investors expect significant sales, it may impair our ability to raise capital in the future on favorable terms. However, we control the timing and amount of sales and may terminate the Purchase Agreement at our discretion (subject to the terms thereof) without cost.

Registration Rights Agreement

Concurrently with the execution of the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Lambda Ventures. Under the Registration Rights Agreement, we agreed to file with the SEC an initial registration statement (of which this prospectus forms a part) covering the resale by Lambda Ventures of the Registrable Securities (which include the Put Shares and Commitment Shares) as soon as practicable. We are required to use reasonable best efforts to cause such registration statement to be declared effective within the deadlines set forth in the Registration Rights Agreement.

The Registration Rights Agreement requires us to keep the registration statement continuously effective during the Registration Period (until all Registrable Securities have been sold or the Maximum Commitment Amount has been fully drawn, subject to certain exceptions). If the number of shares registered becomes insufficient, we must promptly file a new or amended registration statement to cover the shortfall. We must also take other actions to facilitate resale, including qualifying under blue sky laws (subject to limitations), providing copies of filings, and notifying Lambda Ventures of certain events.

The Registration Rights Agreement includes customary indemnification provisions (we indemnify Lambda Ventures against certain losses from misstatements or omissions, subject to exceptions; Lambda Ventures provides reciprocal indemnification). Expenses of registration (other than sales commissions) are borne by us.

The Registration Rights Agreement is governed by Nevada law and includes arbitration provisions consistent with those in the Purchase Agreement. This summary is qualified in its entirety by reference to the full Registration Rights Agreement, a copy of which will be made available upon request as set forth under “Where You Can Find Additional Information.”

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders.

However, we may receive up to an aggregate of $30,000,000 in gross proceeds from the sale of our common stock to Lambda Ventures pursuant to the Equity Purchase Agreement dated April 27, 2026. The actual proceeds may be substantially less than this amount depending on the number of shares sold, the prices at which the shares are sold, the frequency and timing of any Puts we elect to make, and other factors described in this prospectus.

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We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. These purposes may include, but are not limited to:

▪	funding the development, construction, and operation of our planned green hydrogen production facilities and refueling stations, including the Hydrogen Farm in Katy, Texas and the contracted site in Lancaster, California;
▪	advancing the build-out of our in-house manufacturing line for 1.25 MW electrolyzers and the continued development and commercialization of our HyGrid™ Intelligent Hydrogen Microgrid, SHEP™ Scalable Hydrogen Energy Platform, and CHRS™ Compact Hydrogen Refueling System;
▪	supporting the fulfillment of existing offtake agreements, including the multi-million-dollar hydrogen supply agreement with the trucking company in Katy, Texas, and advancing the MOU with Cellen into binding commercial contracts for hydrogen-powered drones;
▪	obtaining necessary permits, regulatory approvals, safety compliance, and tax credit eligibility for our hydrogen infrastructure projects;
▪	working capital, operating expenses, personnel, marketing, and other general corporate needs.

Although we continuously evaluate potential strategic opportunities, we currently have no specific agreements, commitments, or understandings with respect to any particular acquisition, investment, or other transaction. Our expected use of the net proceeds represents our intentions based upon our current plans and business conditions as of the date of this prospectus. We cannot specify with certainty the particular uses for the net proceeds we may receive, or the respective amounts we may allocate to those uses. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, the progress of our Hydrogen Farm projects and manufacturing scale-up, the timing and success of additional offtake agreements, regulatory developments, our operating cash needs, and any unforeseen developments.

As a result, our management will retain broad discretion over the allocation of the net proceeds. Pending the uses described above, we plan to invest any net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or other high-quality, liquid securities.

MARKET INFORMATION

Market Information

Our common stock is quoted under the symbol “HNOI” on the OTCQB operated by OTC Markets Group, Inc.

The market for our common stock is limited and highly volatile. There can be no assurance that an active trading market will develop or be sustained. The trading price of our common stock has been, and may continue to be, subject to wide fluctuations in response to a number of factors, including our operating results, the progress of our Hydrogen Farm projects and manufacturing scale-up, changes in analyst estimates (if any), market conditions in the clean-energy and hydrogen infrastructure sectors, regulatory developments, and general economic conditions. As a result, our stockholders may be unable to resell their shares at or above the price at which they acquired them, or at all.

Penny Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of July 20, 2026, we had 102,355,323 shares of our common stock issued and outstanding, held by approximately 685 shareholders of record, with others holding shares in street name. The actual number of stockholders is greater than the number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare and pay dividends will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions (including those under our outstanding indebtedness), and other factors that our board of directors may deem relevant. In addition, the terms of our existing and any future outstanding indebtedness may limit our ability to pay dividends. See “Risk Factors—Risks Related to This Offering and Ownership of Our Securities—We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell our common stock for a price greater than that which you paid for it.”

Issuer Repurchases

We have not repurchased any of our equity securities during the periods presented.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this prospectus, we have not adopted a formal equity compensation plan for our officers, directors, or employees. We have, however, issued shares of common stock to certain consultants and service providers as compensation for services rendered.

We may in the future adopt a formal equity incentive plan and grant additional options, restricted stock units, or other equity awards to employees, directors, consultants, or advisors. Any such future grants would be made in accordance with the terms of the applicable plan and would be subject to approval by our board of directors and, if required, our stockholders.

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Sales of Unregistered Equity Securities

During the two years preceding the date of this prospectus, we issued shares of our common stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. These issuances were made primarily in connection with the conversion of outstanding convertible promissory notes and accrued interest, the issuance of shares for consulting and other services, and certain cash sales to accredited investors.

All recipients represented that they were acquiring the securities for investment purposes only and not with a view to distribution. No general solicitation or advertising was used, and appropriate restrictive legends were placed on the securities issued. The issuances complied with the requirements for a private placement exemption.

The following summarizes the material unregistered sales of equity securities during this period:

▪	Debt Conversions and Related Interest: We issued 193,164 shares upon conversion of convertible promissory notes and accrued interest during the three months ended January 31, 2026.
▪	Services and Consulting / Stock-Based Compensation: We issued a substantial number of shares to consultants, service providers, and for other services. These issuances included 7,400,000 shares during the year ended October 31, 2024, 18,705,000 shares during the year ended October 31, 2025, and 16,125,000 shares during the three months ended January 31, 2025. These service stock issuances were the primary cause of the restatement of our financial statements for the fiscal year ended October 31, 2024 and the quarters ended January 31, 2025 and April 30, 2025 due to corrections in the valuation of service stock issuances and related stock-based compensation expense.
▪	Cash Sales: We issued shares for cash to accredited investors, including 2,262,852 shares under Regulation D during the year ended October 31, 2024, 22,652,626 shares under Regulation D during the year ended October 31, 2025, 333,334 shares under Regulation A and 500,000 shares under Regulation D during the three months ended January 31, 2026.

In addition, during the year ended October 31, 2025, we cancelled 360,000,000 shares of common stock pursuant to an exchange agreement (reflected in the net share counts but not an issuance).

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to finance the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We plan to use our available funds to support the development, construction, and operation of our green hydrogen production facilities and refueling stations (including the Hydrogen Farm in Katy, Texas and the contracted site in Lancaster, California), the build-out of our in-house 1.25 MW electrolyzer manufacturing line, the fulfillment of existing offtake agreements (including the multi-million-dollar hydrogen supply agreement with the trucking company in Katy, Texas), regulatory compliance and permitting, working capital, and general corporate purposes.

Any future determination to declare and pay dividends will be made at the sole discretion of our board of directors and will depend on a number of factors, including:

▪	our results of operations and financial condition;
▪	our capital requirements and liquidity position, including our ongoing need for working capital and funds to support project development and commercial growth;
▪	contractual restrictions and covenants in our existing and future indebtedness, including any convertible promissory notes or other debt instruments that may restrict or prohibit dividend payments without lender consent;
▪	general economic and business conditions;
▪	applicable legal requirements under Nevada law; and
▪	other factors that our board of directors may deem relevant.

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In addition, our ability to pay dividends may be further limited by the terms of any future debt or equity financings we undertake, including potential senior securities that could have dividend preferences over our common stock.Please see “Risk Factors — We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell our common stock for a price greater than that which you paid for it” for additional discussion of the risks associated with the absence of dividends.

DILUTION

The sale of our common stock to the Selling Stockholders pursuant to the Equity Purchase Agreement and the registration of the Initial Commitment Shares, Note Shares, and Warrant Shares will have a dilutive impact on our existing stockholders. In addition, the lower our stock price is at the time we sell shares under the Equity Purchase Agreement or when the notes are converted or warrants exercised, the more shares we will issue, resulting in greater dilution to existing stockholders.

The following table illustrates the potential dilution to new investors purchasing shares in this offering, based on the maximum number of shares being registered (32,570,000 shares) and assuming all such shares are issued or sold. This illustration uses our net tangible book value as of April 30, 2026 and assumes an illustrative average issuance price of $0.10 per share for the registered shares.

Description	Amount
Assumed offering price per share	$0.10
Historical net tangible book value per share as of April 30, 2026	$(0.019)
Increase per share attributable to this offering	$0.029
As adjusted net tangible book value per share after this offering	$0.010
Dilution per share to new investors	$(0.090)

The foregoing discussion and tables assume no exercise of outstanding stock options or warrants and no conversion of convertible securities other than the registered securities in this offering. The number of shares of our common stock to be outstanding after this offering is based on 101,821,989 shares outstanding as of April 30, 2026, and excludes:

▪	5,000,000 shares of Series A Preferred Stock (which has super-voting rights);
▪	up to 3,250,000 shares of common stock issuable upon conversion of the two unsecured convertible promissory notes described above; and
▪	up to 770,000 shares of common stock issuable upon exercise of the warrants described above.

To the extent that any of these outstanding warrants or options are exercised, or additional convertible securities are converted or new awards are granted and exercised, there will be further dilution to new investors and existing stockholders. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The as-adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of any future sales under the Equity Purchase Agreement.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the Selling Stockholders of up to 32,570,000 shares of our common stock, par value $0.001 per share. The shares being registered consist of:

▪	up to 25,500,000 shares issuable to Lambda Ventures, LLC under the Equity Purchase Agreement dated April 27, 2026 (up to 25,000,000 Purchase Shares and 500,000 Initial Commitment Shares); and
▪	up to 7,070,000 shares issuable under the four Securities Purchase Agreements (the original two dated March 12, 2026 and April 9, 2026 and the two new dated May 5, 2026) (up to 5,530,000 Note Shares and 1,540,000 Warrant Shares).

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All such shares of common stock that are being registered under the Securities Act for resale by the Selling Stockholders in this offering are expected to be freely tradable (subject to compliance with applicable securities laws). The resale by the Selling Stockholders of a significant number of shares of our common stock that are registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. We are filing the registration statement of which this prospectus forms a part to satisfy our registration rights obligations under the Equity Purchase Agreement, the related Registration Rights Agreement, and the two Securities Purchase Agreements.

Sales of Purchase Shares, if any, to Lambda Ventures, LLC under the Equity Purchase Agreement will depend upon market conditions, the trading price of our common stock, determinations by us as to the appropriate sources of funding for our operations, and other factors to be determined by us. We may ultimately decide to sell to Lambda Ventures, LLC all, some, or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell Purchase Shares or issue Commitment Shares to Lambda Ventures, LLC, or when shares are issued under the Securities Purchase Agreements, the Selling Stockholders may resell all, some, or none of those shares at any time or from time to time in their discretion, and such resales may be at different prices. As a result, investors who purchase shares of our common stock from the Selling Stockholders in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of our common stock they purchase from the Selling Stockholders as a result of future sales made by us at prices lower than the prices such investors paid for their shares of our common stock in this offering. In addition, if we sell a substantial number of shares to Lambda Ventures, LLC or issue shares under the Securities Purchase Agreements, or if investors expect that we will do so, the actual sales of those shares, or the mere existence of these arrangements, may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Equity Purchase Agreement provides that we may sell up to an aggregate of $30,000,000 of Purchase Shares to Lambda Ventures, LLC, only 25,500,000 shares of our common stock are being registered for resale under this prospectus from the Equity Purchase Agreement (consisting of the 500,000 Initial Commitment Shares and up to 25,000,000 Purchase Shares). This registration represents a good-faith estimate covering near-term potential capital needs while limiting immediate registered overhang. If we elect to sell more shares to Lambda Ventures, LLC in the future, we will register additional shares via post-effective amendment or a new registration statement as required. The number of shares of our common stock ultimately offered for resale by the Selling Stockholders under this prospectus is dependent upon the number of Purchase Shares we ultimately sell to Lambda Ventures, LLC under the Purchase Agreement, the number of Commitment Shares issued, and the shares issuable under the two Securities Purchase Agreements.

The table below presents information regarding the Selling Stockholders and the shares of common stock that they may from time to time offer for resale under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders and reflects their holdings as of July 20, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholders may offer for resale under this prospectus.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering (2)	Percent (3)
Lambda Ventures, LLC (Nevada limited liability company) (4)	*	27,025,000	0	Less than 1%
Jefferson Street Capital, LLC (New Jersey limited liability company) (5)	*	2,010,000	0	Less than 1%
Monroe Capital, LP (Delaware limited partnership) (6)		2,010,000	0	Less than 1%
Total		32,570,000

(1) Represents the maximum number of shares of common stock that the Selling Stockholders may offer for resale under this prospectus, consisting of (i) up to 25,500,000 shares for Lambda Ventures, LLC under the Equity Purchase Agreement (up to 25,000,000 Purchase Shares and 500,000 Initial Commitment Shares) and (ii) up to 7,070,000 shares under the four Securities Purchase Agreements (up to 5,530,000 Note Shares and 1,540,000 Warrant Shares). The amounts set forth in this column do not reflect the application of the 4.99% Beneficial Ownership Limitation contained in the Purchase Agreement.

(2) Assumes the issuance and resale of all shares of our common stock being offered for resale pursuant to this prospectus.

(3) Applicable percentage ownership is based on 102,355,323 shares of our common stock outstanding as of July 20, 2026.

(4) Lambda Ventures, LLC is the holder of an aggregate of 3,535,000 shares of common stock consisting of 3,150,000 shares of common stock issuable to Lambda Ventures, LLC upon conversion of the Lambda Ventures, LLC Notes (one April 2026 note and one May 5, 2026 note). Lambda Ventures, LLC also holds warrants to purchase up to 770,000 shares of common stock issued in April 2026 and May 2026. Lambda Ventures, LLC is a Nevada limited liability company. The principal business address for Lambda Ventures, LLC is 7901 4th Street North, Suite 300, St. Petersburg, FL 33702. Andrew Avitan is the authorized signatory and has sole voting and dispositive power over the securities held by or issuable to Lambda Ventures, LLC. Mr. Avitan disclaims beneficial ownership over the securities listed in this table, except to the extent of his pecuniary interest therein.

(5) Jefferson Street Capital, LLC is the holder of an aggregate of 2,010,000 shares of common stock consisting of: (i) 1,625,000 shares of common stock issuable to Jefferson Street upon conversion of the Jefferson Street Note. Jefferson also holds a warrant to purchase up to 385,000 shares of common stock issued in April 2026. Jefferson Street Capital, LLC is a New Jersey limited liability company. The principal business address for Jefferson Street Capital, LLC is 208 Lenox Ave., #236, Westfield, New Jersey 07090. Brian Goldberg is the Managing Member of Jefferson Street Capital, LLC and has sole voting and dispositive power over the securities held by or issuable to Jefferson Street Capital, LLC. Mr. Goldberg disclaims beneficial ownership over the securities listed in this table, except to the extent of his pecuniary interest therein.

(6) Monroe Capital, LP is the holder of an aggregate of 2,010,000 shares of common stock consisting of: (i) 1,625,000 shares of common stock issuable to Monroe Capital, LP upon conversion of the Monroe Capital, LP Note. Monroe also holds a warrant to purchase up to 385,000 shares of common stock issued on May 5, 2026. Monroe Capital, LP is a Delaware limited partnership. The principal business address for Monroe Capital, LP is 208 Lenox Avenue, #236, Westfield, New Jersey 07090. Brian Goldberg is the authorized signatory and has voting and investment discretion over the securities held by or issuable to Monroe Capital, LP. Mr. Goldberg disclaims beneficial ownership over the securities listed in this table, except to the extent of his pecuniary interest therein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

HNO International, Inc., a Nevada corporation, focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for “Hydrogen” and “Oxygen” and our experienced management team has over 14 years of expertise in the green hydrogen production industry.

HNO provides green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

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Results of Operations

For the Years Ended October 31, 2025 and 2024

Revenues

For the years ended October 31, 2025 and 2024, the Company recognized revenue of $65,561 and $4,241, respectively. Revenue in the current period was generated from the facilitation of delivery of hydrogen equipment and related integration support. The Company concluded that it acted as an agent with respect to the equipment component of the arrangement, as it did not take control of the goods and the third-party supplier shipped directly to the customer. As a result, revenue was recognized on a net basis, limited to the Company’s retained margin. Revenue in the prior year was generated from hydrogen engineering services and combustion solutions.

Cost of Goods Sold

Cost of Goods Sold consists of direct expenses related to hydrogen engineering services and combustion solution projects, including materials, subcontracted labor, and other project-specific implementation costs. For the years ended October 31, 2025 and 2024, total cost of sales was $0 and $3,688, respectively. The Company acted as an agent in facilitating delivery of certain hydrogen refueling equipment during the 2025 period and did not generate separate cost of sales. The prior year cost of goods sold related to contract labor expenses associated with revenue-generating activities.

Gross Profit

For the years ended October 31, 2025 and 2024, gross profit was $65,561 and $553, respectively. The increase reflects revenue generated from the facilitation of delivery of hydrogen equipment and integration support services. As the Company was acting as an agent with respect to the equipment delivered by a third-party vendor, no cost of goods sold was recognized, and gross profit equaled the margin retained.

Operating Expenses

Operating expenses for the year ended October 31, 2025, were $6,527,243 compared to $3,317,069 for the year ended October 31, 2024.

General and administrative expenses were $6,259,342 for the year ended October 31, 2025, compared to $3,129,989 for the year ended October 31, 2024, an increase of $3,129,353. The year ended October 31, 2025 included $5,333,937 of stock-based compensation expense compared to $1,192,356 of stock-based compensation in 2024. Excluding stock-based compensation, general and administrative expenses decreased by $1,012,228, primarily due to reduced professional fees, lower consultant costs, and a general reduction in administrative overhead resulting from management’s cost containment measures and reduced use of third-party service providers.

Depreciation and amortization expense increased by $65,459, totaling $245,131 for the year ended October 31, 2025, compared to $179,672 for the year ended October 31, 2024, due to depreciation associated with additional property and equipment acquired during recent prior periods.

Advertising and marketing expenses were $22,770 for the year ended October 31, 2025, compared to $7,408 for the year ended October 31, 2024. The increase of $15,362 was due to expanded outreach and promotional activities supporting product development and brand awareness.

Other Income (Expenses)

Other expenses increased from $22,074 for the year ended October 31, 2024 to $153,814 for the year ended October 31, 2025, the increase primarily related to $14,867 loss on fair value of convertible note related to the issuance of a convertible note in exchange for legal services and $105,190 loss on the write-off of intangible asset as a result of an out-of-period adjustment due to the incorrect capitalization of costs associated with developed intellectual property.

Net Loss

Net loss for the year ended October 31, 2025, was $6,615,496 compared to a net loss of $3,338,590 for the year ended October 31, 2024.

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Forward-Looking Considerations

The Company recognizes the possibility of future increases in labor or material costs. Factors such as evolving market conditions, potential inflation, and global economic dynamics are considered. We are actively monitoring these aspects to anticipate and navigate any forthcoming rises in labor or material expenses.

Cost-to-Revenue - The Company is assessing alterations in the relationship between cost of sales and revenue. We are examining the factors influencing these changes, including shifts in prices and fluctuations in the volume of services sold. Understanding the impact of these elements is crucial for maintaining a balanced and effective cost-to-revenue structure.

For the three months ended April 30, 2026 and 2025

Revenue

For the three months ended April 30, 2026 and 2025, the Company recognized revenue of $33,821 and $43,708, respectively. Revenue in the current period was generated from the facilitation of the delivery of hydrogen equipment and related integration support. The Company concluded that it acted as an agent with respect to the equipment component of the arrangement, as it did not take control of the goods and the third-party supplier shipped directly to the customer. As a result, revenue was recognized on a net basis, limited to the Company’s retained margin.

Cost of Goods Sold

Cost of Goods Sold consists of direct expenses related to hydrogen engineering services and combustion solution projects, including materials, subcontracted labor, and other project-specific implementation costs. For the three months ended April 30, 2026 and 2025, total cost of sales was $0 and $0, respectively. The Company acted as an agent in facilitating delivery of certain hydrogen refueling equipment during the 2026 period and did not generate separate cost of goods sold.

Gross Profit

For the three months ended April 30, 2026 and 2025, gross profit was $33,821 and $43,708, respectively. These amounts reflect revenue generated from the facilitation of the delivery of hydrogen equipment and integration support services. As the Company was acting as an agent with respect to the equipment delivered by a third-party vendor, no cost of goods sold was recognized, and gross profit equaled the margin retained.

Operating Expenses

General and Administrative expenses were $165,081 for the three months ended April 30, 2026, compared to $314,323 during the same period in 2025, a decrease of $149,242, reflecting lower professional fees, reduced consultant costs, and a general decline in administrative overhead.

Depreciation expense increased by $5,897 to $63,436 for the three months ended April 30, 2026, compared to $57,539 for the same period in 2025, reflecting depreciation on additions to property and equipment.

Advertising and marketing expenses were $1,706 for the three months ended April 30, 2026, compared to $14,810 for the same period in 2025. The decrease was due to reduced outreach activities compared to the prior year, which had higher spending to support the Company’s hydrogen engineering and combustion solutions.

Net Loss

Net loss for the three months ended April 30, 2026, was $400,825 compared to a net loss of $470,066 during the same period in 2025.

For the six months ended April 30, 2026 and 2025

Revenue

For the six months ended April 30, 2026 and 2025, the Company recognized revenue of $33,821 and $43,708, respectively. Revenue in the current period was generated from the facilitation of the delivery of hydrogen equipment and related integration support. The Company concluded that it acted as an agent with respect to the equipment component of the arrangement, as it did not take control of the goods and the third-party supplier shipped directly to the customer. As a result, revenue was recognized on a net basis, limited to the Company’s retained margin.

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Cost of Goods Sold

Cost of Goods Sold consists of direct expenses related to hydrogen engineering services and combustion solution projects, including materials, subcontracted labor, and other project-specific implementation costs. For the six months ended April 30, 2026 and 2025, total cost of sales was $0 and $0, respectively. The Company acted as an agent in facilitating delivery of certain hydrogen refueling equipment during the 2026 period and did not generate separate cost of goods sold.

Gross Profit

For the six months ended April 30, 2026 and 2025, gross profit was $33,821 and $43,708, respectively. These amounts reflect revenue generated from the facilitation of the delivery of hydrogen equipment and integration support services. As the Company was acting as an agent with respect to the equipment delivered by a third-party vendor, no cost of goods sold was recognized, and gross profit equaled the margin retained.

Operating Expenses

General and Administrative expenses were $286,570 for the six months ended April 30, 2026, a decrease of $5,422,415 from $5,708,985 in the comparable period of 2025. The decline was driven primarily by stock-based compensation, which totaled $5,092,557 in the 2025 period and was nil in 2026. Excluding stock-based compensation, general and administrative expenses decreased by $329,858, reflecting lower professional fees, reduced consultant costs, and a general decline in administrative overhead.

Depreciation expense increased by $16,665 to $128,653 for the six months ended April 30, 2026, compared to $111,988 for the same period in 2025, reflecting depreciation on additions to property and equipment.

Advertising and marketing expenses were $2,559 for the six months ended April 30, 2026, compared to $20,160 for the same period in 2025. The decrease was due to reduced outreach activities compared to the prior year, which had higher spending to support the Company’s hydrogen engineering and combustion solutions.

Net Loss

Net loss for the six months ended April 30, 2026, was $582,894 compared to a net loss of $5,931,459 during the same period in 2025.

Forward-Looking Considerations

The Company recognizes the possibility of future increases in labor or material costs. Factors such as evolving market conditions, potential inflation, and global economic dynamics are considered. We are actively monitoring these aspects to anticipate and navigate any forthcoming rises in labor or material expenses.

Cost-to-Revenue - The Company is assessing alterations in the relationship between cost of sales and revenue. We are examining the factors influencing these changes, including shifts in prices and fluctuations in the volume of services sold. Understanding the impact of these elements is crucial for maintaining a balanced and effective cost-to-revenue structure.

Liquidity and Capital Resources

We incurred a net loss for the three months ended April 30, 2026 of $400,825 and had an accumulated deficit of $52,633,084 at April 30, 2026. At April 30, 2026, we had a cash balance of $145,670, compared to a cash balance of $9,525 at October 31, 2025. At April 30, 2026, the working capital deficit was $2,613,968, compared to a working capital deficit of $2,422,574 at October 31, 2025. Our existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We have raised capital through sales of common stock and debt securities.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

The Company will need to raise additional capital through equity financings or other means in order to continue operations and meet its obligations. Failure to obtain additional funding could have a material adverse effect on our financial condition and the results of operations. While we do not currently generate sufficient cash from operations, we have access to certain external sources of financing. These include the Equity Purchase Agreement we entered into with Lambda Ventures LLC on April 27, 2026, under which we may sell up to $30,000,000 of our common stock over a period of up to 24 months; our ongoing Regulation A offering; and convertible note financings, including the notes issued in April 2026 and the note issued in May 2026. Our ability to access these sources is subject to significant conditions and limitations. Sales under the Equity Purchase Agreement are subject to the effectiveness of a resale registration statement covering the underlying shares, per-put dollar limits, and the prevailing market price of our common stock, and amounts realizable under our Regulation A offering and any future note financings depend on investor demand and market conditions. There can be no assurance that financing from these sources will be available in amounts sufficient, or on terms acceptable, to meet our needs. Accordingly, we will need to raise additional capital through equity financings or other means in order to continue operations and meet our obligations, and failure to obtain additional funding could have a material adverse effect on our financial condition and results of operations.

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Cash Flow

For the Six months Ended April 30, 2026 and 2025

The following table summarizes our cash flows for the periods indicated below:

	For the Six months Ended April 30, 2026	For the Six months Ended April 30, 2025
Cash Used in Operating Activities	$(337,687)	$(671,197)
Cash Provided by Financing Activities	487,000	901,500
Cash Used in investing activities	$(13,168)	$(177,944)

Cash Used in Operating Activities

During the six months ended April 30, 2026, cash used in operating activities amounted to $(337,687), primarily reflecting our net loss of $(582,894). This was partially offset by non-cash items, including depreciation of $128,653, non-cash interest expense of $12,531, a loss on change in fair value of convertible notes of $88,160, and a loss on derivative liability of $9,214. Changes in operating assets and liabilities included a decrease in accounts receivable of $332,669, a decrease in other receivable of $1,000, a decrease in accounts payable of $340,023, an increase in accrued interest payable of $13,637, and a net change in operating lease right-of-use assets and lease liabilities of $(634).

During the six months ended April 30, 2025, cash used in operating activities amounted to $(671,197), primarily reflecting our net loss of $(5,931,459). This was largely offset by non-cash items, primarily $5,092,557 of stock-based compensation, depreciation of $111,988, a loss on write-off of intangible assets of $105,190, legal services provided in exchange for a convertible note of $45,000, and a loss on change in fair value of convertible notes of $14,985. Changes in operating assets and liabilities included an increase in accounts receivable of $8,450, a decrease in accounts payable of $106,116, a decrease in accrued payroll of $8,881, an increase in accrued interest payable of $13,864, and a net change in operating lease right-of-use assets and lease liabilities of $125.

Cash Provided by Financing Activities

During the six months ended April 30, 2026, cash provided by financing activities was $487,000, which consisted of net proceeds from related party advances of $200,000, proceeds from the sale of common stock of $62,500, proceeds from the sale of common stock subscription payable of $60,000, and proceeds from issuance of convertible notes payable of $164,500.

During the six months ended April 30, 2025, cash provided by financing activities was $901,500, which consisted of net proceeds from related party advances of $359,000 and proceeds from the sale of common stock of $542,500.

Cash Used in Investing Activities

During the six months ended April 30, 2026, cash used in investing activities was $(13,168), which consisted of the purchase of property and equipment and long-term assets.

During the six months ended April 30, 2025, cash used in investing activities was $(177,944), which consisted of the purchase of property and equipment and long-term assets.

Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the six months ended April 30, 2026, the Company incurred a net loss of $582,894 and used cash in operating activities of $337,687, and on April 30, 2026, had stockholders’ deficit of $1,961,103. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and the classification of liabilities that might result from this uncertainty.

Management is actively seeking additional sources of capital through the sale of equity, advances from related parties, and exploring strategic partnerships. The Company is also focused on attracting suitable investors to support its business plan without relying heavily on existing cash reserves. Additionally, management is implementing cost-saving measures and exploring opportunities to diversify through acquisitions or entering into new markets. However, there can be no assurance that these efforts will result in sufficient funding, and the Company may continue to face substantial uncertainty regarding its ability to achieve profitable operations and sustain its business.

 Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements with any party.

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Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, valuation of intangible assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Stock Based-Compensation

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 requires that the cost of equity instrument awards, issued in exchange for services, including those issued to employees and predominantly to consultants, be measured at the grant-date fair value. The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected consultants and employees. Compensation for stock-based awards is recognized as a non-cash expense on the income statement. The fair value of restricted stock grants is determined using the closing market price on the grant date, adjusted for an appropriate discount to reflect the restrictions on transferability and marketability of the shares. The discount is calculated using a weighted average of comparable restricted stock transactions, which better reflects the economic impact of larger issuances and provides a more accurate representation of fair value under ASC 718. The cost is recognized over the period during which the award recipient is required to perform services, typically known as the vesting period. The total compensation cost related to vested stock-based awards is recognized after adjusting for estimated forfeitures at the time of vesting. The expense related to stock-based compensation is included within the same income statement lines as cash compensation for the consultants and employees who receive the awards. As of the report date, the Company has not established any plans to issue dividends on stock-based awards. Any tax benefits arising from deductions for these awards are recorded in additional paid-in capital, provided they exceed the cumulative compensation cost recognized.

Employee Benefits

During the six months ended April 30, 2026, the Company paid $2,970 in employer retirement contributions, representing 3% of semi-monthly payroll for one employee over three pay periods. These contributions are made in accordance with the terms of the Company’s state-mandated retirement plan for eligible employees and are recorded as employee benefits expense in the period incurred.

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Fair Value Measurement of Convertible Instruments

The Company evaluates convertible financial instruments in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), to determine whether an instrument should be classified as a liability or as equity. Instruments that are required to be settled in a variable number of shares for a fixed monetary amount are classified as liabilities and measured at fair value on a recurring basis, with changes in fair value recognized in earnings.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

In certain arrangements where the Company facilitates the provision of goods or services provided by a third party, and does not take control of those goods or services, revenue is recognized on a net basis, limited to the margin or fee earned, consistent with the Company’s role as an agent under ASC 606-10-55-36 through 55-40.

During the three months ended April 30, 2026 and April 30, 2025, the Company recognized $33,821 and $43,708 in revenue related to the facilitation of delivery of hydrogen refueling equipment and related services. Based on its evaluation of the arrangement, the Company determined that it acted as an agent with respect to the facilitation of delivery of equipment, as it did not obtain control of the goods and the third-party vendor delivered directly to the customer. As a result, revenue was recognized on a net basis, excluding gross billings and associated third-party costs, in accordance with ASC 606.

Proposed Transactions

The Company is not anticipating any transactions.

Changes in Accounting Policies Including Initial Adoption

There were no recent accounting pronouncements that have or will have a material effect on the Company’s financial position or results of operations.

Financial Instruments

The main risks associated with the Company’s financial instruments include credit risk, market risk, and liquidity risk. The Company does not have significant exposure to foreign exchange risk, as all of it operations and transactions are denominated in U.S dollars.

Outstanding Share Data

As of April 30, 2026, the following securities were outstanding:

Common Stock: 102,355,323 shares

Series A Preferred Stock: 5,000,000 shares

Series B Preferred Stock: 360,000 shares

BUSINESS

Company Overview

HNO International, Inc., a Nevada corporation (herein referred to as “we,” “us,” “our,” “HNO” and the “Company”), focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

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HNO stands for “Hydrogen” and “Oxygen” and our experienced management team has over 14 years of expertise in the green hydrogen production industry.

HNO provides green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

HNO is at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

▪	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
▪	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.
▪	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Organization

HNO International, Inc. was incorporated in the State of Nevada on May 2, 2005 under the name “American Bonanza Resources Limited.” On March 19, 2009, we changed our name to “Clenergen Corporation.” On August 4, 2009, we acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. In April 2009, Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company. On July 8, 2020, we changed our name to Excoin Ltd. And on August 31, 2021, we changed our name to “HNO International, Inc.” our current name.

Our Business

We are at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

▪	Solar/hydrogen powered micro-grids designed to provide power to a specific industrial development or residential community, for example, independent of the legacy power grid.
▪	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
▪	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.
▪	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Our Products

We have four products that we offer for sale, all of which are commercially available. Our current products are described below.

HyGridTM System. Our HyGridTM System is a solar/hydrogen powered micro-power grid designed to provide power to a specific industrial development or residential community, for example, independent of the legacy power grid. The adjacent graphic illustrates the base design of our HyGridTM System.

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There is a growing demand for micro-power grids that operate independent of the legacy power grid. The HyGridTM System is a solar/hydrogen powered micro-grid designed to provide power to a specific industrial development or residential community, for example. We believe that our HyGridTM System offers a cost-effective solution to potential customers, including real estate subdivisions and industrial developments. Each HyGridTM System will cost approximately $2,500,000 for us to construct on behalf of a customer at the customer’s location – we would retain ownership of each HyGridTM System. Once completed, we will enter into a power purchase agreement with the customer, by which we will generate revenue.

Compact Hydrogen Refueling Station. Our Compact Hydrogen Refueling Station (CHRS) product offers a cost-effective solution for rapidly deploying hydrogen production in the 50 KG to 200 KG per day range. The CHRS System has a dispensing system that can be adapted for vehicles (trucks, buses, etc.), warehouse equipment (forklifts) or other fuel cell applications, including power generation. The need for hydrogen refueling stations is growing as more fuel cell vehicles come on the road. Current solutions are expensive, require a long permitting and installation process and consistently face outages. Our CHRS System, each of which is to be sold at a price of $375,000, seeks to solve these problems and address market demand. We are marketing this product to customers for delivery to customers in the first quarter of 2026.

Scalable Hydrogen Energy Platform. Our Scalable Hydrogen Energy Platform (SHEP) is an innovative scalable, modular hydrogen energy system that efficiently produces, stores, and dispenses green hydrogen made from water. Our cost-effective platform prioritizes flexibility and is designed to meet a wide range of diverse, growing hydrogen demands across multifaceted applications. Our SHEP System is capable of producing hydrogen at rates from 100 Kilograms per day to over 2,000 kilograms per day for use in commercial applications such as fuel for transportation, power generation, and industrial processes, as well as in the production of chemicals and materials. We are currently developing a containerized version of the SHEP system.

Hydrogen Carbon Cleaner. Our Hydrogen Carbon Cleaner (HCC) is a device used to clean carbon deposits from internal combustion engines. After demonstrating the technology with our prototype to prospective customers, any resulting orders for an HCC device would be delivered within 60 days.

Hydrogen Production Facility. The Company plans to develop a hydrogen production facility designed to produce up to 1,000 kilograms of hydrogen per day. The facility is intended to be located at a leased industrial site in Katy, Texas, which is subject to completion of landlord construction and build-out. As of October 31, 2025, the Company had not commenced occupancy of the facility, and hydrogen production activities had not begun.

During 2025, the Company obtained approximately $250,000 needed to complete this project. Following a brief pre-start-up interruption in September 2025, the Company has continued pre-operational activities and currently expects the facility to commence full-scale commercial production of hydrogen in early 2026. Based on current assumptions, the Company estimates revenues of approximately $2,555,000 over the next 12 months [1,000 kg of hydrogen produced per day without interruption multiplied by an expected average sale price of $7.00 per kg would yield daily revenues of approximately $7,000; $7,000 in daily revenues multiplied by 365 days yields a total revenues of approximately $2,555,000 in revenues].

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The Company has also identified a second location for hydrogen production in Lancaster, California; no prediction as to if and when we will be able to construct such facility, due to our lack of capital. There is no assurance that we will be able to obtain such needed capital.

Hydrogen Refueling

The market for hydrogen refueling stations is currently in a state of growth, as the use of hydrogen fuel cell electric vehicles (“FCEVs”) is becoming more popular. Governments, private companies, and research institutions around the world are investing in the development of hydrogen refueling infrastructure to support the growth of the FCEV market.

Currently, most hydrogen refueling stations are located in California, Germany, Japan, and South Korea. These countries have actively invested in developing hydrogen infrastructure and, as a result, have a larger number of stations available.

However, the market for hydrogen refueling stations is still relatively small compared to other alternative fuels, such as electric charging stations. The high cost of building and maintaining hydrogen stations, lack of economies of scale, and lack of hydrogen production facilities, have hindered the market’s growth.

Despite these challenges, the market for hydrogen refueling stations is expected to grow in the future as the number of FCEVs on the road increases and more countries begin to invest in the development of hydrogen infrastructure.

Fuel Cell EV Growth

The adoption of FCEVs is expected to increase over time as advancements in hydrogen technology, infrastructure development, and regulatory support continue. Growth in hydrogen production capacity is generally correlated with increased deployment of hydrogen-powered vehicles and related applications.

Factors supporting potential growth in FCEV adoption include increasing government support and funding for the development of hydrogen infrastructure, advancements in fuel cell technology, and increasing consumer awareness and acceptance of FCEVs. In addition, many countries have set ambitious targets to reduce greenhouse gas emissions, and deploying FCEVs is seen as a key measure to achieving these goals.

However, the pace and scale of FCEV adoption is highly dependent on the success of the hydrogen economy and the availability of hydrogen fueling stations. The growth of FCEVs also depends on the cost of hydrogen and the competition with other technologies such as battery electric vehicles.

Overall, the growth of FCEVs is expected to be significant in the coming years, but the growth rate may vary depending on the region and the success of the hydrogen economy.

Current Problems

There are several common problems associated with current hydrogen refueling stations:

1.	Cost: Building and maintaining hydrogen refueling stations can be expensive, and the high cost can be a barrier to the wide spread deployment of the technology.
2.	Limited availability: Hydrogen fueling stations are currently much less common than gasoline or electric charging stations, which can make it difficult for FCEV owners to find a refueling location.
3.	Complexity: Hydrogen fueling stations are complex systems that require specialized knowledge and training to operate and maintain.
4.	Safety concerns: Hydrogen is a highly flammable gas, and there are concerns about the safety of storing and dispensing it at refueling stations.
5.	Hydrogen production: One of the major challenges with hydrogen refueling stations is their limited access to locally produced hydrogen, often relying on hydrogen created using processes that generate pollution, such as steam methane reforming, which undermines the environmental benefits of using hydrogen as a fuel source.
6.	Lack of standardization: There is currently no standardization in the design and operation of hydrogen fueling stations, which can make it difficult for different types of vehicles to refuel at different stations.
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7.	Limited production capacity: The current capacity of hydrogen production is limited, which can make it difficult to supply enough hydrogen to meet the increasing demand for FCEVs.
8.	Lack of economies of scale: The small number of hydrogen stations and vehicles currently in operation makes it difficult to achieve economies of scale and reduce costs.

Overall, current hydrogen refueling stations face several challenges, but with ongoing research and development, we believe these issues can be addressed and overcome in the future.

Our Unique Solutions

Compact and Modular. Our CHRS delivers modular, compact green hydrogen refueling stations and could have significant value in the growing hydrogen FCEV market. These types of stations are designed to be compact, easy to install, and highly efficient, which can help to reduce the cost of building and maintaining the typical hydrogen refueling stations.

One of the main advantages of CHRS is that they can be quickly and easily deployed in various locations, such as urban areas, parking garages, residential locations, along highway corridors, even at a consumer's home. They can be quickly located with a smartphone app, and once located, the hydrogen availability can be determined and the hours of operation of the station. Because of the way the current infrastructure is set up, including the lack of hydrogen production on-site, it is often impossible for a customer to know if they will even be able to get fuel or not until they actually arrive at one of the extremely limited refueling locations. The CHRS system will increase the availability of hydrogen fueling options for FCEV owners, making it easier for them to refuel their vehicles and for manufacturers to sell their hydrogen vehicles because of the availability of hundreds of fueling stations.

Additionally, these types of stations can be powered by renewable energy sources, such as solar or wind power, which can reduce their environmental impact and help to promote the use of green hydrogen as a fuel.

Another advantage of these stations is that they can be easily expanded as the demand for hydrogen fuel increases. This can help to ensure that there is always enough hydrogen available to meet the needs of FCEV owners.

Overall, a product that delivers modular, compact green hydrogen refueling stations can be a disruptive factor and help to spur the growth of the FCEV market, by making it more convenient, affordable, and environmentally friendly for FCEV owners to refuel their vehicles, and it can help to support the growth of the hydrogen economy.

Scalable Hydrogen Energy Platform (SHEP). Unlike traditional large-scale hydrogen production plants, our plants are smaller, more cost-effective, and quicker to permit, install, and scale. One of the key benefits of our approach is the use of low-cost, PGM-free electrolysis technology. This technology eliminates the need for expensive and rare platinum group metals, making green hydrogen production more sustainable and cost-effective. This is particularly important in today's market, where the price of these metals has been increasing, making traditional hydrogen production more expensive.

Another benefit of our approach is the ability to scale green hydrogen production quickly. Our plants are designed to be quickly installed and operational, allowing them to respond quickly to changes in market demand. This is important as the green hydrogen market is rapidly growing, and companies need a reliable source of clean energy to meet this demand.

In addition, our approach is more environmentally friendly than traditional hydrogen production methods. We use renewable energy sources such as wind and solar power to produce green hydrogen, reducing the carbon footprint of hydrogen production. This is becoming increasingly important as more companies seek to adopt clean energy solutions and reduce their environmental impact.

We also have a robust supply chain, sourcing high-quality equipment from trusted suppliers. This ensures that our plants are reliable and efficient, reducing the risk of production disruptions and increasing the overall value of our services to customers.

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In the case of the SHEP, where the volume of hydrogen that can be produced is from 100 Kilograms per day to over 2,000 (or more) kilograms per day, we can service current and emerging hydrogen gas markets, including ammonia, fertilizer, steel, mining, electronics, semiconductors, in addition to fuel cell refueling stations.

Existing Engines. We are manufacturing custom hydrogen carbon cleaning equipment for engine service providers in the engine cleaning industry. Hydrogen is currently used for Internal Combustion Engine (“ICE”) decarbonization and maintenance prevention market through manufacturing hydrogen carbon cleaning equipment for engine service providers.

We have been actively developing and integrating hydrogen technologies that can effectively reduce diesel engine emissions and maintenance requirements. By using hydrogen for cleaning existing engines, our technology can significantly reduce harmful emissions such as particulate matter, nitrogen oxides, and carbon dioxide, while also improving engine performance and extending engine life.

Corporate Growth Strategy

Our growth strategy focuses on monetizing our current products, as well as expanding our product offerings and target markets. This will be achieved through ongoing research and development to identify new opportunities, as well as strategic partnerships and collaborations with key players in our target markets.

We will target our products to businesses and communities that are looking to decarbonize. Our sales and marketing strategies will focus on building relationships with key players in our target markets, such as current users of industrial hydrogen, the emerging hydrogen refueling market, hydrogen vehicle manufacturers, engine service providers and diesel fleet operators.

Market Competition

The hydrogen production market is currently dominated by industrial gas producers using Steam Methane Reforming (“SMR”) which use carbon-based feedstock as the energy input for the hydrogen production. The result of these methods results in gray and black hydrogen, both of which carry a significant residual carbon footprint.

Our Competition

Major competitors in the traditional hydrogen production market are represented by the following companies:

Praxair	Air Products and Chemicals	Linde
Air Liquide	Messer Group	BOC
Air Gas	Matheson Tri-gas	Advanced Gas Technologies

These and other current hydrogen producers will require significant investment in infrastructure for carbon capture technologies to meet the emerging requirements for clean energy generation.

We are focused on the production of green hydrogen, using renewable energy as the input power to produce green hydrogen with a lower carbon footprint. We are an innovator in this emergent marketplace. While we are a market leader, there are a few early competitors in green hydrogen, such as Nel, Plug Power, ITM Power, and Nikola.

We, alternatively, either team up or compete with these green hydrogen companies, depending on the specific market opportunity.

Our Competitive Strengths

Our competitive strengths include:

Focus on Low-Cost Technologies: Our focus on integrating proven low-cost technologies sets us apart from competitors, as it allows us to offer our products at a more affordable price point.

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Comprehensive Portfolio of Products: We offer a wide range of products including hydrogen cleaning equipment for engine service providers, hydrogen delivery systems for diesel engines, and green hydrogen production systems for various markets. This comprehensive portfolio of products sets us apart from competitors that focus on a limited range of products.

Strong Technical Expertise: We have a strong team of technical experts with extensive knowledge and experience in the hydrogen technology and engineering industries. This expertise gives us a competitive advantage in developing and offering high-quality products that meet customer demands.

Strong Partnerships: We have established partnerships with key players in the hydrogen technology and engineering industries, which enhances our ability to secure new customers and expand our reach in the market.

Innovative Solutions: Our focus on innovation and continuous improvement sets us apart from our competitors, as we are constantly developing new and improved products and solutions to meet the changing needs of our customers.

Commitment to Sustainability: We are committed to promoting sustainability and reducing carbon emissions, which aligns with the growing demand for green hydrogen products and services.

Current Market

The global market for hydrogen consumption is expected to grow over time as governments, utilities, and industrial users pursue decarbonization initiatives and alternative energy solutions. The Company is focused on developing and deploying small- to medium-scale green hydrogen production, storage, and dispensing systems intended to support anticipated demand for hydrogen-based energy applications.

Properties

We operate out of an approximately 5,000 square foot facility in Murrieta, California, which management believes is sufficient to meet its current operational needs.

In addition, the Company has entered into a lease agreement for an approximately 25,000 square foot industrial facility located in Katy, Texas. The leased facility is intended to support future hydrogen production operations. The commencement of the lease and the Company’s occupancy of the facility are subject to completion of landlord construction and build-out. As of October 31, 2025, construction had not been completed, the Company had not taken possession of the facility, and no operations had commenced at the location.

Employees

As of October 31, 2025, we had two full-time employees, our two executive officers, and no part-time employees.

Environmental Consideration

Our operations post a limited environmental risk, and we have no past environmental violations. We also do not require special environmental permits to conduct our business activities.

We follow standard policies and procedures for environmental compliance and risk management. We prioritize environmental sustainability and we continuously strive to improve our environmental performance.

We recognize that emerging climate change and other environmental issues present potential risks to any business. However, these risks only underscore the need for our products and services. As we continue to grow and expand our business, we will remain vigilant in identifying and addressing potential environmental risks. We want to highlight that our supply chains are diverse and well-shielded, reducing the potential environmental risks associated with our business operations. We work closely with our suppliers to ensure their environmental practices align with our standards. We continuously monitor and evaluate our supply chains to identify potential environmental risks.

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We will follow standard procedures for any environmental insurance coverage or other risk management strategies that we have in place. We are committed to protecting the environment and ensuring our business operations are conducted in an environmentally conscious manner.

MANAGEMENT

Our bylaws state the number of the directors of the Company shall be determined by resolution of the Board of Directors. The Board of Directors currently consists of three (3) directors who are expected to hold office until our next meeting of the shareholders. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified, or his earlier death, resignation or removal. Officers are elected by and serve at the discretion of the Board of Directors.

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of the date of this prospectus:

Name	Age	Position	Term in Office
Donald Owens	71	President, Chief Executive Officer and Secretary Chairman of the Board of Directors	November 20, 2024 to present April 30, 2021, to present

Hossein Haririnia	71	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer) Director	August 22, 2022 to present December 22, 2022 to present

William Parker	59	Director	December 22, 2022 to present

Professional Experience

The biographies of each executive officer below contain information regarding the person’s service as an executive officer, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable.

A description of the principal occupation for the past five years and summary of the experience of the directors and officers of the Company is as follows:

Donald Owens – President, Chief Executive Officer, Secretary and Chairman of the Board of Directors. Mr. Owens has served as our company’s Chairman of the Board of Directors, since April 30, 2021. Additionally, from April 30, 2021, to December 1, 2021, he served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. On November 20, 2024, Mr. Owens was appointed as our President, Chief Executive Officer and Secretary.

Mr. Owens founded HNO Green Fuels, Inc. (a private company owned by Mr. Owens) on June 5, 2011, and has served as its Chairman and President since its founding to the present. As Chairman and President of HNO Green Fuels, Inc., Mr. Owens engages in creating a customized hydrogen solution for reducing emissions in internal combustion engines and has secured 19 US patents and 3 International Patents for this technology. HNO Green Fuels, Inc. is an affiliate of HNO International, Inc.

Prior to his founding HNO Green Fuels, Inc., in the late 1990s, Mr. Owens was Chairman and CEO of Business Internet Systems. In July 1998, he launched a first-of-a-kind online platform that serviced the major business card printing needs of the US Congress, Branches of The Executive Office, and The Department of State. He was also actively involved in early web and networked database optimization for massive clients such as the US Census Bureau. He began his career in 1985 as a patent attorney for Western Electric and Bell Labs after attaining his law degree from Georgetown University. He received an engineering degree at General Motors Institute (now Kettering University).

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Hossein Haririnia - MBA, CPA, CGFM – Treasurer, Chief Financial Officer (who serves as our Principal Financial and Accounting Officer) and Director. Mr. Haririnia has served as our company’s Treasurer, including as our Principal Financial and Accounting Officer, since August 22, 2022, and, since December 22, 2022, he has served as a Director. Prior to his being appointed as Treasurer and Chief Financial Officer, Mr. Haririnia had overseen the financial functions of our company beginning in October 2021. In his current capacity, he provides technical assistance to our President on corporate-level decision-making. For more than the five years prior to joining our company, Mr. Haririnia provided financial consulting services to for-profit and non-profit organizations, including assisting in budget and cost proposal presentations for companies in Iran, Turkey, Dubai, Azerbaijan and China, among others. In his consulting career, Mr. Haririnia has managed multi-million-dollar budget preparations for government entities, such as NASA, the US Department of Labor and the US Department of Transportation. He has also supervised a team of accounting staff and has served as an auditor and fraud examiner. Mr. Haririnia is a Certified Public Accountant in the State of Virginia.

William Parker – Director. Mr. Parker has served as a Director of our company, since December 22, 2022. Mr. Parker has spent 28 years in the ATM industry with vast ATM technology knowledge and IT/Communications experience it totals over 39 years combined. After attending The University of the District of Columbia on an athletic scholarship majoring in Electronic/ Computer Engineering, he continued his education at an Electronic Technology Certified School developed by George Washington University (TEC – Technical Education Center). As the Principal and Co-Founder of Alliant ATM Services (May 2, 2002, to present), Mr. Parker oversees the business operations of the company and is responsible for the ATM Service & Maintenance division, business development and project installation scheduling and coordination. Alliant ATM Services is a certified minority-owned corporation located in Annapolis, Maryland, that specialize in the placement, installation, service and sale of cash dispensing Automated Teller Machines (ATMs) as well as Merchant Credit Card Services in the Washington DC Metropolitan Area. Alliant ATM Services is built on a solid foundation of vision, integrity, and honesty and is an Independent Sales Organization (ISO/ESO) and recently has become partnering agents with Alliant Merchant Services. Mr. Parker brings his tireless drive and work ethic to the business creating both opportunity and vision.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Significant Employees

We do not have any significant employees other than our current executive officers named in this prospectus.

Board Leadership Structure and Risk Oversight

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The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Committees

Our board of directors has not yet established any committees.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

EXECUTIVE COMPENSATION

The table below summarizes all compensation paid to our named executive officers for the years ending October 31, 2025 and October 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Paul Mueller, Former President, CEO and Secretary Year Ended October 31, 2024	121,000	-	121,000
Year Ended October 31, 2025	-	-	-
Hossein Haririnia, Treasurer, Chief Financial Officer and Director Year Ended October 31, 2024	189,750	-	189,750
Year Ended October 31, 2025	206,250	-	206,250
Donald Owens President, CEO, Secretary and Chairman of the Board of Directors Year Ended October 31, 2024	-	-	-
Year Ended October 31, 2025	-	-	-

Director Compensation

The table below summarizes all compensation paid to our directors who are not also named executive officers for the years ending October 31, 2025 and October 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
William Parker Director Year Ended October 31, 2025	-	-	-
Year Ended October 31, 2024	-	-	-

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Equity Awards

As of October 31, 2025, there were no outstanding equity awards.

CURRENT RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

 Certain Relationships and Related Transactions

 Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and the $20,000 principal was settled on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended. The accrued interest of $436 remains due in connection with this note.

As of April 30, 2026, the Company had multiple outstanding promissory notes payable to HNO Green Fuels, Inc. The notes bear interest at 2% per annum and were issued in connection with financing arrangements to support the Company’s operations. The following table summarizes the terms of these related-party notes payable, including original principal amounts, maturity dates (as extended), principal outstanding, and accrued interest as of April 30, 2026.

Issue Date	Original Principal	Maturity Date	Principal Outstanding	Accrued Interest
12/1/2021	$500,000	12/31/2026	$435,000	$13,014
5/31/2022	$590,000	5/31/2030	$590,000	$46,230
9/29/2022	$50,000	12/31/2026	$50,000	$1,496
10/20/2022	$50,000	12/31/2026	$50,000	$1,496
3/1/2023	$50,000	12/31/2026	$50,000	$1,496
3/8/2023	$50,000	12/31/2026	$50,000	$1,496
3/23/2023	$50,000	12/31/2026	$50,000	$1,496
4/3/2023	$50,000	12/31/2026	$50,000	$1,496
4/13/2023	$20,000	12/31/2026	$20,000	$598
4/17/2023	$30,000	12/31/2026	$30,000	$1,036
Total			$1,375,000	$69,854

Extension of Promissory Notes:

On December 29, 2025, the Company entered into nine separate Extension to Promissory Note agreements (the "December 2025 Extensions") with HNO Green Fuels, Inc., a Nevada corporation ("HNOGF"), a related party. These extensions amended nine promissory notes that were originally issued between December 1, 2021 and April 17, 2023, extending their maturity dates from December 31, 2025 to December 31, 2026. The extended notes bear interest at 2% per annum and have an aggregate outstanding principal balance of $785,000 as of April 30, 2026. The original issuance dates, principal amounts, and current balances of these notes are detailed in the table above.

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Advances from Related Party:

During the year ended October 31, 2024, Donald Owens, the Company’s Chairman of the Board of Directors, advanced $950,585 to the Company to cover operating expenses, and HNO Green Fuels, Inc. advanced $10,000 for the same purpose.

During the year ended October 31, 2025, Mr. Owens advanced an additional $18,500 to the Company and the Company repaid $107,700 as partial repayment of previously advanced funds, and HNO Green Fuels, Inc. advanced $540,000 to the Company and the Company repaid $323,000 as partial repayment of previously advanced funds.

During the six months ended April 30, 2026, HNO Green Fuels, Inc. advanced an additional $230,000 to the Company and the Company repaid $30,000 as partial repayment of previously advanced funds.

These advances are unsecured, non-interest bearing and due on demand. As of April 30, 2026, and October 31, 2025, related party advances had outstanding balances of $1,288,385 and $1,088,385, respectively.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

▪	the director is, or at any time during the past three years was, an employee of the Company;
▪	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);
▪	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the Company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;
▪	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
▪	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we have no independent directors. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, we are not subject to any director independence requirements.

Principal Stockholders

The following table sets forth certain information as of July 20, 2026, as to shares of our shares of common stock beneficially owned by each Officer and Director and by each person who is known by us to own beneficially more than 5% of the 102,355,323 common shares, 5,000,000 Series A shares and 360,000 Series B shares. The table includes preferred stock that is convertible into common stock and information as to the ownership of our stock by each of the foregoing, with Officers and Directors as a group. There were no stock options outstanding as of July 20, 2026. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.

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We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Name and Address (1)	Number of Shares Beneficially Owned	Class	Percentage of Class (2)
Officers and Directors
Donald Owens CEO, President, Secretary and Chairman of the Board of Directors	17,200,000 5,000,000 245,000	Common Stock Series A Preferred Stock Series B Preferred Stock	16.80% 100% 68.00%
Hossein Haririnia Treasurer, Chief Financial Officer and Director	12,450,000 -0-	Common Stock Series A Preferred Stock	12.16% --
William Parker Director	7,100,000 -0-	Common Stock Series A Preferred Stock	6.93% --
All Named Executive Officers, Executive Officer and Directors as a Group (3 persons)	36,750,000 5,000,000 245,000	Common Stock Series A Preferred Stock Series B Preferred Stock	35.90% 100% 68.00%
5% Principal Stockholders
HNO Green Fuels, Inc. (3)	-0- 115,000	Common Stock Series B Preferred Stock	-- 32.00%

* Less than 1%

(1)	Unless otherwise noted, the address of the reporting person is c/o HNO International, Inc., 41558 Eastman Drive, Suite B, Murrieta, CA 92562.

(2)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this report.

(3)	Address: 42309 Winchester Road, Temecula, CA 92590. Donald Owens has voting and dispositive control over HNO Green Fuels, Inc.

DESCRIPTION OF CAPITAL STOCK

General

Our common stock is quoted on the OTCQB of the OTC Markets under the symbol “HNOI.” Our common shares trade and have traded on a limited or sporadic basis and should not be deemed to constitute an established public trading market. Broker-dealers often decline to trade in over-the-counter stocks quoted on the OTCQB because the market for such securities is often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common shares by limiting the number of potential investors. This may make it more difficult for investors to sell shares to third parties or otherwise dispose of their shares. This could cause our share price to decline, and there is no assurance that there will be liquidity in our common shares.

51

In addition, the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions that we do not meet. Unless an exception is available, these regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with it.

Authorized Capital Stock

We are a Nevada corporation governed by our Articles of Incorporation (the “Articles”), the Nevada Revised Statutes, and our Bylaws. As of July 20, 2026, we are authorized to issue 985,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock may be issued in one or more series as designated by our Board of Directors, with such powers, preferences, rights, qualifications, limitations, and restrictions as the Board may determine prior to issuance. Of the authorized shares of preferred stock, the Board has designated 10,000,000 shares as Series A Preferred Stock and 500,000 shares as Series B Preferred Stock.

As of July 20, 2026, 102,355,323 shares of common stock were issued and outstanding, 5,000,000 shares of Series A preferred stock were issued and outstanding, and 360,000 shares of Series B preferred stock were issued and outstanding.

Common Stock

Each share of common stock entitles the holder to one vote on each matter submitted to a vote at a meeting of stockholders (or by written consent). All shares of common stock are of the same class and have identical rights and preferences. Holders of common stock are entitled to receive dividends, if any, as declared by the Board of Directors from funds legally available. In the event of liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and any preferential rights of outstanding preferred stock.

Our common stock is fully paid and non-assessable. The private property of stockholders is not liable for the Company’s debts or obligations.

Preferred Stock – General

Our Board of Directors has broad authority, without further stockholder action (subject to applicable law and any series-specific rights), to establish the rights, preferences, and limitations of any series of preferred stock, including dividend rights, conversion rights, voting rights, redemption terms, and liquidation preferences.

Series A Preferred Stock

We have 5,000,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock carries 55 votes on all matters submitted to a vote of stockholders (voting together with common stock and other voting securities as a single class). This voting structure gives the holder (our Chairman, Donald Owens) significant control over corporate decisions. The Series A Preferred Stock has no stated dividend rights beyond participation with common stock and no liquidation preference beyond its par value. It is not redeemable except in connection with a liquidation event and carries no other economic rights beyond its voting power.

Series B Preferred Stock

We have 360,000 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock is convertible into one share of common stock. The Series B Preferred Stock has limited voting rights and no preferential dividend or liquidation rights beyond its par value. It is not redeemable except in connection with a liquidation event.

52

Warrants

As of the date of this prospectus, we have outstanding warrants to purchase an aggregate of 1,155,000 shares of common stock at an exercise price of $0.25 per share. These warrants were issued in connection with recent convertible note financings in April and May 2026. Each warrant is exercisable at any time from its issuance date and expires five years from issuance. The warrants permit cashless exercise when the market price of our common stock exceeds the exercise price and no effective registration statement is available for resale at prevailing market prices. Exercise of the warrants is subject to a 4.99% beneficial ownership limitation. The warrants contain standard anti-dilution adjustments for stock splits, dividends, and similar events.

Stock Options and Equity Incentives

We have not granted any stock options or other equity incentives as of the date of this description. We may in the future adopt a formal equity incentive plan and grant options, restricted stock, or other equity awards.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to furnish us with copies of all such reports they file.

Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons that no Form 5 was required, we believe that during the most recent fiscal year all filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with, except that our Chief Executive Officer, Donald Owens, was late in filing four Form 4 reports.

Anti-Takeover and Other Provisions

Our Articles of Incorporation and Bylaws contain provisions that may have the effect of delaying, deferring, or discouraging a change in control, including the Board’s authority to issue preferred stock with superior voting or other rights and standard indemnification and limitation of liability provisions for directors and officers. We are subject to the Nevada Revised Statutes, which include provisions regarding business combinations and control share acquisitions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austin Parkway, Suite 300, Las Vegas, Nevada 89119.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered for resale from time to time by the Selling Stockholders. The shares may be sold or distributed by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

  ordinary brokers’ transactions;
  transactions involving cross or block trades;
  through brokers, dealers, or underwriters who may act solely as agents;
  “at the market” into an existing market for our common stock on the OTCQB;
  in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
  in privately negotiated transactions; or
  any combination of the foregoing.

53

The Selling Stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Purchase Agreement prohibits Lambda Ventures from engaging in short sales or hedging transactions that establish a net short position with respect to our common stock. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Lambda Ventures is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares issuable under the Equity Purchase Agreement. As an underwriter, Lambda Ventures is required to comply with certain requirements of the Securities Act and the Exchange Act, including Regulation M. With certain exceptions, Regulation M precludes Lambda Ventures, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Except as disclosed in this prospectus, we know of no existing arrangements between the Selling Stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus. Lambda Ventures has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lambda Ventures has informed us that each such broker-dealer will receive commissions from Lambda Ventures that will not exceed customary brokerage commissions.

To the extent required by the Securities Act and the rules and regulations thereunder, any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

54

The Selling Stockholders and any other person participating in the distribution of the shares of common stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada.

EXPERTS

The financial statements of HNO International, Inc. as of October 31, 2025 and 2024, and for the years then ended, included in this prospectus have been audited by Barton CPA, PLLC, as set forth in its report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

On April 13, 2026, the Company dismissed Barton CPA, PLLC as its independent registered public accounting firm and engaged Green Growth CPAs as its new independent auditor. Barton’s reports on the Company’s financial statements for the years ended October 31, 2025 and 2024 included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern. There were no disagreements with Barton on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure. The Company had no consultations with Green Growth CPAs prior to its engagement regarding accounting principles, the type of audit opinion that might be rendered, or any reportable events.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at www.hnointl.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

55

FINANCIAL STATEMENTS

F-1	Report of Independent Registered Public Accounting Firm;
F-3	Balance Sheets as of October 31, 2025 and 2024;
F-4	Statements of Operations for the years ended October 31, 2025 and 2024;
F-5	Statements of Changes in Stockholders’ Equity for the years ended October 31, 2025 and 2024;
F-6	Statements of Cash Flows for the years ended October 31, 2025 and 2024; and
F-7	Notes to Financial Statements.

F-16	Unaudited Condensed Balance Sheets as of April 30, 2026 and October 31, 2025
F-17	Unaudited Condensed Statements of Operations for the Three and Six months Ended April 30, 2026 and April 30, 2025
F-18	Unaudited Condensed Statement of Stockholders’ Deficit for the Three and Six months Ended April 30, 2026 and April 30, 2025
F-20	Unaudited Condensed Statements of Cash Flows for the Three and Six months Ended April 30, 2026 and April 30, 2025
F-21	Notes to Unaudited Condensed Financial Statements

56

Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635 bartoncpafirm.com Cypress, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Donald Owens, Chairman of the Board of Directors

and Stockholders of HNO International, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of HNO International, Inc (the Company) as of October 31, 2025 and 2024, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has sustained significant losses and negative cash flows from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in that regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-1

Going Concern

The evaluation of the Company’s ability to continue as a going concern was a critical audit matter. As discussed in Note 3, the Company has incurred recurring losses and negative operating cash flows, which raised substantial doubt about its ability to continue as a going concern. Auditing management’s assessment required significant judgment due to the Company’s reliance on funding from related parties to meet its liquidity needs. Our procedures included evaluating the availability and terms of related-party financing, assessing management’s plans to obtain such funding, and evaluating the adequacy of the related disclosures in the financial statements.

Valuation of Service Stock

The valuation of service stock was a critical audit matter. Auditing the valuation of service stock involved significant judgment due to the complexity of determining fair value. Our procedures included evaluating management’s valuation methodology, testing key assumptions and inputs, and evaluating the adequacy of related disclosures.

We have served as the Company’s auditor since 2024.

 /s/ Barton CPA PLLC

Barton CPA PLLC

Cypress, Texas

February 6, 2026

F-2

HNO INTERNATIONAL, INC. BALANCE SHEETS

	October 31,	October 31,
	2025	2024
ASSETS
Current Assets
Cash	$9,525	$20,255
Accounts receivable	332,669	—
Other receivable	1,000	—
Total Current Assets	343,194	20,255

Non-Current Assets
Property and equipment, net	1,323,189	994,898
Long term asset, net	—	112,026
Right-of-use asset	64,637	121,805
Total Non-Current Assets	1,387,826	1,228,729
TOTAL ASSETS	$1,731,020	$1,248,984

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	715,236	138,029
Accrued payroll	(18)	17,762
Accrued interest payable	56,345	28,845
Lease liability	60,953	57,062
Payroll tax	—	2,838
Advances, related party	1,088,385	960,585
Customer deposits	—	99
Convertible note payable, at fair value	59,867	—
Notes payable, related party	785,000	785,000
Total Current Liabilities	2,765,768	1,990,220

Non-Current Liability
Lease liability	5,202	66,155
Long term notes payable, related party	590,000	590,000
Total Non-Current Liability	595,202	656,155
Total Liabilities	3,360,970	2,646,375

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized
Series A, par value $0.001 per share; 10,000,000 shares authorized; 5,000,000 and 5,000,000 shares issued and outstanding as of October 31, 2025 and October 31, 2024, respectively	5,000	5,000
Series B, par value $0.001 per share; 500,000 shares authorized; 360,000 and 0 shares issued and outstanding as of October 31, 2025 and October 31, 2024, respectively	360	—
Common stock, par value $0.001 per share; 985,000,000 shares authorized; 100,795,491 and 419,437,865 shares issued and outstanding as of October 31, 2025 and October 31, 2024, respectively	100,795	419,438
Common stock payable	25,250	15,250
Common stock subscription receivable	(13,750)	(13,750)
Additional paid-in capital	50,302,585	43,611,365
Accumulated deficit	(52,050,190)	(45,434,694)
Total Stockholders’ Deficit	(1,629,950)	(1,397,391)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,731,020	$1,248,984
The accompanying notes are an integral part of these financial statements.
F-3

HNO INTERNATIONAL, INC. STATEMENTS OF OPERATIONS

	For the year Ended October 31,
	2025	2024

Revenue	$65,561	$4,241
Cost of goods sold	—	(3,688)
Gross Profit	65,561	553

Operating expenses
Advertising and marketing	22,770	7,408
General and administrative expenses	6,259,342	3,129,989
Depreciation and amortization	245,131	179,672
Total Operating Expenses	6,527,243	3,317,069
Other Income (Expenses)
Interest income	2,945	5,501
Interest expense	(27,500)	(27,575)
Gain/(Loss) on fair value of convertible note	(14,867)	—
Loss on write-off of intangible asset	(105,190)	—
Loss on sale of asset	(9,202)	—
Total Other (Expenses)	(153,814)	(22,074)
Loss from Operations	$(6,615,496)	$(3,338,590)
Net Loss	$(6,615,496)	$(3,338,590)
PER SHARE AMOUNTS
Basic and diluted net loss per share	(0.04)	(0.01)
Weighted average number of common shares outstanding - basic and diluted	152,051,729	394,023,751

The accompanying notes are an integral part of these financial statements.

F-4

HNO INTERNATIONAL, INC. STATEMENTS OF STOCKHOLDERS' DEFICIT For the year ended October 31, 2024
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
For the year ended October 31, 2024
Balance at October 31, 2023	5,000,000	$5,000	—	$—	419,341,584	$419,341	$32,251	$(23,750)	$41,470,177	$(42,096,104)	$(193,085)
Regulation A stock issuances	—	—	—	—	433,429	434	(17,001)	—	432,995	—	416,428
Regulation D stock issuances	—	—	—	—	2,262,852	2,263	—	—	523,237	—	525,500
Shares cancelled as per settlement agreement - Vivaris Capital	—	—	—	—	(10,000,000)	(10,000)	—	10,000	—	—	—
Stock-based compensation	—	—	—	—	7,400,000	7,400	—	—	1,184,956	—	1,192,356
Net loss for the year ended October 31, 2024	—	—	—	—	—	—	—	—	—	(3,338,590)	(3,338,590)
Balance at October 31, 2024	5,000,000	$5,000	—	$—	419,437,865	$419,438	$15,250	$(13,750)	$43,611,365	$(45,434,694)	$(1,397,391)
For the year ended October 31, 2025
Balance at October 31, 2024	5,000,000	$5,000	—	$—	419,437,865	$419,438	$15,250	$(13,750)	$43,611,365	$(45,434,694)	$(1,397,391)
Regulation D stock issuances	—	—	—	—	22,652,626	22,652	10,000	—	1,016,348	—	1,049,000
Shares cancelled as per exchange agreement					(360,000,000)	(360,000)			—		(360,000)
Series B preferred stock issuances	—	—	360,000	$360	—	—	—	—	359,640	—	360,000
Stock-based compensation	—	—	—	—	18,705,000	18,705	—	—	5,315,232	—	5,333,937
Net loss for the year ended October 31, 2025	—	—	—	—	—	—	—	—	—	(6,615,496)	(6,615,496)
Balance at October 31, 2025	5,000,000	$5,000	360,000	$360	100,795,491	$100,795	$25,250	$(13,750)	$50,302,585	$(52,050,190)	$(1,629,950)
The accompanying notes are an integral part of these financial statements.

F-5

HNO INTERNATIONAL, INC. STATEMENTS OF CASH FLOWS
	For the Year Ended October 31,
	2025	2024
Cash Flow from Operating Activities
Net loss	$(6,615,496)	$(3,338,590)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	245,131	179,672
Legal services provided in exchange for convertible note	45,000	—
Loss on fair value of convertible note	14,867	—
Loss on write-off of intangible asset	105,190	—
Loss on sale of asset	9,202	—
Stock-based compensation	5,333,937	1,192,356
Changes in operating assets and liabilities:
Decrease in due from related party	—	56,392
(Increase) in accounts receivable	(332,669)	—
(Increase) in other receivable	(1,000)
Increase in accounts payable	228,362	115,545
Increase/(Decrease) in accrued payroll	(17,780)	17,762
Increase/(Decrease) in accrued interest payable	27,500	(12,425)
Operating lease ROU assets and lease liabilities, net	106	1,412
(Decrease) in payroll taxes	(2,838)	(14,802)
Net Cash Used in Operating Activities	(960,488)	(1,802,678)

Cash Flows from Financing Activities
Proceeds from related party advances	558,500	960,585
Repayment of related party advances	(430,700)	—
Proceeds from security deposits	—	100,000
Proceeds from customer deposits	(99)	99
Proceeds from sale of common stock subscription payable	10,000	(17,001)
Proceeds from sale of common stock	1,039,000	958,929
Net Cash Provided by Financing Activities	1,176,701	2,002,612

Cash Flows from Investing Activities
Purchase of property and equipment	(227,943)	(381,934)
Sale of property and equipment	1,000	—
Purchase of long term asset	—	(32,904)
Net Cash Used in Investing Activities	(226,943)	(414,838)

Net increase (decrease) in cash	(10,730)	(214,904)
Cash at beginning of period	20,255	235,159
Cash at end of period	$9,525	$20,255

Supplemental Disclosure of Interest and Income Taxes Paid:
Lease liability paid during the period	$60,804	$48,421
Interest paid during the period	$—	$—
Income taxes paid during the period	$—	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Property and equipment acquired through accounts payable	$348,845	$—
Common stock cancellation per share exchange agreement	$(360,000)	$—
Series B preferred stock issuance per exchange agreement	$360,000	$—
Convertible note issued in exchange for legal services, recorded at fair value	$60,000	$—
The accompanying notes are an integral part of these financial statements.
F-6

HNO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2025

NOTE 1 – ORGANIZATION AND BASIS OF ACCOUNTING

Organization

HNO International, Inc. (the “Company”) specializes in the design, integration, and development of green hydrogen-based clean energy technologies. With the Company’s management having over 14 years of experience in the field of green hydrogen production, the Company is committed to providing scalable products that help businesses and communities decarbonize, reduce emissions, and cut operational costs. HNO stands for Hydrogen and Oxygen. The Company is at the forefront of developing innovative solutions, such as the Compact Hydrogen Refueling System (“CHRS”) and the Compact Hydrogen Production System (“CHPS”), which can be used to produce green hydrogen for various applications including fuel cell electric vehicles, hydrogen internal combustion engines, heating, and cooking. The CHPS is highly scalable, capable of producing 100-2,000 (or more) kilograms of hydrogen per day for commercial use in various applications. In addition, the Company develops energy systems that complement the zero-emissions EV infrastructure, reduce harmful emissions, and cut maintenance costs of commercial diesel fleets. By integrating components from leading industry partners, the Company aims to transition fossil fuels to cleaner alternatives and promote lower emissions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the years ended October 31, 2025 and October 31, 2024.

Out-of-Period Adjustment

During the year ended October 31, 2025, the Company recorded an out-of-period adjustment to write off the full gross amount of a previously capitalized intangible asset related to the prototype Compact Hydrogen Refueling Station. The asset was originally recorded at $136,725 following the conversion of a SAFE investment into intellectual property. Upon further evaluation, management determined that the asset did not meet the criteria for capitalization.

Management evaluated the error, both qualitatively and quantitatively, and concluded that the adjustment was not material to any prior interim or annual period. The Company recorded an expense of $105,190, presented as “Loss on write-off of intangible asset” within other expenses for the twelve months ended October 31, 2025. The remaining balance of the gross asset and related accumulated amortization were removed from the balance sheet as part of the adjustment. The previously recorded amortization from earlier periods was not reversed and remains reported in those respective periods.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of October 31, 2025, and October 31, 2024, the Company did not hold any investments that qualify as cash equivalents. Therefore, the cash and cash equivalents line item in the balance sheet solely comprises cash.

F-7

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 requires that the cost of equity instrument awards, issued in exchange for services, including those issued to employees and predominantly to consultants, be measured at the grant-date fair value. The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected consultants and employees. Compensation for stock-based awards is recognized as a non-cash expense on the statement of operations. For the year ended October 31, 2024, the expense associated with these awards is recorded based on the fair value on the date of grant, as determined using the Black-Scholes-Merton option-pricing model. For the year ended October 31, 2025, the Company revised its valuation methodology for restricted stock issuances. The fair value of restricted stock grants is determined using the closing market price on the grant date, adjusted for an appropriate discount to reflect the restrictions on transferability and marketability of the shares. The discount is calculated using a weighted average of comparable restricted stock transactions, which better reflects the economic impact of larger issuances and provides a more accurate representation of fair value under ASC 718. This cost is recognized over the period during which the award recipient is required to perform services, typically known as the vesting period. The total compensation cost related to vested stock-based awards is recognized after adjusting for estimated forfeitures at the time of vesting. The expense related to stock-based compensation is included within the same statement of operation line items as cash compensation for the consultants and employees who receive the awards, currently included in general and administrative expenses on the statement of operations as the Company does not allocate compensation costs to costs of goods sold. As of the report date, the Company has not established any plans to issue dividends on stock-based awards. Any tax benefits arising from deductions for these awards are recorded in additional paid-in capital, provided they exceed the cumulative compensation cost recognized.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

In certain arrangements where the Company facilitates the provision of goods or services provided by a third party, and does not take control of those goods or services, revenue is recognized on a net basis, limited to the margin or fee earned, consistent with the Company’s role as an agent under ASC 606-10-55-36 through 55-40.

During the year ended October 31, 2025, the Company recognized $65,561 in revenue related to the facilitation of delivery of hydrogen refueling equipment and related services. Based on its evaluation of the arrangement, the Company determined that it acted as an agent with respect to the facilitation of delivery of equipment, as it did not obtain control of the goods and the third-party vendor delivered the equipment directly to the customer. As a result, revenue was recognized on a net basis, excluding gross billings and associated third-party costs, in accordance with ASC 606.

During the year ended October 31, 2024, the Company had revenue of $4,241. Revenue was recognized from hydrogen engineering services and combustion solutions.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

F-8

Property and Equipment

Property and equipment are carried at cost and, less accumulated depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposal. The Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The Company’s property and equipment mainly consists of computer and laser equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Useful life
Small equipment	3 Years
Large equipment	7 Years
Vehicles	4 Years

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of a long-lived asset, management evaluates whether the estimated future undiscounted net cash flows from the asset are less than its carrying amount. If impairment is indicated, the long-lived asset would be written down to fair value. Fair value is determined by an evaluation of available price information at which assets could be bought or sold, including quoted market prices, if available, or the present value of the estimated future cash flows based on reasonable and supportable assumptions.

Leases

The Company accounts for leases in accordance with ASC 842, Leases (“ASC 842”). At contract inception, the Company determines if an arrangement is or contains a lease. Where the Company is the lessee, for each lease with a term greater than twelve months, the Company records a right-of-use asset and lease liability. A right-of-use asset represents the economic benefit conveyed to the Company by the right to use the underlying asset over the lease term. A lease liability represents the obligation to make lease payments arising from the use of the asset over the lease term. As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. Leases with an initial expected term of 12 months or less are not recorded in the Balance Sheet and the related lease expense is recognized on a straight-line basis over the lease term.

Recent Accounting Pronouncements

In March 2024, the Financial Accounting Standards Board (FASB) issued ASU No. 2024-01, "Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards." This update clarifies the accounting for profits interest awards by specifying when these awards should be accounted for under ASC 718, Stock Compensation, as opposed to other compensation arrangements like cash bonuses under ASC 710. This clarification is provided through a series of illustrative examples which show how to determine whether profits interest awards meet the conditions of ASC 718, focusing on when such awards should be recognized as equity or liability. The guidance is intended to increase the comparability and consistency of financial reporting by providing clearer criteria for the accounting of profits interest awards.

For public companies, the amendments in this update are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. For private companies, the amendments are effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2026. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements and will continue to assess its potential effects as the adoption date approaches.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires enhanced disclosures related to effective tax rate reconciliation and income taxes paid. The amendments are effective for public business entities for fiscal years beginning after 12/15/24. The Company does not expect adoption of this standard to have a material impact on its financial position or results of operations, but expects expanded income tax disclosures.

F-9

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires additional disaggregated expense disclosures in the notes to the financial statements. The amendments are effective for fiscal years beginning after 12/15/25. The Company is evaluating the impact of this standard on its disclosures.

Segment Reporting

The Company operates as one reportable segment. The Chief Executive Officer, who serves as the Chief Operating Decision Maker as defined under ASC 280, Segment Reporting (“ASC 280”), manages and evaluates the Company’s operations and performance on a consolidated basis. The Company’s operations are focused on the design, development, manufacturing, and sale of integrated green hydrogen-based products and related services.

The Company offers multiple products, including the Compact Hydrogen Refueling Station, Hydrogen Carbon Cleaner (HCC), and Scalable Hydrogen Energy Platform (SHEP). These products share common technologies, production processes, customer markets, and distribution channels. Financial information is not prepared or reviewed separately for these product lines for resource allocation or performance evaluation purposes. As such, management has determined that the Company has one operating and reportable segment.

NOTE 3 – GOING CONCERN

On October 31, 2025, we had an accumulated deficit of $52,050,190. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the date of issuance of these financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	October 31, 2025	October 31, 2024
Vehicles	$36,500	$60,702
Small equipment	32,943	$32,943
Large equipment	1,669,954	1,093,166
Property and Equipment, Gross	$1,739,397	$1,186,811
Less: Accumulated depreciation	(416,208)	(191,913)
Property and Equipment, Net	$1,323,189	$994,898

Depreciation expense for the years ended October 31, 2025, and 2024 were $238,295 and $154,973, respectively.

NOTE 5 – LEASES

Operating leases

The Company has an active operating lease agreement for office space in Murrieta, California, expiring on November 30, 2026.

On November 18, 2020, the Company entered into an operating lease with the landlord, Demarius Holdings, Inc., commencing on December 1, 2020, and ending on November 30, 2023, for the office spaces located at 41558 Eastman Drive, Suites B and C, Murrieta, California 92562. The monthly rent was $4,183. Both suites are approximately 2,088 square feet of space. The Company’s principal executive office is located at 41558 Eastman Drive, Suite B, Murrieta, California 92562. Suite C is utilized for testing and research equipment.

F-10

On November 14, 2023, the lease for Suite B was extended for 36 months to November 30, 2026. The monthly rental amount for Suite B is $2,501 for the period from December 1, 2023, to November 30, 2024, with an increase to $2,573 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,647 for the period from December 1, 2025, to November 30, 2026.

On January 4, 2024, the lease for Suite C was extended for 34 months to November 30, 2026. The monthly rental amount for Suite C is $2,434 for the period from February 1, 2024, to November 30, 2024, with an increase to $2,506 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,555 for the period from December 1, 2025, to November 30, 2026.

The Company is typically required to make fixed minimum rent payments relating to its right to use the underlying leased assets. The Company was required to classify such leases as operating leases in accordance with the provisions of ASC 842. Therefore, the Company recognized operating lease liabilities with corresponding Right-Of-Use ("ROU") assets based on the present value of the minimum rental payments of such leases.

As the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. As of October 31, 2025, the right-of-use asset was $64,637 and operating lease liabilities were $66,155. The operating lease liabilities consist of a current portion of $60,953 and a non-current portion of $5,202. The weighted average remaining lease term was 1.08 years and the weighted average discount rate was 4.14%.

Operating Cash Flows Related to Leases

Remaining lease term as of October 31, 2025:

Year ended	Operating Lease Payment
October 31, 2026 and beyond	$65,986
Total Payments	$65,986

Lease Not Yet Commenced

In April 2024, the Company entered into a lease agreement for an industrial facility located in Katy, Texas. The lease is subject to completion of landlord construction and build-out prior to commencement. Under the terms of the lease, the commencement date occurs when the leased premises are made available for the Company’s use.

As of October 31, 2025, the landlord’s construction had not been completed, the lease had not commenced, and the Company had not taken possession of the facility. Accordingly, no right-of-use asset or lease liability has been recorded on the Company’s balance sheet as of October 31, 2025.

NOTE 6 – COMMON STOCK

The Company is authorized to issue 985,000,000 shares of common stock, par value $0.001.

Stock Issued

During the year ended October 31, 2024, the Company issued 433,429 shares of common stock for $433,429 in cash under its Regulation A offering, qualified by the SEC on May 3, 2023. The Company also issued 17,001 Regulation A shares previously classified as common stock payable.

During the year ended October 31, 2024, the Company issued 2,500 Regulation A shares previously classified as common stock payable and sold 2,500 Regulation A shares, classified as $2,500 common stock payable.

F-11

During the year ended October 31, 2024, the Company entered into a Stock Subscription Agreement with accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 2,262,852 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $525,500. The proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

During the year ended October 31, 2025, the Company entered into Stock Subscription Agreements with accredited investors (under Rule 506(b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 22,652,626 shares of its common stock, for a cash purchase price of $1,039,000. The proceeds from the sale of common stock will be used for operating capital.

During the year ended October 31, 2024, the Company's Board of Directors granted approval for the issuance of 7,400,000 shares of our common stock valued at $1,192,356, in exchange for services rendered to the Company. These shares were considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act. The issuance of these shares resulted in the recognition of stock-based compensation expense in the accompanying statement of operations.

During the year ended October 31, 2025, the Company's Board of Directors granted approval for the issuance of 18,705,000 shares of our common stock valued at $5,333,937, in exchange for services rendered to the Company. These shares were considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act. The issuance of these shares resulted in the recognition of stock-based compensation expense in the accompanying statement of operations.

As of October 31, 2025 and October 31, 2024, the Company had 100,795,491 and 419,437,865 shares of common stock issued and outstanding, respectively.

Stock Receivable

As of October 31, 2025, the Company issued 13,750 shares of common stock under Regulation A offering to various shareholders that have not yet paid for shares; therefore, $13,750 has been classified as common stock receivable.

On March 31, 2022, the Company issued 10,000,000 shares of common stock to Vivaris Capital, LLC, in connection with an Advisory Agreement. However, Vivaris Capital, LLC never paid for the shares, and a dispute arose. The dispute centered around the respective performance under the Advisory Agreement.

On May 3, 2024, the Company and Vivaris Capital, LLC executed a Settlement Agreement. As part of this agreement, the Company paid Vivaris Capital, LLC a settlement amount of $15,500, and the 10,000,000 shares issued to Vivaris Capital, LLC were canceled. This settlement nullifies any outstanding receivables related to the stock issuance and fully resolves the dispute between the parties.

As per the Settlement Agreement and Mutual Release of All Claims executed on May 3, 2024, the Company and Vivaris Capital, LLC have resolved their dispute. The settlement terms include the cancellation of the 10,000,000 shares issued to Vivaris Capital, LLC. Additionally, the Company agreed to pay Vivaris Capital, LLC a settlement amount of $15,500, which was recorded as a legal expense. This agreement nullified any outstanding receivable related to the stock issuance and resolved the dispute in full.

Stock Payable

As of October 31, 2025, the Company sold 15,250 shares of common stock under its Regulation A offering to various shareholders that have not yet been issued by the transfer agent; therefore, $15,250 has been classified as common stock payable.

As of October 31, 2025, the Company sold 10,000 shares of common stock under its Regulation D offering to a shareholder that have not yet been issued by the transfer agent; therefore, $10,000 has been classified as common stock payable.

NOTE 7 – PREFERRED STOCK

The Company is authorized to issue 15,000,000 shares of preferred stock, par value $0.001.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series A preferred stock, par value $0.001.

F-12

As of October 31, 2025, and October 31, 2024, the Company had 5,000,000 and 5,000,000 shares of Series A preferred stock issued and outstanding, respectively.

Series B Preferred Stock

The Company is authorized to issue 500,000 shares of Series B preferred stock, par value $0.001.

On January 2, 2025, the Company entered into a Share Exchange Agreement with the CEO. Pursuant to the agreement, the CEO exchanged 245,000,000 shares of the Company’s common stock for 245,000 shares of Series B Preferred Stock. On January 9, 2025, 245,000,000 shares of common stock held by Donald Owens were cancelled, and 245,000 shares of Series B Preferred Stock were issued to Donald Owens.

On January 2, 2025, the Company entered into a Share Exchange Agreement with HNO Green Fuels, Inc. (“HNO Green Fuels), a related party. Pursuant to the agreement, HNO Green Fuels exchanged 115,000,000 shares of the Company’s common stock for 115,000 shares of Series B Preferred Stock. On January 9, 2025, 115,000,000 shares of common stock held by HNO Green Fuels, Inc. were cancelled, and 115,000 shares of Series B Preferred Stock were issued to HNO Green Fuels, Inc.

As of October 31, 2025, and October 31, 2024, the Company had 360,000 and 0 shares of Series B preferred stock issued and outstanding, respectively.

NOTE 8 – RELATED PARTY TRANSACTIONS

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and the $20,000 principal was settled on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended. The accrued interest of $436 remains due in connection with this note.

As of October 31, 2025, the Company had multiple outstanding promissory notes payable to HNO Green Fuels, Inc. The notes bear interest at 2% per annum and were issued in connection with financing arrangements to support the Company’s operations. The following table summarizes the terms of these related-party notes payable, including original principal amounts, maturity dates (as extended), principal outstanding, and accrued interest as of October 31, 2025.

Issue Date	Original Principal	Maturity Date	Principal Outstanding	Accrued Interest
12/1/2021	$500,000	12/31/2025	$435,000	$8,700
5/31/2022	$590,000	5/31/2030	$590,000	$40,379
9/29/2022	$50,000	12/31/2025	$50,000	$1,000
10/20/2022	$50,000	12/31/2025	$50,000	$1,000
3/1/2023	$50,000	12/31/2025	$50,000	$1,000
3/8/2023	$50,000	12/31/2025	$50,000	$1,000
3/23/2023	$50,000	12/31/2025	$50,000	$1,000
4/3/2023	$50,000	12/31/2025	$50,000	$1,000
4/13/2023	$20,000	12/31/2025	$20,000	$400
4/17/2023	$30,000	12/31/2025	$30,000	$739
Total			$1,375,000	$56,218

Extension of Promissory Notes

On December 19, 2024, the Company entered into nine separate Extension to Promissory Note agreements (the "December 2024 Extensions") with HNO Green Fuels, Inc., a Nevada corporation ("HNOGF"), a related party. These extensions amended nine promissory notes that were originally issued between December 1, 2021 and April 17, 2023, extending their maturity dates from December 31, 2024 to December 31, 2025. The extended notes bear interest at 2% per annum and have an aggregate outstanding principal balance of $785,000 as of October 31, 2025. The original issuance dates, principal amounts, and current balances of these notes are detailed in the table above.

F-13

Subsequent to October 31, 2025, the Company executed additional extensions of these promissory notes, extending the maturity dates from December 31, 2025 to December 31, 2026. These subsequent extensions are disclosed in Note 10 – Subsequent Events.

Advances from Related Party

During the year ended October 31, 2024, Donald Owens, the Company’s Chairman of the Board of Directors, advanced $950,585 to the Company to cover operating expenses, and HNO Green Fuels, Inc. advanced $10,000 for the same purpose. During the year ended October 31, 2025, Mr. Owens advanced an additional $18,500 to the Company and the Company repaid $107,700 as partial repayment of previously advanced funds, and HNO Green Fuels, Inc. advanced $540,000 to the Company and the Company repaid $323,000 as partial repayment of previously advanced funds.

These advances are unsecured, non-interest bearing and due on demand. As of October 31, 2025 and 2024, related party advances had outstanding balances of $1,088,385 and $960,585, respectively.

NOTE 9 - INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the

Company’s income tax expense as reported is as follows:

	2025	2024
Net loss before income taxes per financial statements	$(6,615,496)	$(3,338,590)
Income tax rate	21%	21%
Income tax recovery	(1,389,254)	(701,104)
Valuation allowance change	1,389,254	701,104
Income tax expense (recovery)	$—	$—

As of October 31, 2024, the Company had federal net operating loss carryforwards of $2,591,385 based on its filed federal income tax return. The amount of net operating loss carryforwards as of October 31, 2025 has not yet been finalized, as the related income tax return has not been prepared. The Company has provided a full valuation allowance against its deferred tax assets.

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of October 31, 2025 and 2024 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the years ended October 31, 2025 and 2024 and no interest or penalties have been accrued as of October 31, 2025 and 2024. As of October 31, 2025 and 2024, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company’s tax years remain open to examination by federal and state taxing authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through February 6, 2026, which represents the date the financial statements were issued, and no events, other than discussed below have occurred through that date that would impact the financial statements.

Common Stock Issued

The Company entered into a Stock Subscription Agreement with an accredited investor (under Rule 506(b) of Regulation D under the Securities Act of 1933, as amended), whereby the Company privately sold a total of 500,000 shares of its common stock, $0.001 par value per share (“common stock”), for a cash purchase price of $12,500 on November 13, 2025 as ‘restricted securities’ under Rule 144 of the Securities Act. The proceeds from the sale of common stock will be used for operating capital.

F-14

Pursuant to the Company’s Regulation A offering, which was qualified by the Securities and Exchange Commission on December 11, 2025, the Company entered into stock subscription agreements for its common stock at a purchase price of $0.15 per share. On December 13, 2025, the Company received cash proceeds of $5,000 for shares that had not yet been issued as of the reporting date. On January 12, 2026, the Company received cash proceeds of $50,000 for 333,334 shares of common stock, which were issued on January 23, 2026.

Convertible Note Conversion

On December 12, 2025, following the qualification of the Company’s Regulation A Offering Statement on Form 1-A (“Form 1-A”) by the SEC on December 11, 2025, the Company converted $47,446 of principal and accrued interest under a convertible promissory note issued to Newlan Law Firm, PLLC in exchange for legal services in connection with the Form 1-A. The conversion was effected at a price of $0.245625 per share, representing 75% of the price of the Company’s common stock on the trading day immediately preceding the conversion, and resulted in the issuance of 193,164 shares of the Company’s common stock.

Extension of Promissory Notes

On December 19, 2024, the Company entered into nine separate Extension to Promissory Note agreements (the "December 2024 Extensions") with HNO Green Fuels, Inc., a Nevada corporation ("HNOGF"), a related party. These extensions amended nine promissory notes that were originally issued between December 1, 2021 and April 17, 2023, extending their maturity dates from December 31, 2024 to December 31, 2025. The extended notes bear interest at 2% per annum and have an aggregate outstanding principal balance of $785,000 as of October 31, 2025. The original issuance dates, principal amounts, and current balances of these notes are detailed in the table above.

Subsequent to October 31, 2025, the Company executed additional extensions of these promissory notes, extending the maturity dates from December 31, 2025 to December 31, 2026. These subsequent extensions are disclosed in Note 8 – Related Party Transactions.

F-15

HNO INTERNATIONAL, INC. CONDENSED BALANCE SHEETS

	April 30,	October 31,
	2026	2025
ASSETS	Unaudited	Audited
Current Assets
Cash	$145,670	$9,525
Accounts receivable	—	332,669
Other receivable	—	1,000
Total Current Assets	145,670	343,194

Non-Current Assets
Property and equipment, net	1,207,704	1,323,189
Right-of-use asset	35,161	64,637
Total Non-Current Assets	1,242,865	1,387,826
TOTAL ASSETS	$1,388,535	$1,731,020

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	375,213	715,236
Accrued payroll	(18)	(18)
Accrued interest payable	69,982	56,345
Lease liability	36,045	60,953
Advances, related party	1,288,385	1,088,385
Convertible note payable, at fair value	12,531	59,867
Notes payable, related party	785,000	785,000
Derivative liability	192,500	—
Total Current Liabilities	2,759,638	2,765,768

Non-Current Liability
Lease liability	—	5,202
Long term notes payable, related party	590,000	590,000
Total Non-Current Liability	590,000	595,202
Total Liabilities	3,349,638	3,360,970

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized
Series A, par value $0.001 per share; 10,000,000 shares authorized; 5,000,000 and 5,000,000 shares issued and outstanding as of April 30, 2026 and October 31, 2025, respectively	5,000	5,000
Series B, par value $0.001 per share; 500,000 shares authorized; 360,000 and 360,000 shares issued and outstanding as of April 30, 2026 and October 31, 2025, respectively	360	360
Common stock, par value $0.001 per share; 985,000,000 shares authorized; 101,821,989 and 100,795,491 shares issued and outstanding as of April 30, 2026 and October 31, 2025, respectively	101,822	100,795
Common stock payable	85,250	25,250
Common stock subscription receivable	(13,750)	(13,750)
Additional paid-in capital	50,493,299	50,302,585
Accumulated deficit	(52,633,084)	(52,050,190)
Total Stockholders’ Deficit	(1,961,103)	(1,629,950)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,388,535	$1,731,020
The accompanying notes are an integral part of these condensed unaudited financial statements.
F-16

HNO INTERNATIONAL, INC. CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended April 30,		For the Six Months Ended April 30,
	2026	2025	2026	2025

Revenue	$33,821	$43,708	$33,821	$43,708
Cost of goods sold	—	—	—	—
Gross Profit	33,821	43,708	33,821	43,708

Operating expenses
Advertising and marketing	1,706	14,810	2,559	20,160
General and administrative expenses	165,081	314,323	286,570	5,708,985
Share commitment expenses	55,000	—	55,000	—
Depreciation	63,436	57,539	128,653	111,988
Total Operating Expenses	285,223	386,672	472,782	5,841,133
Net loss from Operations	(251,306)	(342,964)	(438,961)	(5,797,425)
Other Income (Expenses)
Interest income	5	5	6	5
Interest expense	(39,633)	(6,932)	(46,565)	(13,864)
Gain/(Loss) on fair value of convertible note	(100,581)	(14,985)	(88,160)	(14,985)
Gain/(Loss) on derivative	(9,214)	—	(9,214)	—
Loss on write-off of intangible asset	—	(105,190)	—	(105,190)
Total Other (Expenses)	(149,423)	(127,102)	(143,933)	(134,034)

Net Loss	$(400,825)	$(470,066)	$(582,894)	$(5,931,459)
PER SHARE AMOUNTS
Basic and diluted net loss per share	—	$(0.01)	$(0.01)	$(0.03)
Weighted average number of common shares outstanding - basic and diluted	101,838,843	78,534,293	101,594,846	211,773,082

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-17

HNO INTERNATIONAL, INC. CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT For the three and six months ended April 30, 2025 and 2026 (Unaudited)
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
For the three and six months ended April 30, 2025
Balance at October 31, 2024	5,000,000	$5,000	—	$—	419,437,865	$419,438	$15,250	$(13,750)	$43,611,365	$(45,434,694)	$(1,397,391)
Regulation D stock issuances	—	—	—	—	29,293	29	—	—	14,971	—	15,000
Shares cancelled as per exchange agreement	—	—	—	—	(360,000,000)	(360,000)	—	—	—	—	(360,000)
Series B preferred stock issuances	—	—	360,000	360	—	—	—	—	359,640	—	360,000
Stock-based compensation	—	—	—	—	16,125,000	16,125	—	—	5,076,432	—	5,092,557
Net loss for the three months ended January 31, 2025	—	—	—	—	—	—	—	—	—	(5,461,393)	(5,461,393)
Balance at January 31, 2025	5,000,000	$5,000	360,000	$360	75,592,158	$75,592	$15,250	$(13,750)	$49,062,408	$(50,896,087)	$(1,751,227)
Regulation D stock issuances	—	—	—	—	4,558,333	4,558	—	—	522,942	—	527,500
Net loss for the three months ended April 30, 2025	—	—	—	—	—	—	—	—	—	(470,066)	(470,066)
Balance at April 30, 2025	5,000,000	$5,000	360,000	$360	80,150,491	$80,150	$15,250	(13,750)	49,585,350	(51,366,153)	(1,693,793)

F-18

HNO INTERNATIONAL, INC. CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED) For the three and six months ended April 30, 2025 and 2026 (Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
For the three and six months ended April 30, 2026
Balance at October 31, 2025	5,000,000	$5,000	360,000	$360	100,795,491	$100,795	$25,250	$(13,750)	$50,302,585	$(52,050,190)	$(1,629,950)
Regulation A stock issuances	—	—	—	—	333,334	334	5,000	—	49,666	—	55,000
Regulation D stock issuances	—	—	—	—	500,000	500	—	—	12,000	—	12,500
Shares issued upon conversion of convertible note	—	—	—	—	193,164	193	—	—	47,253	—	47,446
Net loss for the three months ended January 31, 2026	—	—	—	—	—	—	—	—	—	(182,069)	(182,069)
Balance at January 31, 2026	5,000,000	5,000	360,000	360	101,821,989	101,822	30,250	(13,750)	50,411,504	(52,232,259)	(1,697,073)
Commitment shares	—	—	—	—	—	—	55,000	—	—	—	55,000
Debt discount - Warrant	—	—	—	—	—	—	—	—	81,795	—	81,795
Net loss for the three months ended April 30, 2026	—	—	—	—	—	—	—	—	—	(400,825)	(400,825)
Balance at April 30, 2026	5,000,000	$5,000	360,000	$360	101,821,989	$101,822	$85,250	$(13,750)	$50,493,299	$(52,633,084)	$(1,961,103)
The accompanying notes are an integral part of these condensed unaudited financial statements.

F-19

HNO INTERNATIONAL, INC. CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
	For the Six Months Ended April 30,
	2026	2025
Cash Flow from Operating Activities
Net loss	$(582,894)	$(5,931,459)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	128,653	111,988
Non cash interest expenses	12,531	—
Legal services provided in exchange for convertible note	—	45,000
Loss on write-off of intangible asset	—	105,190
(Gain)/Loss on fair value of convertible note	88,160	14,985
(Gain)/Loss on derivative liability	9,214
Share based compensation	—	5,092,557
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	332,669	(8,450)
Decrease in other receivable	1,000	—
(Decrease) in accounts payable	(340,023)	(106,116)
Increase/(Decrease) in accrued payroll	—	(8,881)
Increase in accrued interest payable	13,637	13,864
Operating lease ROU assets and lease liabilities, net	(634)	125
Net Cash Used in Operating Activities	(337,687)	(671,197)

Cash Flows from Financing Activities
Proceeds from related party advances	230,000	509,000
Repayment of related party advances	(30,000)	(150,000)
Proceeds from sale of common stock subscription payable	60,000	—
Proceeds from sale of common stock	62,500	542,500
Proceeds from issuance of convertible notes payable	314,500	—
Repayment of convertible notes payable	(150,000)	—
Net Cash Provided by Financing Activities	487,000	901,500

Cash Flows from Investing Activities
Purchase of property and equipment	(13,168)	(177,944)
Net Cash Used in Investing Activities	(13,168)	(177,944)

Net increase (decrease) in cash	136,145	52,359
Cash at beginning of period	9,525	20,255
Cash at end of period	$145,670	$72,614

Supplemental Disclosure for Cash Paid:
Lease liability paid during the period	$31,089	$—
Income taxes paid during the period	$—	$—
Interest paid during the period	$897	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Property and equipment acquired through accounts payable	$348,845	$398,845
Common stock cancellation per share exchange agreement	$—	$(360,000)
Series B preferred stock issuance per exchange agreement	$—	$360,000
Shares issued for redemption of convertible notes payable	$47,446	$—
Convertible note issued in exchange for legal services, recorded at fair value	$—	$59,985
Derivative liability balance	$192,500	$—
The accompanying notes are an integral part of these condensed unaudited financial statements.
F-20

HNO INTERNATIONAL, INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

APRIL 30, 2026

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF ACCOUNTING

Organization

HNO International, Inc. (the “Company”) specializes in the design, integration, and development of green hydrogen-based clean energy technologies. With the Company’s management having over 14 years of experience in the field of green hydrogen production, the Company is committed to providing scalable products that help businesses and communities decarbonize, reduce emissions, and cut operational costs. HNO stands for Hydrogen and Oxygen. The Company is at the forefront of developing innovative solutions, such as the Compact Hydrogen Refueling System (“CHRS”) and the Compact Hydrogen Production System (“CHPS”), which can be used to produce green hydrogen for various applications including fuel cell electric vehicles, hydrogen internal combustion engines, heating, and cooking. The CHPS is highly scalable, capable of producing 100-2,000 (or more) kilograms of hydrogen per day for commercial use in various applications. In addition, the Company develops energy systems that complement the zero-emissions EV infrastructure, reduce harmful emissions, and cut maintenance costs of commercial diesel fleets. By integrating components from leading industry partners, the Company aims to transition fossil fuels to cleaner alternatives and promote lower emissions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) applicable to interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete annual financial statements and should be read in conjunction with the Company's audited financial statements and notes thereto included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2025. In the opinion of management, the accompanying condensed unaudited financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary to present fairly the Company's financial position as of April 30, 2026 and October 31, 2025, and the results of its operations for the three and six months ended April 30, 2026 and 2025, and its cash flows for the six months ended April 30, 2026 and 2025. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full fiscal year ending October 31, 2026.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of April 30, 2026, and October 31, 2025, the Company did not hold any investments that qualify as cash equivalents. Therefore, the cash and cash equivalents line item in the balance sheet solely comprises cash.

The Company maintains its cash balances at financial institutions, which at times may exceed federally insured limits. While the Company monitors the credit quality of its banking institutions, cash balances in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits expose the Company to a certain degree of credit risk in the event of the financial institutions' failure.

F-21

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 requires that the cost of equity awards, issued in exchange for services, including those issued to employees and predominantly to consultants, be measured at the grant-date fair value. The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected employees and consultants. Compensation for stock-based awards is recognized as a non-cash expense on the statement of operations. The fair value of restricted stock grants is determined using the closing market price on the grant date, adjusted for an appropriate discount to reflect the restrictions on transferability and marketability of the shares. The discount is calculated using a weighted average of comparable restricted stock transactions, which better reflects the economic impact of larger issuances and provides a more accurate representation of fair value under ASC 718. The expense associated with these awards is recorded based on the fair value on the date of grant, as determined using a pricing model commensurate with the terms of the award. This cost is recognized over the period during which the award recipient is required to perform services, typically known as the vesting period. The total compensation cost related to vested stock-based awards is recognized after adjusting for estimated forfeitures at the time of vesting. The expense related to stock-based compensation is included within the same statement of operations lines as cash compensation for the consultants and employees who receive the awards, currently included in general and administrative expenses on the statement of operations as the Company does not allocate compensation costs to Costs of Goods Sold. As of the report date, the Company has not established any plans to issue dividends on stock-based awards. Any tax benefits arising from deductions for these awards are recorded in additional paid-in capital, provided they exceed the cumulative compensation cost recognized.

Employee Benefits

During the three months ended April 30, 2026, the Company paid $1,485 in employer retirement contributions, representing 3% of semi-monthly payroll for one employee over three pay periods. These contributions are made in accordance with the terms of the Company’s state-mandated retirement plan for eligible employees and are recorded as employee benefits expense in the period incurred.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company follows the provisions of ASC 740, Income Taxes (“ASC 740”), related to accounting for uncertainty in income taxes. ASC 740 prescribes a recognition threshold and measurement process for uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes the financial statement effects of a tax position when it is more likely than not that, based on technical merits, the position will be sustained upon examination by the relevant taxing authorities. The Company had no unrecognized tax benefits as of April 30, 2026 and October 31, 2025, and does not anticipate any significant changes in unrecognized tax benefits within the next 12 months.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

In certain arrangements where the Company facilitates the provision of goods or services provided by a third party, and does not take control of those goods or services, revenue is recognized on a net basis, limited to the margin or fee earned, consistent with the Company’s role as an agent under ASC 606-10-55-36 through 55-40.

F-22

During the three months ended April 30, 2026 and April 30, 2025, the Company recognized $33,821 and $43,708 in revenue related to the facilitation of delivery of hydrogen refueling equipment and related services. Based on its evaluation of the arrangement, the Company determined that it acted as an agent with respect to the facilitation of delivery of equipment, as it did not obtain control of the goods and the third-party vendor delivered directly to the customer. As a result, revenue was recognized on a net basis, excluding gross billings and associated third-party costs, in accordance with ASC 606.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable as common stock equivalents. As the Company is currently presenting net losses the weighted-average number of common shares outstanding excludes potential common stock equivalents because their inclusion would be anti-dilutive.

Property and Equipment

Property and equipment are carried at cost and, less accumulated depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statement of operations in the year of disposal. The Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The Company’s property and equipment consist of specialized hydrogen equipment, related processing systems, and vehicles. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Small equipment is depreciated over 3 years, vehicles are depreciated over 4 years, and large equipment is depreciated over 7 years.

Useful life
Small equipment	3 Years
Large equipment	7 Years
Vehicles	4 Years

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of a long-lived asset, management evaluates whether the estimated future undiscounted net cash flows from the asset are less than its carrying amount. If impairment is indicated, the long-lived asset would be written down to fair value. Fair value is determined by an evaluation of available price information at which assets could be bought or sold, including quoted market prices, if available, or the present value of the estimated future cash flows based on reasonable and supportable assumptions.

Leases

The Company accounts for leases in accordance with ASC 842, Leases (“ASC 842”). At contract inception, the Company determines if an arrangement is or contains a lease. Where the Company is the lessee, for each lease with a term greater than twelve months, the Company records a right-of-use asset and lease liability. A right-of-use asset represents the economic benefit conveyed to the Company by the right to use the underlying asset over the lease term. A lease liability represents the obligation to make lease payments arising from the use of the asset over the lease term. As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. Leases with an initial expected term of 12 months or less are not recorded in the Balance Sheet and the related lease expense is recognized on a straight-line basis over the lease term.

F-23

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820, Fair Value Measurement ("ASC 820"), establishes a three-tier fair value hierarchy that prioritizes the inputs used to measure fair value, giving the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3):

•	Level 1 — observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2 — inputs other than quoted prices that are directly or indirectly observable, such as quoted prices for similar instruments in active markets, or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3 — unobservable inputs for which little or no market data exists, requiring the Company to develop its own assumptions, including valuations derived from techniques in which one or more significant inputs or value drivers are unobservable.

Recurring fair value measurements. The Company's convertible promissory note issued on April 7, 2025 was classified as a liability and measured at fair value on a recurring basis under ASC 480, Distinguishing Liabilities from Equity ("ASC 480"), because it required settlement in a variable number of shares for a fixed monetary amount. The Company determined its fair value, a Level 2 measurement, from the conversion terms and the observable market price of the Company's common stock. The note had a fair value of $59,867 at October 31, 2025 and was fully converted into common stock during the three months ended January 31, 2026, at which point the liability was derecognized; the resulting $12,421 decrease in fair value was recognized as a gain on fair value of convertible note in the condensed statements of operations.

In connection with convertible notes issued in April 2026, the Company recognized a derivative liability of $192,500 as of April 30, 2026, measured at fair value on a recurring basis using the intrinsic-value method described in Note 9. Because the measurement relies on a Company-specific valuation model with significant unobservable inputs, the derivative liability is classified as a Level 3 measurement.

Other financial instruments. The carrying amounts of the Company's remaining financial instruments cash, accounts payable, accrued interest payable, advances from related parties, and notes payable to related parties approximate fair value as of April 30, 2026 and October 31, 2025, due to the short maturity of those instruments or interest rates that fluctuate with market rates, consistent with the disclosure requirements of ASC 825, Financial Instruments.

Convertible Debt Issued with Detachable Warrants

When the Company issues convertible debt with detachable common stock purchase warrants, the Company allocates the proceeds between the debt instrument and the warrants based on their relative fair values at the issuance date in accordance with ASC 470-20, Debt with Conversion and Other Options. The fair value allocated to the warrants is credited to additional paid-in capital and recorded as a debt discount on the face of the note. This debt discount, together with any original issue discount, is amortized to interest expense over the term of the debt using the straight-line method, which approximates the effective interest method given the terms of the instruments. If a note is converted or repaid prior to maturity, a proportionate share of the unamortized discount is immediately recognized as interest expense.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt instruments under ASC 815, Derivatives and Hedging, to determine whether the embedded conversion feature should be bifurcated from the host instrument and accounted for as a derivative liability at fair value, with changes in fair value reported in earnings each reporting period. Bifurcation is required when: (i) the economic characteristics and risks of the embedded feature are not clearly and closely related to those of the debt host; (ii) the hybrid instrument is not remeasured at fair value with changes in earnings; and (iii) a separate instrument with the same terms as the embedded feature would be a derivative under ASC 815.

An embedded conversion feature that meets the bifurcation criteria under ASC 815 may nonetheless qualify for the equity scope exception under ASC 815-40-15 if it would be classified as equity if it were a freestanding instrument (i.e., the fixed-for-fixed test). A conversion feature that provides for settlement in a variable number of shares such as a conversion price equal to a percentage of the market price generally fails the fixed-for-fixed test and does not qualify for the equity scope exception. If the equity scope exception is not available, the conversion feature is bifurcated and recorded as a derivative liability.

F-24

If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 for the presence of a beneficial conversion feature.

Derivative Financial Instruments

The Company evaluates all of its financial instruments, including convertible notes and stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in fair value reported as charges or credits to income.

For warrants classified as equity instruments, the Company uses the Black-Scholes option pricing model to determine the grant-date fair value for purposes of the ASC 470-20 relative fair value allocation. The classification of financial instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Debt Discount and Debt Issue Costs

The Company records debt discounts and debt issue costs in connection with the issuance of debt instruments. Debt discounts arise from the issuance of warrants with notes (ASC 470-20 allocation), original issue discounts, and bifurcated derivative liabilities (if applicable). Debt issue costs include direct costs incurred in connection with the issuance of debt, such as legal fees and placement agent fees that are not withheld from proceeds. These amounts are presented as a reduction of the carrying value of the related debt on the balance sheet and are amortized to interest expense over the term of the debt using the straight-line method. If a note is extinguished prior to maturity, any unamortized debt discount and debt issue costs are immediately recognized as a component of the gain or loss on extinguishment in accordance with ASC 470-50.

Original Issue Discount

For certain convertible debt issued, the Company provides the debt holder with an original issue discount (“OID”), which represents the difference between the face value of the note and the proceeds received. The OID is recorded as a debt discount, reducing the carrying value of the note on the balance sheet, and is amortized to interest expense over the term of the note using the straight-line method. Any unamortized OID is presented net of the related debt on the balance sheet. If a note is converted or repaid prior to maturity, the remaining unamortized OID is immediately expensed as interest expense or recognized as a component of the gain or loss on extinguishment, as applicable.

Common Stock Payable

Common stock payable represents the fair value of shares of the Company’s common stock that have been earned or sold but not yet physically issued by the transfer agent as of the balance sheet date. Common stock payable is classified as a component of stockholders’ equity (deficit). Upon physical issuance of the shares, the common stock payable balance is reclassified to common stock (at par value) and additional paid-in capital.

NOTE 3 – GOING CONCERN

On April 30, 2026, we had an accumulated deficit of $52,633,084. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern within one year after the date that the financial statements are issued.

F-25

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	April 30, 2026	October 31, 2025
Vehicles	$36,500	$36,500
Small equipment	32,943	$32,943
Large equipment	1,683,122	1,669,954
Property and Equipment, Gross	$1,752,565	$1,739,397
Less: Accumulated depreciation	(544,861)	(416,208)
Property and Equipment, Net	$1,207,704	$1,323,189

Depreciation expense for the six months ended April 30, 2026 and 2025 were $128,653 and $111,988, respectively.

NOTE 5 – LEASES

Operating leases

The Company has an operating lease agreement for office space in Murrieta, California, expiring on November 30, 2026.

On November 18, 2020, the Company entered into a lease commencing on December 1, 2020, and ending on November 30, 2023, for the office spaces located at 41558 Eastman Drive, Suites B and C, Murrieta, California 92562. The monthly rent was $4,183. Both suites are approximately 2,088 square feet of space. The Company’s principal executive office is located at 41558 Eastman Drive, Suite B, Murrieta, California 92562. Suite C is utilized for testing and research equipment.

On November 14, 2023, the lease for Suite B was extended for 36 months to November 30, 2026. The monthly rental amount for Suite B was $2,501 for the period from December 1, 2023, to November 30, 2024, with an increase to $2,573 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,647 for the period from December 1, 2025, to November 30, 2026.

On January 4, 2024, the lease for Suite C was extended for 34 months to November 30, 2026. The monthly rental amount for Suite C is $2,434 for the period from February 1, 2024, to November 30, 2024, with an increase to $2,506 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,555 for the period from December 1, 2025, to November 30, 2026.

The Company determined the above office space leases and related extensions are classified as operating leases under ASC 842. Therefore, the Company recognized operating lease liabilities with corresponding Right-Of-Use ("ROU") assets based on the present value of the minimum rental payments of such leases.

As the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. As of April 30, 2026, the ROU asset was $35,161 and operating lease liabilities were $36,045. The operating lease liabilities consist of a current portion of $36,045 and a non-current portion of $0. The weighted average remaining lease term was 0.58 years and the weighted average discount rate was 4.14%.

Remaining lease term as of April 30, 2026:

Year	Operating Lease Payment
Remainder of fiscal 2026		35,531
Total Payments		$35,531

F-26

Lease Not Yet Commenced

In April 2024, the Company entered into a lease agreement for an industrial facility located in Katy, Texas. The lease is subject to completion of landlord construction and build-out prior to commencement. Under the terms of the lease, the commencement date occurs when the leased premises are made available for the Company’s use.

As of April 30, 2026, the landlord’s construction had not been completed, the lease had not commenced, and the Company had not taken possession of the facility. Accordingly, no right-of-use asset or lease liability has been recorded on the Company’s balance sheet as of April 30, 2026.

NOTE 6 – COMMON STOCK

Stock Issued

During the quarter ended January 31, 2025, the Company entered into a Stock Subscription Agreement with accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) whereby the Company privately sold a total of 29,293 shares of its common stock for an aggregate cash purchase price of $15,000. The proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

During the quarter ended January 31, 2025, the Company's Board of Directors granted approval for the issuance of 16,125,000 shares of our common stock valued at $5,092,557, in exchange for services rendered to the Company. These shares were considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act. The issuance of these shares resulted in the recognition of stock-based compensation expense in the accompanying statement of operations.

During the quarter ended January 31, 2026, the Company entered into a Stock Subscription Agreement with an accredited investor (under Rule 506(b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 500,000 shares of its common stock for an aggregate cash purchase price of $12,500. The proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

Pursuant to the Company’s Regulation A offering, which was qualified by the Securities and Exchange Commission on December 11, 2025, the Company entered into stock subscription agreement for its common stock at a purchase price of $0.15 per share. On December 13, 2025, the Company received cash proceeds of $5,000 for shares that had not yet been issued as of the reporting date. On January 12, 2026, the Company received cash proceeds of $50,000 for 333,334 shares of common stock, which were issued on January 23, 2026.

Convertible Note Conversion

On December 12, 2025, following the qualification of the Company’s Regulation A Offering Statement on Form 1-A (“Form 1-A”) by the SEC on December 11, 2025, the Company converted $47,446 of principal and accrued interest under a convertible promissory note issued to Newlan Law Firm, PLLC in exchange for legal services in connection with the Form 1-A. The conversion was effected at a price of $0.245625 per share, representing 75% of the price of the Company’s common stock on the trading day immediately preceding the conversion, and resulted in the issuance of 193,164 shares of the Company’s common stock.

Stock Receivable

As of April 30, 2026 and October 31, 2025, the Company issued 13,750 shares of common stock under Regulation A offering to various shareholders that have not yet paid for shares; therefore, $13,750 has been classified as common stock receivable.

Stock Payable

As of April 30, 2026, the Company sold 48,584 shares of common stock under its Regulation A offering to various shareholders that have not yet been issued by the transfer agent; therefore, $20,250 has been classified as common stock payable.

F-27

As of April 30, 2026, the Company sold 250,000 shares of common stock under its Regulation D offering to a shareholder that have not yet been issued by the transfer agent; therefore, $10,000 has been classified as common stock payable.

As of April 30, 2026, the Company had agreed to issue 500,000 shares of common stock to Lambda Ventures LLC as initial commitment shares in connection with the Equity Purchase Agreement dated April 27, 2026. As these shares had not yet been issued by the transfer agent as of April 30, 2026, the fair value of $55,000 (500,000 shares at $0.11 per share, the closing price on April 27, 2026) has been classified as common stock payable.

As of April 30, 2026 and October 31, 2025, the Company had 101,821,989 and 100,795,491 shares of common stock issued and outstanding, respectively.

Equity Purchase Agreement – Lambda Ventures LLC

On April 27, 2026, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Lambda Ventures LLC, a Nevada limited liability company (the “Investor”), pursuant to which the Company has the right, but not the obligation, to direct the Investor to purchase up to $30,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”), over a period of up to twenty-four (24) months, subject to the terms and conditions set forth in the Purchase Agreement. Under the Purchase Agreement, from time to time during the commitment period, the Company may deliver put notices to the Investor requiring the Investor to purchase shares of Common Stock, subject to certain conditions. Each put must be in a minimum amount of $25,000 and a maximum amount up to the lesser of (i) $500,000 or (ii) 200% of the Average Daily Trading Value, each calculated using the Initial Purchase Price. The purchase price per share will be the lesser of (i) 80% of the lowest traded price of the Common Stock on the principal trading market on the trading day immediately preceding the respective put date, or (ii) 80% of the lowest traded price of the Common Stock on the principal trading market on any trading day during the applicable valuation period.

As consideration for the Investor’s commitment to enter into the Purchase Agreement, the Company agreed to issue to the Investor 500,000 shares of Common Stock as initial commitment shares (the “Initial Commitment Shares”), which are earned in full upon execution of the Purchase Agreement. In addition, each time aggregate gross proceeds received by the Company under the Purchase Agreement increase by $2,500,000 (each, a “Trigger Event”), the Company will issue additional shares of Common Stock to the Investor as a commitment fee (the “Fulfillment Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”). If the Maximum Commitment Amount is fully drawn, a total of twelve (12) Trigger Events will have occurred. The Company also agreed to pay $10,000 to the Investor’s legal counsel for expenses relating to the preparation of the Purchase Agreement. In connection with the Purchase Agreement, on April 27, 2026, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission within thirty (30) calendar days from the date of the Registration Rights Agreement, covering the resale of the shares of Common Stock issuable under the Purchase Agreement, including the Initial Commitment Shares and Fulfillment Commitment Shares. The Company is required to have the registration statement declared effective within ninety (90) calendar days from the date of the Registration Rights Agreement. The Initial Commitment Shares had not been physically issued as of April 30, 2026; accordingly, the Company recorded the fair value of these shares as common stock payable in the accompanying balance sheet. The fair value was determined using the closing price of the Company’s common stock on April 27, 2026 of $0.11 per share, resulting in a total of $55,000 recorded as common stock payable and a corresponding charge to financing expense.

NOTE 7 – PREFERRED STOCK

Issued

On January 2, 2025, the Company entered into a Share Exchange Agreement with the CEO. Pursuant to the agreement, the CEO exchanged 245,000,000 shares of the Company’s common stock for 245,000 shares of Series B Preferred Stock. On January 9, 2025, 245,000,000 shares of common stock held by Donald Owens were cancelled, and 245,000 shares of Series B Preferred Stock were issued to Donald Owens.

On January 2, 2025, the Company entered into a Share Exchange Agreement with HNO Green Fuels, Inc. (“HNO Green Fuels”), a related party. Pursuant to the agreement, HNO Green Fuels exchanged 115,000,000 shares of the Company’s common stock for 115,000 shares of Series B Preferred Stock. On January 9, 2025, 115,000,000 shares of common stock held by HNO Green Fuels, Inc. were cancelled, and 115,000 shares of Series B Preferred Stock were issued to HNO Green Fuels, Inc.

F-28

Authorized

Series A Preferred Stock

The Company has authorized 10,000,000 shares of Series A Preferred Stock, par value $0.001 per share, of which 5,000,000 shares were issued and outstanding as of each of April 30, 2026 and October 31, 2025. Each outstanding share of Series A Preferred Stock entitles the holder to 55 votes on all matters submitted to a vote of the Company's shareholders. The holders of Series A Preferred Stock are not entitled to receive dividends and have no rights to any distribution upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. The Series A Preferred Stock is not convertible into common stock or any other security of the Company and is not subject to redemption.

Series B Preferred Stock

The Company has authorized 500,000 shares of Series B Preferred Stock, par value $0.001 per share, of which 360,000 shares were issued and outstanding as of each of April 30, 2026 and October 31, 2025. The holders of Series B Preferred Stock have no right to vote on any matters submitted to a vote of the Company's shareholders and are not entitled to receive dividends. Upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, each holder of Series B Preferred Stock is entitled to receive, for each share held, out of the assets of the Company legally available for distribution, an amount equal to the distribution that would be made on a pro rata basis with the holders of the Company's common stock, calculated as if the Series B Preferred Stock had been converted into common stock as of the date immediately prior to the record date fixed for such distribution. Each holder of Series B Preferred Stock may, from time to time, convert any or all of such holder's shares into fully paid and non-assessable shares of common stock at a rate of 1,000 shares of common stock for each share of Series B Preferred Stock surrendered for conversion; provided, however, that no such conversion may be effected to the extent it would cause the holder's beneficial ownership, when aggregated with all other shares of common stock beneficially owned by such holder (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder), to exceed 4.99% of the Company's common stock issued and outstanding at such time. The Series B Preferred Stock is not subject to redemption.

NOTE 8 – RELATED PARTY TRANSACTIONS

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and the $20,000 principal was settled on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

As of April 30, 2026, the Company had multiple outstanding promissory notes payable to HNO Green Fuels, Inc. The notes bear interest at 2% per annum and were issued in connection with financing arrangements to support the Company’s operations. The following table summarizes the terms of these related-party notes payable, including original principal amounts, maturity dates (as extended), principal outstanding, and accrued interest as of April 30, 2026.

Issue Date	Original Principal	Maturity Date	Principal Outstanding	Accrued Interest
12/1/2021	$500,000	12/31/2026	$435,000	$13,014
5/31/2022	$590,000	5/31/2030	$590,000	$46,230
9/29/2022	$50,000	12/31/2026	$50,000	$1,496
10/20/2022	$50,000	12/31/2026	$50,000	$1,496
3/1/2023	$50,000	12/31/2026	$50,000	$1,496
3/8/2023	$50,000	12/31/2026	$50,000	$1,496
3/23/2023	$50,000	12/31/2026	$50,000	$1,496
4/3/2023	$50,000	12/31/2026	$50,000	$1,496
4/13/2023	$20,000	12/31/2026	$20,000	$598
4/17/2023	$30,000	12/31/2026	$30,000	$1,036
Total			$1,375,000	$69,854

F-29

Extension of Promissory Notes:

On December 29, 2025, the Company entered into nine separate Extension to Promissory Note agreements (the "December 2025 Extensions") with HNO Green Fuels, Inc., a Nevada corporation ("HNOGF"), a related party. These extensions amended nine promissory notes that were originally issued between December 1, 2021 and April 17, 2023, extending their maturity dates from December 31, 2025 to December 31, 2026. The extended notes bear interest at 2% per annum and have an aggregate outstanding principal balance of $785,000 as of April 30, 2026. The original issuance dates, principal amounts, and current balances of these notes are detailed in the table above.

Advances from Related Party

During the year ended October 31, 2024, Donald Owens, the Company’s Chairman of the Board of Directors, advanced $950,585 to the Company to cover operating expenses, and HNO Green Fuels, Inc. advanced $10,000 for the same purpose.

During the year ended October 31, 2025, Mr. Owens advanced an additional $18,500 to the Company and the Company repaid $107,700 as partial repayment of previously advanced funds, and HNO Green Fuels, Inc. advanced $540,000 to the Company and the Company repaid $323,000 as partial repayment of previously advanced funds.

During the six months ended April 30, 2026, HNO Green Fuels, Inc. advanced an additional $230,000 to the Company and the Company repaid $30,000 as partial repayment of previously advanced funds.

These advances are unsecured, non-interest bearing and due on demand. As of April 30, 2026, and October 31, 2025, related party advances had outstanding balances of $1,288,385 and $1,088,385, respectively.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

During the six months ended April 30, 2026, the Company entered into three convertible note financing transactions. The CFI Capital note was issued and fully repaid within the quarter. The JSC and Lambda Ventures notes remained outstanding as of April 30, 2026. The material terms of each transaction are described below.

CFI Capital LLC – Issued and Repaid During the Quarter

On March 12, 2026, the Company issued an 8% Convertible Redeemable Note to CFI Capital LLC (“CFI Capital”) pursuant to a Securities Purchase Agreement. The note had a face value of $150,000, an original issue discount of $12,000, and a purchase price of $138,000, resulting in net cash received of $137,426 after a wire transfer fee of $574. The note bore interest at 8% per annum and matured on March 12, 2027. The note was convertible into shares of the Company’s common stock subject to certain conditions; however, no shares were issued or converted, as the note was repaid in full prior to the six-month conversion eligibility date.

On April 7, 2026, twenty-six (26) days after issuance, the Company repaid the note in full pursuant to the note’s 30-day prepayment provision. The total payoff amount was $158,397, consisting of: (i) principal of $150,000; (ii) a prepayment premium of $7,500 (5% of principal); and (iii) accrued interest of $897 (8% per annum for 26 days). Because the note was extinguished prior to its maturity, the entire unamortized original issue discount of $12,000 was written off to interest expense at the time of repayment. Total financing charges recognized in connection with the CFI Capital note during the quarter were $20,971, comprised of the $12,000 OID write-off, the $7,500 prepayment premium, $897 of accrued interest, and $574 in wire fees. The CFI Capital note had a zero balance as of April 30, 2026.

Jefferson Street Capital, LLC

On April 7, 2026, the Company entered into a Securities Purchase Agreement with Jefferson Street Capital, LLC, a New Jersey limited liability company (the “JSC Buyer”), pursuant to which the Company issued a Convertible Promissory Note in the principal amount of $96,250 (the “JSC Note”) and a Common Stock Purchase Warrant to purchase up to 385,000 shares of Common Stock at an exercise price of $0.25 per share, in exchange for gross proceeds of $87,500. After deduction of $3,000 in legal fees and $2,250 in placement agent fees withheld at funding, net proceeds to the Company were approximately $82,250.

F-30

The JSC Note has a principal amount of $96,250, which includes an original issue discount of $8,750. The JSC Note bears a one-time interest charge of 8% on the principal amount ($7,700), which is guaranteed and earned in full as of the issue date. The JSC Note matures on April 7, 2027. The JSC Note is convertible, at the option of the JSC Buyer, at a conversion price equal to 60% of the lowest traded price of the Common Stock on the principal trading market during the twenty (20) trading days prior to the applicable conversion date. The JSC Buyer’s right to convert is subject to a 4.99% beneficial ownership limitation. Upon an event of default, the JSC Note shall become immediately due and payable at 150% of outstanding principal and accrued interest, and default interest accrues at the lesser of 18% per annum or the maximum rate permitted by law. The JSC Warrant is exercisable commencing April 7, 2026 and expires April 7, 2031.

Lambda Ventures, LLC – Convertible Note

On April 9, 2026, the Company entered into a Securities Purchase Agreement with Lambda Ventures, LLC, a Nevada limited liability company (the “LV Buyer”), pursuant to which the Company issued a Convertible Promissory Note in the principal amount of $96,250 (the “LV Note”) and a Common Stock Purchase Warrant to purchase up to 385,000 shares of Common Stock at an exercise price of $0.25 per share, in exchange for gross proceeds of $87,500. After deduction of $3,000 in legal fees and $2,250 in placement agent fees withheld at funding, net proceeds to the Company were approximately $82,250.

The LV Note has a principal amount of $96,250, which includes an original issue discount of $8,750. The LV Note bears a one-time interest charge of 8% on the principal amount ($7,700), which is guaranteed and earned in full as of the issue date. The LV Note matures on April 9, 2027. The LV Note is convertible, at the option of the LV Buyer, at a conversion price equal to 60% of the lowest traded price of the Common Stock on the principal trading market during the twenty (20) trading days prior to the applicable conversion date. The LV Buyer’s right to convert is subject to a 4.99% beneficial ownership limitation. Upon an event of default, all outstanding principal and accrued interest shall become immediately due and payable, and default interest accrues at the lesser of 18% per annum or the maximum rate permitted by law. The LV Warrant is exercisable commencing April 9, 2026 and expires April 9, 2031.

Convertible Notes Payable

The following table summarizes the carrying value of convertible notes payable outstanding as of April 30, 2026:

	Jefferson Street Capital	Lambda Ventures, LLC	Total
Principal amount	$96,250	$96,250	$192,500
Add: Guaranteed interest payable	$7,700	$7,700	$15,400
Gross note balance	$103,950	$103,950	$207,900
Less: Original issue discount	$(8,199)	$(8,246)	$(16,445)
Less: Warrant discount (ASC 470-20)	$(33,929)	$(42,962)	$(76,891)
Less: Debt issue Costs	$(4,919)	$(4,948)	$(9,867)
Less: Guaranteed interest cost	$(7,215)	$(7,257)	$(14,472)
Less: Derivative discount	$(43,138)	$(34,556)	$(77,694)
Net carrying value	$6,550	$5,981	$12,531

Both notes were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D.

Warrant Accounting – ASC 470-20 Relative Fair Value Allocation

Each of the JSC Note and the LV Note was issued with a detachable Common Stock Purchase Warrant. In accordance with ASC 470-20, the Company allocated the gross proceeds of each transaction between the debt host instrument and the warrant based on their relative fair values at the issuance date. The fair value of each warrant was determined using the Black-Scholes option pricing model. The value allocated to the warrants is credited to additional paid-in capital and recorded as an additional debt discount amortized to interest expense over the note term.

Black-Scholes Assumptions

The following assumptions were used in the Black-Scholes valuation of each warrant tranche

F-31

Jefferson Street Capital Warrant

Parameter	Issuance Date (April 7, 2026)	April 30, 2026 (Informational)
Stock Price (S)	$0.0946	$0.1040
Exercise Price (K)	$0.2500	$0.2500
Expected Term (Years)	5.00	4.94
Risk-Free Rate	3.95%	4.02%
Expected Volatility (σ)	257.85%	308.30%
Expected Dividend Yield	0.00%	0.00%
d₁	2.7486	3.3271
d₂	(3.0171)	(3.5252)
N(d₁)	0.9970	0.9996
N(d₂)	0.0013	0.0002
Fair Value Per Share	$0.0941	$0.1039
Total Warrant Fair Value	$36,211	$40,006

The change in the fair value of the JSC Warrant from the issuance date to April 30, 2026 was $3,795. As the warrant is equity-classified, this change is not recognized in the Statements of Operations.

Lambda Ventures Warrant

Parameter	Issuance Date (April 9, 2026)	April 30, 2026 (Informational)
Stock Price (S)	$0.1190	$0.1040
Exercise Price (K)	$0.2500	$0.2500
Expected Term (Years)	5.00	4.94
Risk-Free Rate	3.91%	4.02%
Expected Volatility (σ)	258.54%	308.30%
Expected Dividend Yield	0.00%	0.00%
d₁	2.7960	3.3271
d₂	(2.9852)	(3.5252)
N(d₁)	0.9974	0.9996
N(d₂)	0.0014	0.0002
Fair Value Per Share	$0.1184	$0.1039
Total Warrant Fair Value	$45,584	$40,006

The change in the fair value of the LV Warrant from the issuance date to April 30, 2026 was $(5,578). As the warrant is equity-classified, this change is not recognized in the Statements of Operations.

Relative Fair Value Allocation and Debt Discount

The following table summarizes the ASC 470-20 allocation and total debt discount at issuance and at closing date for each note:

F-32

Jefferson Street Capital

	April 7, 2026	April 30, 2026
Note Principal (Face Value)	$96,250	$96,250
Guaranteed Interest Payable	7,700	7,700
Gross Note Balance	103,950	103,950
Less: Unamortized Debt Discount - OID	(8,750)	(8,199)
Less: Unamortized Debt Discount - Guaranteed Interest	(7,700)	(7,215)
Less: Unamortized Debt Discount - Warrant	(36,211)	(33,929)
Less: Unamortized Debt Issue Costs	(5,250)	(4,919)
Less: Unamortized Debt Discount - Derivative	(46,039)	(43,138)
Convertible Note Payable, Net	$—	$6,550

Lambda Ventures

	April 9, 2026	April 30, 2026
Note Principal (Face Value)	$96,250	$96,250
Guaranteed Interest Payable	7,700	7,700
Gross Note Balance	103,950	103,950
Less: Unamortized Debt Discount - OID	(8,750)	(8,246)
Less: Unamortized Debt Discount - Guar. Int.	(7,700)	(7,257)
Less: Unamortized Debt Discount -Warrant	(45,584)	(42,962)
Less: Unamortized Debt Issue Costs	(5,250)	(4,948)
Less: Unamortized Debt Discount - Derivative	(36,666)	(34,556)
Convertible Note Payable, Net	$—	$5,981

Loss on fair value of convertible note on date of issuance for the three months ended April 30, 2026

	LV Note (Day 1)	JSC Note (Day 1)	Total
Note Face Value	$96,250	$96,250	$192,500
Guaranteed Interest	7,700	7,700	15,400
Gross Note Balance	$103,950	$103,950	$207,900
Less Debt cost
(a) Original Issue Discount (OID)	(8,750)	(8,750)	(17,500)
(b) Guaranteed Interest Charge	(7,700)	(7,700)	(15,400)
(c) Warrant Fair Value (Black-Scholes)	(45,584)	(36,211)	(81,795)
(d)Debt Issue Costs	(5,250)	(5,250)	(10,500)
Net value of note	$36,666	$46,039	$82,705

Derivative Liability — Intrinsic Value	$(113,986)	$(69,300)	$(183,286)
Less: Net value of note	$36,666	$46,039	$82,705
Day 1 loss on issuance of note	$(77,320)	$(23,261)	$(100,581)

Loss on fair value of convertible note for the three months ended January 31, 2026

Amount
Convertible note – Newlan law firm	$59,867
Less: Share issued for conversion	(47,446)
Gain on fair value of convertible note	$12,421

F-33

Outstanding Warrants

The following table summarizes the common stock purchase warrants outstanding as of April 30, 2026 and through the date of these financial statements:

Counterparty	Issue Date	Warrant Shares	Exercise Price	Expiration	Grant-Date Fair Value	Status
Jefferson Street Capital, LLC	Apr 7, 2026	385,000	$0.25	Apr 7, 2031	$36,211	Outstanding
Lambda Ventures, LLC	Apr 9, 2026	385,000	$0.25	Apr 9, 2031	$45,584	Outstanding
Total		770,000	$0.25		$81,795

As of April 30, 2026, there were 770,000 warrants outstanding, all with an exercise price of $0.25 per share. All warrants may be exercised on a cashless basis when the market price of the Common Stock exceeds the exercise price and no effective registration statement covers the resale of the warrant shares. All warrants are subject to a 4.99% beneficial ownership limitation.

Interest Expense on Convertible Notes – Six Months Ended April 30, 2026

The following summarizes interest expense recognized in connection with convertible notes payable during the six months ended April 30, 2026:

JSC Note: Guaranteed interest $485; OID amortization $551; warrant discount amortization $2,282; debt issue cost $331; derivative discount amortization $ 2,901; total $6,550.

LV Note: Guaranteed interest $443; OID amortization $503; warrant discount amortization $2,623; debt issue cost $302; derivative discount amortization $ 2,110; total $5,981.

CFI Capital Note (repaid): OID write-off (extinguishment) $12,000; accrued interest $897; total $12,897.

Total interest expense on convertible notes: $25,428 for the six months ended April 30, 2026. Additionally, the $7,500 prepayment premium and $574 wire fee incurred at issuance of the note is included in operating expenses.

Embedded Conversion Features – ASC 815 Analysis

The JSC Note and LV Note each contain a variable conversion feature providing for conversion at 60% of the lowest traded price of the Company’s Common Stock during the 20 trading days prior to conversion. The Company evaluated these embedded conversion features under ASC 815, Derivatives and Hedging, to determine whether the embedded conversion features should be bifurcated from the host instruments and accounted for as derivative liabilities.

The Company evaluated the bifurcation criteria under ASC 815-15. The Company further evaluated whether the conversion features qualify for the equity scope exception under ASC 815-40-15, which provides that an embedded conversion feature is not subject to derivative accounting if it would be classified in equity if it were a freestanding instrument.

The Company concluded that the embedded conversion features in the JSC Note and LV Note do not qualify for the equity scope exception under ASC 815-40-15 and are required to be bifurcated from the debt hosts and accounted for separately as derivative liabilities. Because the conversion price is variable 60% of the lowest traded price during the 20 trading days preceding conversion the number of shares issuable is not fixed, and the features are therefore not considered indexed to the Company's own stock and would not be classified in equity if freestanding. Accordingly, each conversion feature was bifurcated and recorded at its issuance-date fair value as a derivative liability, with subsequent changes in fair value recognized in the statements of operations. The issuance-date fair value of each bifurcated derivative, together with the relative fair value allocated to the detachable warrant under ASC 470-20, was recorded as a debt discount; to the extent those amounts exceeded the proceeds of the note, the excess was recognized immediately as a loss. The resulting debt discount is amortized to interest expense over the term of each note.

F-34

The variable conversion pricing structure at 60% of the lowest traded price over the prior 20 trading days creates significant potential dilution risk if the Company’s stock price declines. The number of shares issuable upon conversion is not fixed and could be substantially greater than the number initially anticipated. The Company has reserved 13,000,000 shares of Common Stock for each of the JSC Note and the LV Note to provide for conversion and warrant exercise.

Each of the JSC Note and the LV Note contains provisions that, upon an event of default, accelerate the outstanding balance to 150% of principal and accrued interest and impose default interest at the lesser of 18% per annum or the maximum rate permitted by law. Events of default include, among others, failure to maintain a minimum market capitalization of $3,000,000 on any Trading Day, failure to timely deliver shares upon conversion, and consummation of a Variable Rate Transaction. As of April 30, 2026, the Company was in compliance with the terms of both notes.

JSC Note Derivative Liability – Conversion Feature

The fair value of the derivative liability is measured using the intrinsic value method at each reporting date: Fair Value = (Total Face Obligation ÷ Conversion Price) × max(Stock Price − Conversion Price, 0), where the Conversion Price equals 60% of the lowest closing price of the Company’s common stock during the 20 trading days immediately preceding the measurement date.

At April 7, 2026 (issuance), the 20-trading-day low closing price for the period March 9, 2026 through April 6, 2026 was $0.0946, resulting in a conversion price of $0.05676 (60% × $0.0946). Based on the closing stock price of $0.0946 on the issuance date, the intrinsic value per share was $0.03784 ($0.0946 − $0.05676), and approximately 1,831,395 shares were issuable upon full conversion ($103,950 ÷ $0.05676), resulting in a derivative liability of $69,300 at issuance. (Note: for the JSC Note, the 20-day low and the issuance-date spot price coincide at $0.0946, so this value is unchanged from the prior draft.)

At April 30, 2026, the 20-trading-day low closing price for the period April 1, 2026 through April 29, 2026 was $0.0900, resulting in a conversion price of $0.05400 (60% × $0.0900). Based on the closing stock price of $0.1040 on April 30, 2026, the intrinsic value per share was $0.05000 ($0.1040 − $0.05400), and approximately 1,925,000 shares were issuable upon full conversion ($103,950 ÷ $0.05400), resulting in a derivative liability of $96,250 at April 30, 2026. The Company recognized a loss from the change in fair value of $26,950 for the period (an increase in the derivative liability from $69,300 to $96,250).

The following table presents the roll-forward of the derivative liability for the period:

Derivative Liability - Conversion Feature (JSC)	Amount
Balance - Issuance Date (April 7, 2026)	$69,300
Change in Fair Value - Period (loss)	$26,950
Balance at April 30, 2026	$96,250

LV Note Derivative Liability – Conversion Feature

The fair value of the derivative liability is measured using the intrinsic value method at each reporting date: Fair Value = (Total Face Obligation ÷ Conversion Price) × max (Stock Price − Conversion Price, 0), where the Conversion Price equals 60% of the lowest closing price of the Company’s common stock during the 20 trading days immediately preceding the measurement date.

At April 9, 2026 (issuance), the 20-trading-day low closing price for the period March 11, 2026 through April 8, 2026 was $0.0946, resulting in a conversion price of $0.05676 (60% × $0.0946). Based on the closing stock price of $0.1190 on the issuance date, the intrinsic value per share was $0.06224 ($0.1190 − $0.05676), and approximately 1,831,395 shares were issuable upon full conversion ($103,950 ÷ $0.05676), resulting in a derivative liability of $113,986 at issuance.

At April 30, 2026, the 20-trading-day low closing price for the period April 1, 2026 through April 29, 2026 was $0.0900, resulting in a conversion price of $0.05400 (60% × $0.0900). Based on the closing stock price of $0.1040 on April 30, 2026, the intrinsic value per share was $0.05000 ($0.1040 − $0.05400), and approximately 1,925,000 shares were issuable upon full conversion ($103,950 ÷ $0.05400), resulting in a derivative liability of $96,250 at April 30, 2026. The Company recognized a gain from the change in fair value of $17,736 for the period (a decrease in the derivative liability from $113,986 to $96,250).

F-35

The following table presents the roll-forward of the derivative liability for the period:

Derivative Liability - Conversion Feature (LV)	Amount
Balance - Issuance Date (April 9, 2026)	$113,986
Change in Fair Value - Period (gain)	$(17,736)
Balance at April 30, 2026	$96,250

NOTE 10 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through July 1, 2026, which represents the date the financial statements were issued, and no events, other than discussed below have occurred through that date that would impact the financial statements.

Monroe Street Capital Partners, LP

On May 5, 2026, the Company entered into a Securities Purchase Agreement (the “MSC Purchase Agreement”) with Monroe Street Capital Partners, LP, a Delaware limited partnership (the “MSC Buyer”), pursuant to which the Company issued to the MSC Buyer a Convertible Promissory Note in the principal amount of $67,500 (the “MSC Note”) and a Common Stock Purchase Warrant to purchase up to 385,000 shares of the Company’s common stock (the “MSC Warrant”), in exchange for gross proceeds of $62,500, resulting in net proceeds to the Company of approximately $57,625 after deduction of legal fees and placement agent fees. The foregoing transaction was reported on Form 8-K on May 8, 2026.

Convertible Promissory Note

The MSC Note has a principal amount of $67,500, which includes an original issue discount of $5,000. The MSC Note bears a one-time interest charge of 8% on the principal amount (equal to $5,400), which is guaranteed and earned in full as of the issue date. The MSC Note matures on May 5, 2027. The MSC Note is convertible, at the option of the MSC Buyer, at any time on or following the issue date, into shares of the Company’s common stock, par value $0.001 per share, at a conversion price equal to 60% of the lowest traded price of the Common Stock on the principal trading market during the twenty (20) trading days prior to the applicable conversion date. The MSC Buyer’s right to convert the MSC Note is subject to a 4.99% beneficial ownership limitation. Upon an event of default, the MSC Note shall become immediately due and payable at an amount equal to 150% of outstanding principal and accrued interest, and default interest shall accrue at the lesser of 18% per annum or the maximum rate permitted by law.

Common Stock Purchase Warrant

In connection with the MSC Purchase Agreement, the Company issued to the MSC Buyer a Common Stock Purchase Warrant to purchase up to 385,000 shares of Common Stock at an exercise price of $0.25 per share. The MSC Warrant is exercisable at any time commencing on May 5, 2026 and expires on May 5, 2031, five (5) years from the issuance date. The MSC Warrant may be exercised on a cashless basis when the market price of one share of Common Stock exceeds the exercise price and no effective registration statement covers the resale of the Warrant Shares. The MSC Buyer’s right to exercise the MSC Warrant is subject to a 4.99% beneficial ownership limitation.

Share Reservation

In connection with the foregoing, the Company entered into an Irrevocable Transfer Agent Instruction Letter and Memorandum of Understanding with Pacific Stock Transfer Company, the Company’s transfer agent, pursuant to which the Company has irrevocably reserved 20,000,000 shares of Common Stock for issuance upon conversion of the MSC Note and exercise of the MSC Warrant. The MSC Note requires a minimum reserve of the greater of 20,000,000 shares or four times the number of shares issuable upon full conversion at the then-applicable conversion price.

F-36

Expected Accounting Treatment

The Company is evaluating the accounting for the MSC Note and the MSC Warrant and expects to apply treatment consistent with its accounting for the JSC Note and the LV Note described in Note 9. The Company expects to allocate the gross proceeds of $62,500 between the MSC Note and the MSC Warrant based on their relative fair values in accordance with ASC 470-20, with the amount allocated to the MSC Warrant recorded as additional paid-in capital and as a corresponding debt discount. The $5,000 original issue discount and the one-time 8% guaranteed interest charge of $5,400 are expected to be recorded as debt discount, and the legal and placement agent fees withheld from proceeds as debt issuance costs, in each case amortized to interest expense over the term of the MSC Note. The Company further expects that the MSC Note's variable conversion feature, which provides for conversion at 60% of the lowest traded price of the Common Stock during the twenty (20) trading days preceding the applicable conversion date, will be bifurcated from the host instrument and accounted for as a derivative liability measured at fair value in accordance with ASC 815, consistent with the JSC Note and the LV Note. To the extent the initial fair value of the bifurcated derivative liability exceeds the net carrying value of the MSC Note, the Company expects to recognize a day-one loss. The financial effects of the MSC Note and the MSC Warrant will be reflected in the Company's condensed financial statements for the quarter ending July 31, 2026.

Lambda Ventures LLC – Issuance of Initial Commitment Shares

On May 27, 2026, subsequent to the April 30, 2026 balance sheet date, the Company issued 500,000 shares of its Common Stock (the “Initial Commitment Shares”) to Lambda Ventures LLC pursuant to the Equity Purchase Agreement dated April 27, 2026, as more fully described in Note 6. The Initial Commitment Shares were earned in full upon execution of the Purchase Agreement on April 27, 2026, and the fair value of $55,000 (500,000 shares at $0.11 per share, the closing price on April 27, 2026) was recorded as common stock payable in the accompanying balance sheet as of April 30, 2026. Upon physical issuance on May 27, 2026, the $55,000 common stock payable balance was reclassified to permanent equity, with $500 credited to common stock (par value $0.001 × 500,000 shares) and $54,500 credited to additional paid-in capital. No additional compensation expense was recognized at the time of issuance. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Issuance of Common Stock under Regulation A

On May 29, 2026, the Company issued 33,334 shares of common stock under Regulation A for funds received during the quarter ended January 31, 2026.

F-37

HNO International, Inc.

Prospectus

Up to 32,570,000 Shares of Common Stock

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, Nasdaq listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$359.83
Nasdaq listing fee	*
FINRA filing fee	*
Accounting fees and expenses	20,000
Legal fees and expenses	10,000
Transfer agent fees and expenses	2,000
Printing and related fees and expenses	2,000
Miscellaneous fees and expenses	5,000
Total	$39,359.83

*To be filed by amendment

Item 14. Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws contain provisions relating to the indemnification of our directors and officers. In addition, indemnification is provided under the Nevada Revised Statutes (the “NRS”), Chapter 78.

Indemnification under our Bylaws (Article VIII)

Our Bylaws provide, in relevant part:

Section 8.01 (Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation): Subject to Section 8.03, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 8.02 (Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation): Subject to Section 8.03, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court in which such action or suit was brought shall deem proper.

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Section 8.03 (Authorization of Indemnification): Indemnification is made only when authorized in a specific case by (i) a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, (ii) a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 8.05 (Expenses Payable in Advance): Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 8.06 (Nonexclusivity of Indemnification and Advancement of Expenses): The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.08 (Insurance): The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Indemnification under Nevada Law (NRS §§ 78.7502 et seq.)

The NRS provides broader and, in certain cases, mandatory indemnification rights that supplement our Bylaws:

▪	A corporation shall indemnify a director, officer, employee or agent who has been successful on the merits or otherwise in the defense of any action, suit or proceeding (or any claim, issue or matter therein) against expenses (including attorneys’ fees) actually and reasonably incurred. (NRS § 78.751)

▪	A corporation may indemnify an individual made a party to a proceeding (other than a derivative action) because the individual is or was a director if the individual (i) conducted himself or herself in good faith, (ii) reasonably believed the conduct was in or at least not opposed to the corporation’s best interests, and (iii) in any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. (NRS § 78.7502)

▪	In derivative actions (by or in the right of the corporation), indemnification is limited to expenses actually and reasonably incurred if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation’s best interests (except that no indemnification is available for any claim, issue or matter in which the person has been adjudged liable to the corporation). (NRS § 78.7502)

▪	Advancement of expenses is expressly permitted prior to final disposition upon receipt of the required undertaking. (NRS § 78.751)

▪	The NRS also authorizes insurance against liabilities incurred by directors, officers, employees and agents, whether or not indemnification is otherwise permitted. (NRS § 78.752)

▪	Indemnification and advancement rights may be expanded by contract, the Articles of Incorporation, the Bylaws, or a resolution of the Board of Directors (subject to the limits of public policy and the NRS). (NRS § 78.751)

▪	Our Articles of Incorporation (Article VI) further authorize indemnification to the fullest extent permitted by the NRS and contain a limitation of liability provision for directors to the maximum extent allowed by Nevada law.
59

Limitations Imposed by Federal Securities Laws

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Insurance

We do not currently maintain directors’ and officers’ liability insurance that insures our directors and officers against certain liabilities, including liabilities arising under the Securities Act or the Securities Exchange Act of 1934, as amended, or that may arise out of or in connection with the performance of their duties as directors or officers. We may elect to obtain such insurance in the future if we determine it is appropriate and cost-effective to do so.

Item 15. Recent Sales of Unregistered Securities

During the two years preceding the date of this prospectus, we issued shares of our common stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. These issuances were made primarily in connection with the conversion of outstanding convertible promissory notes and accrued interest, the issuance of shares for consulting and other services, and certain cash sales to accredited investors.

All recipients represented that they were acquiring the securities for investment purposes only and not with a view to distribution. No general solicitation or advertising was used, and appropriate restrictive legends were placed on the securities issued. The issuances complied with the requirements for a private placement exemption.

The following summarizes the material unregistered sales of equity securities during this period:

▪	Debt Conversions and Related Interest: We issued 193,164 shares upon conversion of convertible promissory notes and accrued interest during the three months ended January 31, 2026.
▪	Services and Consulting / Stock-Based Compensation: We issued a substantial number of shares to consultants, service providers, and for other services. These issuances included 7,400,000 shares during the year ended October 31, 2024, 18,705,000 shares during the year ended October 31, 2025, and 16,125,000 shares during the three months ended January 31, 2025. These service stock issuances were the primary cause of the restatement of our financial statements for the fiscal year ended October 31, 2024 and the quarters ended January 31, 2025 and April 30, 2025 due to corrections in the valuation of service stock issuances and related stock-based compensation expense.
▪	Cash Sales: We issued shares for cash to accredited investors, including 2,262,852 shares under Regulation D during the year ended October 31, 2024, 22,652,626 shares under Regulation D during the year ended October 31, 2025, 333,334 shares under Regulation A and 500,000 shares under Regulation D during the three months ended January 31, 2026.

In addition, during the year ended October 31, 2025, we cancelled 360,000,000 shares of common stock pursuant to an exchange agreement (reflected in the net share counts but not an issuance).

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(a) Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description	Incorporated by Reference (Form)	Exhibit	Filing Date	Filed or Furnished Herewith
3.1	Articles of Incorporation	S-1	3.1	10/27/23
3.2	Certificate of Amendment	S-1	3.2	10/27/23
3.3	Certificate of Amendment	S-1	3.3	10/27/23
3.4	Certificate of Amendment	S-1	3.4	10/27/23
3.5	Certificate of Amendment	S-1	3.5	10/27/23
3.6	Certificate of Amendment	S-1	3.6	10/27/23
3.7	Certificate of Amendment	S-1	3.7	10/27/23
3.8	Certificate of Designation for Series A Preferred Stock	S-1	3.8	10/27/23
3.9	Amendment to Certificate of Designation (Series A Preferred Stock)	S-1	3.9	10/27/23
3.10	Certificate of Designation for Series B Preferred Stock	8-K	3.1	1/3/25
3.11	Amended and Restated Bylaws	1-A	1A-2B	4/14/23
4.1	Convertible Promissory Note to Jefferson Street (April 7, 2026)	8-K	4.1	4/17/26
4.2	Convertible Promissory Note to Lambda Ventures (April 9, 2026)	8-K	4.2	4/17/26
4.3	Convertible Promissory Note to Monroe Capital (May 5, 2026)	8-K	4.1	5/8/26
4.4	Common Stock Purchase Warrant, dated April 7, 2026	8-K	99.2	4/17/26
4.5	Common Stock Purchase Warrant, dated April 9, 2026	8-K	99.4	4/17/26
4.6	Common Stock Purchase Warrant, dated May 5, 2026	8-K	4.2	5/8/26
4.7	Promissory Note, dated December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.5	12/19/23
4.8	Promissory Note, dated May 31, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.6	12/19.23
4.9	Promissory Note, dated September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.7	12/19/23
4.10	Promissory Note, dated October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.8	12/19.23
4.11	Promissory Note, dated March 1, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.9	12/19/23
4.12	Promissory Note, dated March 8, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.10	12/19.23
4.13	Promissory Note, dated March 23, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.11	12/19/23
4.14	Promissory Note, dated April 3, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.12	12/19.23
4.15	Promissory Note, dated April 13, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.13	12/19/23
4.16	Promissory Note, dated April 17, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	10.14	12/19.23
4.17	Convertible Promissory Note to Lambda Ventures (May 5, 2026)	8-K/A	4.3	7/16/26
4.18	Common Stock Purchase Warrant, dated May 5, 2026	8-K/A	4.4	7/16/26
5.1	Opinion of The Doney Law Firm re: legality of shares	—	—	—	X
10.1	Equity Purchase Agreement dated April 27, 2026, by and between the Company and Lambda Ventures	8-K	10.1	5/1/26
10.2	Registration Rights Agreement dated April 27, 2026, by and between the Company and Lambda Ventures	8-K	10.2	5/1/26

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Exhibit Number	Exhibit Description	Incorporated by Reference (Form)	Exhibit	Filing Date	Filed or Furnished Herewith
10.3	Securities Purchase Agreement dated April 7, 2026 (Jefferson Street)	8-K	10.1	4/17/26
10.4	Securities Purchase Agreement dated April 9, 2026 (Lambda Ventures)	8-K	10.2	4/17/26
10.5	Securities Purchase Agreement dated May 5, 2026 (Monroe Capital)	8-K	4.2	5/5/26
10.6	Patent Purchase Agreement dated January 24, 2023	1-A	I-A(6)	4/14/23
10.7	Purchase and Sale Agreement with TCF Elrod, LLC dated August 28, 2023	10-Q	10.2	9/14/23
10.8	Equity Financing Agreement with GHS dated October 9, 2023	S-1/A	10.3	10/27/23
10.9	Registration Rights Agreement with GHS dated October 9, 2023	S-1/A	10.4	10/27/23
10.10	Termination Agreement, dated March 13, 2025, relating to the patent purchase agreement dated January 24, 2023	10-K	10.27	3/20/25
10.11	Extension to Promissory Note, dated December 29, 2025 for Note Issued December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	99.1	1/5/26
10.12	Extension to Promissory Note, dated December 29, 2025 for Note Issued September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	99.2	1/5/26
10.13	Extension to Promissory Note, dated December 29, 2025 for Note Issued October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	99.3	1/5/26
10.14	Extension to Promissory Note, dated December 29, 2025 for Note Issued March 1, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	99.4	1/5/26
10.15	Extension to Promissory Note, dated December 29, 2025 for Note Issued March 8, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	99.5	1/5/26
10.16	Extension to Promissory Note, dated December 29, 2025 for Note Issued March 23, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	99.6	1/5/26
10.17	Extension to Promissory Note, dated December 29, 2025 for Note Issued April 3, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	99.7	1/5/26
10.18	Extension to Promissory Note, dated December 29, 2025 for Note Issued April 13, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	99.8	1/5/26
10.19	Extension to Promissory Note, dated December 29, 2025 for Note Issued April 17, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	99.9	1/5/26
10.20	Securities Purchase Agreement dated May 5, 2026 (Lambda Ventures)	8-K/A	10.2	7/15/26
23.1	Consent of Barton CPA, PLLC (independent registered public accounting firm)	—	—	—	X
23.2	Consent of The Doney Law Firm(included in Exhibit 5.1)	—	—	—	X
24.1	Power of Attorney (included on signature page)	—	—	—	X
101.INS	XBRL Instance Document	—	—	—	X
101.SCH	Inline XBRL Taxonomy Extension Schema Document	—	—	—	X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document	—	—	—	X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document	—	—	—	X
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document	—	—	—	X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document	—	—	—	X
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)	—	—	—	X
107	Filing Fees Exhibit	—	—	—	X

62

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

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(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 20, 2026.

HNO INTERNATIONAL, INC.

By: /s/ Donald Owens Name: Donald Owens Title: Chief Executive Officer, President, and Chairman of the Board (Principal Executive Officer)

By: /s/ Hossein Haririnia Name: Hossein Haririnia Title: Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Each officer and director of HNO International, Inc. whose signature appears below constitutes and appoints the company’s CEO, Donald Owens, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments, including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

DATE	SIGNATURE	TITLE
July 20, 2026	/s/ Donald Owens	Chief Executive Officer, President, and Chairman of the Board (Principal Executive Officer)
July 20, 2026	/s/ Hossein Haririnia	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
July 20, 2026	/s/ William Parker	Director

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